UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Glatfelter Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Thursday, May 5, 2022 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2022
The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Glatfelter Corporation (“Glatfelter, ”the “Company,” “we,” “us,” or “our”), a Pennsylvania corporation, will be held on Thursday, May 5, 2022 at 8:00 a.m. Eastern Time, to consider and act on the following proposals:
1.the election of eight members of the Board of Directors of the Company (the “Board”) to serve until our 2023 Annual Meeting of Shareholders and until their successors are elected and qualified;
2.the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.the advisory approval of the Company’s 2021 named executive officer compensation (“Say-on-Pay” Vote);
4.the shareholder vote on the frequency of advisory votes on named executive officer compensation (“Say-on-Frequency” Vote);
5.the approval of the Company’s 2022 Long-Term Incentive Plan; and
6.such other business as may properly come before the Annual Meeting.
Only holders of record of the Company’s common stock at the close of business on March 15, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting.
It is important that your shares be represented and we encourage you to vote your shares in advance of the Annual Meeting. Please vote your shares by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). If you choose, you may still vote online during the Annual Meeting, even if you previously voted by telephone, internet, or mail.
Because the health and safety of our shareholders, directors, employees, and other attendees remain our most important concerns, we are holding the Annual Meeting exclusively in a virtual only format via live webcast on the internet, also known as a “virtual meeting.” There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
To participate in the Annual Meeting, you must log onto www.virtualshareholdermeeting.com/GLT2022 (the “Meeting Website”) and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Availability. Therefore, it is very important that you retain your Notice of Availability, proxy card, or voting instruction form if you wish to virtually attend the Annual Meeting. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time to familiarize yourself with the virtual meeting platform and ensure you can hear the streaming audio. Online access will be available starting at 7:45 a.m. on May 5, 2022. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described above.
Jill L. Urey, Secretary
March 31, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2022:
Glatfelter Corporation’s proxy statement for the 2022 Annual Meeting of Shareholders and 2021 Annual Report are available via the Internet at www.glatfelter.com/investors/financials-and-filings/.

2022 PROXY STATEMENT ›	2

2022 PROXY STATEMENT ›	3

Proxy Summary
This Proxy Summary highlights information explained more fully elsewhere in this proxy statement. We ask that you read the entire proxy statement before voting.

Annual Meeting Information

Time and Date:	Thursday, May 5, 2022 at 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2022
Record Date:	March 15, 2022
Voting:	Shareholders of Glatfelter as of the Record Date are entitled to vote. Each share of Glatfelter common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.
Proposals Requiring Your Vote
Your vote is very important to us and our business. Please cast your vote immediately on all proposals to ensure your shares are represented.

		Board Recommendation	Page
1	PROPOSAL 1 — Election of Directors		14
	The eight director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.	FOR
2	PROPOSAL 2 — Ratification of Independent Registered Public Accounting Firm		19
	The Board, at the recommendation of the Audit Committee, approved the retention of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2022. Shareholders are being asked to ratify the Audit Committee’s selection of the independent auditor for the Company’s fiscal year 2022.	FOR
3	PROPOSAL 3 — Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)		20
	The Company’s executive compensation program is designed to create a direct linkage between shareholder interests and Management, with incentives specifically tailored to the achievement of financial and operational goals and total shareholder returns.	FOR
4	PROPOSAL 4 — Shareholder Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency” Vote)		21
	The Board believes an annual frequency (i.e., one year) is the optimal frequency for the Say-on-Pay vote.	FOR
5	PROPOSAL 5 — Approval of the Glatfelter Corporation 2022 Long-Term Incentive Plan		22
	The Company is requesting shareholder approval of its 2022 Long-Term Incentive Plan.	FOR
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
Any statements included in this proxy statement that pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” “targets,” and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties, and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. The risks, uncertainties, and other unpredictable or uncontrollable factors are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) in the Risk Factors section and under the heading “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) and its

2022 PROXY STATEMENT ›	4

PROXY SUMMARY
subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties, and other factors, the forward-looking matters discussed in this proxy statement may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this proxy statement and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement, except as may be required by law.
Websites
Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Core Values: Who We Are and What We Stand For
Our Core Values guide and capture the essence of the Company’s identity and culture, establishing the values upon which to build and govern our business for the long-term. Making decisions based upon our Core Values is what makes us who we are as a Company.
Our Core Values are:

Integrity	We act ethically and responsibly in all of our business endeavors at all times.
Financial Discipline	We are responsible for the prudent management of the resources entrusted to us and for the generation of financial value for all constituents.
Mutual Respect	We treat each other with honesty and respect. We recognize that what we have and what we will achieve is through the efforts of our employees. We strive to provide them with rewarding challenges and opportunities for advancement.
Customer Focus	We are dedicated to understanding and anticipating the needs of our customers and helping them achieve their business objectives.
Environmental Responsibility	We empower employees to take personal responsibility for environmental issues that arise on the job. We strive to prevent pollution by using natural resources efficiently, reducing waste, encouraging recycling and reuse, and reducing adverse environmental impacts relating to our operations, all with the goal to foster environmental sustainability worldwide for the benefit of future generations.
Social Responsibility	We recognize our responsibility to contribute to the betterment of the communities in which we operate and the world in which we live.

Glatfelter Transformation History
Over the last few years, we have undertaken a strategic business transformation to become a leading global supplier of engineered materials focused on consistently meeting or exceeding our stakeholders’ expectations.

In 2021, consistent with our growth strategy, we successfully acquired two leading engineered materials businesses, Jacob Holm (“Spunlace”) and Georgia-Pacific’s U.S. nonwovens business (“Mount Holly”). Glatfelter is now a $1.4 billion company with approximately 3,250 employees worldwide. The completion of the Spunlace and Mount Holly acquisitions improve the balance of our geographic sales mix between the Americas and EMEA (Europe, Middle East, and Africa). On a proforma basis, the Americas and EMEA each account for approximately 45% of the revenue base, with the remaining 10% coming from Asia Pacific.

2022 PROXY STATEMENT ›	5

PROXY SUMMARY

Building Momentum in Engineered Materials

PRE 2018

- **Expanded internationally** acquiring Schoeller & Hoesch GmbH creating Composite Fibers Business
- **Acquired Lydney, UK, facility** to expand the tea and coffee business
- **Acquisition of Concert Industries** creates Airlaid Materials Business
- **Dresden acquisition** adds nonwoven wallcover product line
- **Completed capacity expansions** in Composite Fibers to serve tea, coffee, and consumer growth markets
- **Oberschmitten acquisition** expands electrical product line

2018 - 2021

- **Sale of Specialty Papers Business** creates more growth-focused and stable engineered materials platform
- **Terminated and settled qualified pension plan** and reverted $33 million cash back to Company
- **Fox River liability settled** and paid $20.5 million as part of final settlement
- **New airlaid facility** in Fort Smith, AR, expanded capacity by 20%
- **Acquisition of 2 Georgia-Pacific airlaid facilities** to expand capacity and capture and service long-term demand for health and hygiene products
- **Issued first Sustainability Report in 2020** formalizing our ESG priorities
- **Relocated corporate headquarters to Charlotte, NC,** to enhance access to resources and more diverse talent
- **Acquired Jacob Holm** to add scale and best-in-class suite of nonwovens technologies, applications, and products

2022 & BEYOND

- **Execute on the integration** of recently announced acquisitions with a focus on synergy capture and deleveraging
- **Accelerate innovation** to further expand engineered materials product portfolio
- **Address inflation** through pass-through of raw material costs and energy prices in Europe using dynamic pricing model
- **Actively manage Russia / Ukraine geo-political crisis** and its commercial impact (2021 revenues ~$95 million)
- **Pursue growth investments** as balance sheet capacity permits

We manage the business with three distinct reporting segments - Airlaid Materials, Composite Fibers, and Spunlace – serving high-value, nonwovens growth markets. Our overall strategy is focused on growing the business through acquisitions, organic growth, supply chain effectiveness, product innovation, and sustainability. We believe these focus areas are important to achieving our goals of building an increasingly more profitable, cash-generative, and consistently performing business.
Given the combined efforts of our dedicated employees and loyal suppliers and customers, we continued to navigate the uncertainties and unexpected challenges resulting from the second year of the global pandemic. Employee safety, health, and overall well-being were, and continue to remain, our top priorities as we maintain focus on sustaining our operations and supplying our customers with high-quality materials for producing essential consumer staples.
We remain committed to aggressively achieving acquisition synergies, managing costs and improving operating efficiencies to ensure we have the most competitive cost structure for our current scale as we continue to execute our business transformation. Our goals are to maintain and grow our leading positions in our chosen markets, partner with customers to co-create innovative and sustainable solutions for new markets, and generate strong earnings growth and free cash flows.

2022 PROXY STATEMENT ›	6

PROXY SUMMARY
Our Board of Directors
Our director nominees have diverse experience spanning a broad range of industries in the public, private, and not-for-profit sectors. They bring a wide variety of skills, qualifications, and viewpoints that strengthen and enrich the Board’s ability to carry out its oversight role as fiduciaries on behalf of our shareholders. Glatfelter—and our shareholders—clearly benefit from their individual and collective business acumen, sound judgment, informed decision-making, and careful guidance and oversight.

Board Skills and Experience

Capital Markets / Investor Relations
6
Consumer Packaged Goods Industry
5
Corporate Governance, Compliance, Regulatory & Risk Management
8
Corporate Strategy / M&A
8
Environmental / Sustainability
4
Financial Literacy
8
Government / Regulatory
6
High Integrity and Ethical Behavior
8
Human Resource / Executive Compensation
7
Relevant Industry (Non-wovens, Fiber-based Materials, Engineered Products)
4
Information Technology
3
Innovation / Transformation
7
International
8
Leadership (Chairman, CEO, President, Sr. Managing Director and /or CFO)
8
Manufacturing / Supply Chain
5
SEC Audit Committee Financial Expert (Independent Directors only)
6
0
1
2
3
4
5
6
7
8

Data on the eight director nominees with respect to their age, diversity, and tenure on the Board is aggregated in the pie charts below. Of the seven nominees who elected to self-identify their race, ethnicity or gender, two identify as women and one identifies as racially diverse. We believe a diverse Board helps bring unique perspectives to the organization, and we are committed to maintaining Board diversity.

2022 PROXY STATEMENT ›	7

PROXY SUMMARY
Enhancing Everyday Life® . . . Sustainably
Our commitment to sustainability and being a responsible corporate citizen has been longstanding. We contribute to the health, well-being, and betterment of everyday living for millions of people around the world. Our existing products contain mostly plant-based fibers and are engineered for performance.
In 2019, Glatfelter formalized our sustainability priorities under the ESG (Environmental, Social, Governance) pillars. Additionally, Glatfelter issued an ESG Report in 2020 to share our commitment to advancing our ESG strategy.

Our ESG / Sustainability Priorities

Environmental Impact

Environmental Management
Innovation and Environmentally Responsible Products

Social Responsibility

Governance and Ethics

Corporate Governance
Ethics and Integrity

We are committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. We also have a consistent record of following through on commitments to our employees and supporting the communities where we work and live. The pursuit of our vision to be the leading global supplier of engineered materials is supported by our Core Values, strong governance standards, the Glatfelter Code of Business Conduct, and other governance policies and principles.
Human Capital Management
Our business is guided by our diverse Board and Management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth in our 2021 Form 10-K under the caption “Executive Officers” and available on our website at www.glatfelter.com/about/leadership. As of December 31, 2021, we employed approximately 3,250 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers, airlaid materials, and spunlace products. Our operations are continuous flow manufacturing with approximately 61% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines. The daily work of Glatfelter employees is rooted in the Company’s longstanding Core Values and Code of Business Conduct. We understand how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home. It is through these principles that we strive to create a shared purpose of Enhancing Everyday Life® for our employees and all stakeholders.
Business Highlights
Headquartered in Charlotte, North Carolina, Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. Our high-quality, innovative, and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene, as well as in many diverse packaging, home improvement and industrial applications. Our annual net sales approximate $1.4 billion on a proforma basis, giving effect to recently completed acquisitions, with customers in over 100 countries. Our operations utilize a variety of manufacturing technologies including airlaid, wetlaid, and spunlace with sixteen manufacturing sites located in the United States, Canada, Germany, the United Kingdom, France, Spain, and the Philippines. We have sales offices in all major geographies serving customers under the Glatfelter and Sontara® brands. In addition, we have three global centers of excellence – two in Switzerland and one in the United States.

2022 PROXY STATEMENT ›	8

PROXY SUMMARY
We manage our business and make investment decisions under a functional operating model with three distinct reporting segments: Airlaid Materials, Composite Fibers, and Spunlace (created in 2021 following the acquisition of Jacob Holm). For more than 155 years, we have developed deep partnerships with our customers and suppliers and have demonstrated a strong commitment to sustainability and environmental stewardship by broadly promoting responsible corporate citizenship in the communities in which we operate.
Glatfelter progressed the next phase of its strategic transformation in 2021 with the acquisitions of Spunlace and Mount Holly. Now, 90% of Glatfelter’s manufacturing output produces essential consumer staples with 80% of these product categories growing at gross domestic product (GDP) levels or greater. These acquisitions position the Company to deliver long-term shareholder value with greater influence in growth markets, more innovative products, and expanded margins.

GLATFELTER'S STRATEGIC PERFORMANCE

THE NEW GLT

A Leading Engineered Materials Company

Multiple Growth Platforms

Accelerating Innovation

Committed to ESG and an Inclusive Culture

TRANSFORMATION ACTIONS & VALUE CREATION

Portfolio Realignment

- Sale of Specialty Papers - $360M
- Pension Plan Reversion - ~$33M
- Addition of Spunlace technology
- ~90% of Revenues from Essential Consumer Staples

Strategic Growth

ACQUISITIONS:
$360M (G-P EU & G-P US)
$304M (Jacob Holm)

ORGANIC:
$90M (Ft. Smith)

Shareholder Distributions

- Dividends of ~$25M annually

Financial Capacity

- Issued $500M 8-year Bond at 4.75%
- Amended and Extended Credit Facility
- Ample leverage flexibility and liquidity for future growth

INVESTMENT THESIS

GDP/GDP+ growth categories make up >80% of Portfolio:

Wipes – 25%
F&B – 22%
Hygiene – 18%
Electrical/TS – 7%
Tabletop – 6%
Health Care – 4%

Improved Cash Flows

Adj. EBITDA Growth:
2018: $86M
2021: $140M*

ENHANCING EVERYDAY LIFE® … SUSTAINABLY

* *TTM Pro forma Adjusted EBITDA includes $2.1 million of Mount Holly EBITDA for 4.5 months and $18.3 million of Jacob Holm EBITDA for 10 months not under Glatfelter ownership*

2021 was an important year for Glatfelter as we delivered $119.6 million of Adjusted EBITDA and completed two meaningful acquisitions amid a very challenging macro-economic environment with inflation, global supply-chain disruptions, and market volatility. Adjusted EBITDA (as defined below) is a non-GAAP measure that is reconciled in our 2021 Form 10-K filed on February 25, 2022.
•Our Airlaid Materials segment finished the year strong delivering EBITDA of $70.3 million and 15.0% EBITDA margins, sustaining its track record of year-over-year profit growth in 2021. Shipments were 8.4% higher, driven by stronger volumes in the tabletop and wipes product categories, which benefited from the Mount Holly acquisition and improved markets for these products in the second half of the year.
•Our Composite Fibers segment delivered EBITDA of $65.1 million and EBITDA margins of 11.7%. The EBITDA in Composite Fibers was negatively impacted by the unprecedented energy prices in Europe and inflationary raw material costs, predominately wood pulp. These higher input costs to produce our products exceeded price increases by approximately $19 million.

2022 PROXY STATEMENT ›	9

PROXY SUMMARY
•On May 13, 2021, we completed the acquisition of all the outstanding equity interests of Georgia-Pacific’s U.S. nonwovens business.
•On October 29, 2021, we completed the acquisition of Jacob Holm, a global leading manufacturer of premium quality spunlace nonwoven fabrics, which created our Spunlace segment. This acquisition contributed $57.6 million to the total revenues in 2021, including the revenues generated since October 29, the date of the acquisition closing, and EBITDA of $0.4 million.
•We continued to optimize our product portfolio, which is now comprised of approximately 90% essential consumer staples.
•Glatfelter’s quarterly dividend was increased to $0.14 per share.
•A $500 million bond offering financed our new acquisitions at an attractive interest rate.
2021 Financial Performance - Year in Review
On an adjusted basis, a non-GAAP measure (as defined below), our earnings for 2021 totaled $27.6 million, or $0.61 per share, compared with $37.4 million, or $0.84 per share, in 2020. These results reflect the significant impact of energy inflation in Europe and raw material price increases that negatively impacted earnings by approximately $74 million, partially offset by price increases of nearly $51 million. In addition, the acquisition of Mount Holly was a positive benefit to earnings during the year. Despite the challenges in 2021 associated with the ongoing pandemic impacting volume in the first half of the year and the significant inflation in the second half, we continued our positive momentum from the actions we have taken to transform our portfolio and sharpen our focus on commercial excellence, supply chain efficiencies, and rigorous cost optimization across the enterprise. This includes expanding our airlaid portfolio and the addition of our Spunlace segment with the acquisition of Jacob Holm.
Airlaid Materials’ results reduced earnings by $4.1 million, driven by inflation of raw materials and energy prices in Europe, which outpaced our price increases by approximately $4 million, including the benefit of our contractual pass-through arrangements. Earnings at Mount Holly offset other factors, including lower absorption in our operating sites due to customer destocking and slower tabletop markets both in the first half of the year, and a $2.8 million impact from foreign exchange. Composite Fibers reduced earnings by $14.7 million driven entirely by the negative impact of inflation not recovered by our $17 million of price increases during the year. Unprecedented energy inflation in Europe and the higher prices for wood pulp and other raw materials used in production significantly outpaced our price increase actions. Spunlace recorded $1.3 million of negative operating profit for the two months of ownership. Interest expense and the debt financing of the acquisitions negatively impacted earnings by $5.7 million.
Cash provided by operating activities totaled $71.0 million in 2021, compared with $109.0 million a year ago. The decrease in operating cash flow reflects a $5.7 million decrease in Adjusted EBITDA. Working capital benefits from accounts payable were nearly offset by the cash use for accounts receivable and inventory, delivering a net benefit of $1.8 million. The cash from operations includes payments associated with the successful acquisitions of $22.5 million and a $20.4 million tax refund associated with the Coronavirus Aid, Relief, and Economic Security Act in 2020, not repeated in 2021. Cash used for interest payments increased $0.8 million, reflecting our acquisition financing. During 2021 and 2020, capital expenditures totaled $30.0 million and $28.1 million, respectively.
The following charts present financial information for the periods indicated. Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) by reporting segment represents operating profit as presented in our 2021 Form 10-K, adjusted to exclude depreciation and amortization (totals exclude corporate unallocated costs and other income and expense items). A reconciliation of adjusted earnings per share to the nearest GAAP measure is incorporated by reference to Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2021 Form 10-K.

2022 PROXY STATEMENT ›	10

PROXY SUMMARY
Compensation Highlights
The Compensation Committee designs compensation programs that reflect the Company’s financial performance and are market-competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values (Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility). The objectives of our executive compensation programs are to attract, retain, motivate, and reward executives crucial to achieving the Company’s strategic plan, and in turn, create long-term shareholder value.
Our compensation programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

2022 PROXY STATEMENT ›	11

PROXY SUMMARY
Total compensation for our executives consists of:

Base Salary	•Fixed Cash	Short-Term Incentive	•Cash Bonus for Achievement of Annual Goals
Long-Term Incentive	•Performance Share Awards •Restricted Stock Units	Benefits	•Retirement Savings •Health & Welfare Benefits •Severance •Minimal Perquisites

The Board and Compensation Committee, in conjunction with Management, leveraged Glatfelter’s ongoing business transformation and events from 2021 to further align the Company’s Human Resources programs with market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the evolving dynamics of the global workforce. The Compensation Committee discussed actions taken by Management to ensure ongoing business continuity in response to the continued impacts from the global pandemic and the highly-competitive labor market, examples of which include the cultural integration of the acquisitions, retention of key Management, adoption of contemporary work arrangements, including hybrid and remote constructs where feasible, assessment of competitive production labor rates and compensation offerings, expansion of employee well-being programs, and progress with enhancing the Company’s culture of diversity and inclusion.

The Compensation Committee approved several key changes to the executive compensation program, including:

•Updating the Company’s peer group for 2021 compensation decisions to include size-appropriate peer companies that share common industry and financial characteristics and compete for executive and employee talent.
•Adjusting certain key design elements to ensure our short- and long-term incentive programs remain aligned with the interests of stakeholders and are tied to the Company’s annual operating budget for the short-term incentive plan and to the Company’s strategic plan for the long-term incentive plan. Guided by input from the compensation consultant and a review of market practices, the Compensation Committee made changes, as described on page 49. The changes were tailored to the achievement of financial and operational goals with an emphasis on generating revenue, managing cash flow, and further reinforcing the focus on return of capital combined with generating total shareholder returns given the Company’s multi-year growth strategy.

Compensation Governance and Best Practices
Comprised entirely of independent directors, the Compensation Committee regularly monitors and implements best practices in executive compensation and governance. The following practices demonstrate our commitment to strong governance within our executive compensation programs:

2022 PROXY STATEMENT ›	12

PROXY SUMMARY

What We Do			What We Don’t Do
✓	Maintain a pay mix that is heavily performance-based.	X	Provide for excise tax gross-ups in the event of a change in control, starting with newly eligible executives in 2011.
✓	Establish compensation levels after consideration of peer group market data, generally targeted at the size-adjusted 50th percentile for total direct compensation (base, short- and long-term incentive), with the ability to pay higher or lower based on breadth of leadership experience.	X	Backdate or reprice stock options or stock appreciation rights.
✓	Assess and design compensation programs to mitigate compensation-related risks.	X	Pay dividend equivalents on unearned performance awards.
✓	Maintain stock ownership guidelines for directors and executives.	X	Permit hedging transactions or short sales.
✓	Use multiple performance metrics in the short- and long-term incentive plans to avoid heavy reliance on one definition of success.	X	Permit pledging or holding Company stock in a margin account.
✓	Maintain a clawback policy.	X	Provide excessive perquisites.
✓	Require double-trigger vesting of long-term incentives in the event of a change in control.	X	Provide uncapped incentive opportunities thereby avoiding unnecessary risk-taking by Management.
✓	Maintain holding requirements on equity grants to comply with stock ownership guidelines.
✓	Engage with shareholders to gather input and feedback on compensation program design.
✓	Retain an independent compensation consultant who meets regularly in executive session with the Compensation Committee.

2022 PROXY STATEMENT ›	13

Proposal 1: Election of Directors
The Board consists of eight directors, each of whom is standing for reelection at the Annual Meeting. The Company’s shareholders will vote on the election of the following eight director nominees to serve on the Board for one-year terms expiring on the date of the Company’s 2023 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:
Bruce Brown, Kathleen A. Dahlberg, Kevin M. Fogarty, Marie T. Gallagher, Darrel Hackett, J. Robert Hall, Dante C. Parrini, and Lee C. Stewart.
Each director nominee has consented to serve if elected to the Board. If at the time of the Annual Meeting a director nominee is unable to serve, an event we do not anticipate, the Proxy Holders (as defined in “Frequently Asked Questions”) will vote for a substitute director nominee as may be designated by the Board, unless the Board elects to reduce the size of the Board accordingly.
The following table highlights director nominee information:

				Other Public Boards	Committee Memberships
Name	Age	Director Since	Occupation		Audit	Comp	Nom & Gov
Bruce Brown*	63	2014	Retired Chief Technology Officer, Procter & Gamble, Inc.	1		C
Kathleen A. Dahlberg*	69	2001	CEO, G.G.I., Inc.	--
Kevin M. Fogarty*	56	2012	Retired President, CEO, and Director, Kraton Corporation, Inc.	--			C
Marie T. Gallagher*	62	2020	SVP and Controller, PepsiCo, Inc.	--	C
Darrel Hackett*	50	2020	President, US Wealth Management - BMO Financial Group	--
J. Robert Hall*	69	2002	CEO, Ole Smoky Distillery, LLC	--
Dante C. Parrini	57	2010	Chairman and CEO, Glatfelter Corporation	1
Lee C. Stewart* (L)	73	2002	Private Financial Consultant	1

• indicates Member	* indicates director is independent	C indicates Committee Chair	(L) indicates Lead Director
The Board recommends a vote “FOR” each of the eight director nominees.

2022 PROXY STATEMENT ›	14

PROPOSAL 1: ELECTION OF DIRECTORS
Additional Information about Director Nominees

Bruce Brown

Mr. Brown joined the Company’s Board in 2014. He retired in 2014 from his position as the Chief Technology Officer of Procter & Gamble, Inc. (“P&G”), a publicly-traded consumer goods company. With 34 years of experience at P&G, Mr. Brown’s responsibilities included leadership for P&G’s Innovation and Technology Program and Global Research & Development. Globally recognized as an innovation thought leader, Mr. Brown currently serves on the Board of Directors for Nokia Corporate (NYSE: NOK) and formerly was a director of Medpace Holdings, Inc. (Nasdaq: MEDP) from 2016 to 2019.

Board Committees:	Compensation (Chair), Nominating and Corporate Governance
Director Since:	2014
Age at Annual Meeting:	63

Specific qualifications and experience of particular relevance to the Company:
Mr. Brown is a proven leader in innovation, global expansion, and organizational leadership development and he has familiarity with a number of the Company’s products and materials. He brings over three decades of business-building experience to our Board and has ten years of experience as a director of public companies.

Kathleen A. Dahlberg

Ms. Dahlberg joined the Company’s Board in 2001. Since 2006, she has been the Chief Executive Officer of G.G.I., Inc. (formerly known as 2Unify LLC), a private company specializing in strategic consulting for companies in various industries and sectors. She served as a director of Theragenics Corporation from May 2008 to November 2013. Ms. Dahlberg has held Vice President positions with BP plc (f/k/a BP Amoco), Viacom International, McDonald’s Corporation, Grand Metropolitan PLC, and American Broadcasting Company.

Board Committees:	Audit, Nominating and Corporate Governance
Director Since:	2001
Age at Annual Meeting:	69

Specific qualifications and experience of particular relevance to the Company:
Ms. Dahlberg has significant experience in emerging technologies, acquisitions and divestitures, manufacturing, consumer goods, professional services, international operations, strategic planning, operations, risk management and corporate governance. She has more than 20 years of experience as a director of public companies.

2022 PROXY STATEMENT ›	15

PROPOSAL 1: ELECTION OF DIRECTORS

Kevin M. Fogarty

Mr. Fogarty joined the Company’s Board in 2012. He recently retired from Kraton Corporation, Inc. (“Kraton”), where he served as President, Chief Executive Officer and Director since 2008. Before joining Kraton, Mr. Fogarty spent 14 years with the Koch Industries, Inc. family of companies, where he held a variety of roles, including President for Polymer and Resins at Invista and President of KoSa’s Polymer and Intermediaries business. In 2022, Mr. Fogarty joined the board of Circulus Holdings, PBLLC, a plastic recycling company. Mr. Fogarty previously served on the Board of Directors of the American Chemistry Council from 2017 through 2022.

Board Committees:	Compensation, Nominating and Corporate Governance (Chair)
Director Since:	2012
Age at Annual Meeting:	56

Specific qualifications and experience of particular relevance to the Company:
Mr. Fogarty has significant experience with manufacturing, international operations, strategic partnerships, public company accounting and financial reporting, and new product development, as well as strategic planning, operations, risk management and corporate governance. He has more than ten years of experience as a director of public companies.

Marie T. Gallagher

Ms. Gallagher joined the Company’s Board in 2020. She has been the Senior Vice President and Controller of PepsiCo, Inc. (“PepsiCo”), a publicly-traded global food and beverage company, since 2011. Ms. Gallagher is responsible for PepsiCo’s global financial reporting and Sarbanes-Oxley Act processes and works closely with the Audit Committee of PepsiCo’s Board of Directors. Ms. Gallagher joined PepsiCo in 2005 as Vice President and Assistant Controller. Prior to joining PepsiCo, Ms. Gallagher was Assistant Controller of Altria Corporate Services, Inc., a consumer products company, and Senior Manager at Coopers & Lybrand LLP, an accounting firm now part of PricewaterhouseCoopers.

Board Committees:	Audit (Chair), Nominating and Corporate Governance
Director Since:	2020
Age at Annual Meeting:	62

Specific qualifications and experience of particular relevance to the Company:
Ms. Gallagher has significant experience in public company accounting and financial reporting, consumer goods, strategic planning, M&A, manufacturing, investor relations, sustainability, executive compensation, information technology, innovation, international operations, and corporate governance.

2022 PROXY STATEMENT ›	16

PROPOSAL 1: ELECTION OF DIRECTORS

Darrel Hackett

Mr. Hackett joined the Company’s Board in 2020. He has served as President, Bank of Montreal (“BMO”) Wealth Management – U.S. since 2014. In this role, he leads BMO Financial Group’s private wealth management business in the United States, including three distinct businesses across the ultra-high net worth (BMO Family Office), high net worth (BMO Private Bank), and mass affluent segments (BMO Harris Financial Advisors). Prior to joining BMO, Mr. Hackett was a management consultant at McKinsey & Company (1999-2004). Mr. Hackett began his career as a mechanical engineer, holding a variety of roles with General Electric Company and Eastman Chemical Company.

Board Committees:	Audit, Compensation
Director Since:	2020
Age at Annual Meeting:	50

Specific qualifications and experience of particular relevance to the Company:
Mr. Hackett has significant experience in business transformations and corporate strategy, capital markets, investor relations, public company finance and financial reporting, M&A, manufacturing, executive compensation, innovation, international operations, risk management, and corporate governance.

J. Robert Hall

Mr. Hall joined the Company’s Board in 2002. He has been the Chief Executive Officer of Ole Smoky Distillery LLC, the largest craft distillery in the United States, since July 2016. From January 2014 until June 2016, Mr. Hall served as a Managing Director of Centerview Capital, an operationally-oriented private equity firm focused on the U.S. consumer middle market. Previously, he was the Chief Executive Officer of Ardale Enterprises LLC (“Ardale”), a private company specializing in acquisition-related activities in the food, beverage, and consumer products industry, and in this role was a Senior Advisor to Centerview Capital since 2009. Prior to forming Ardale, Mr. Hall spent over 20 years in the food and consumer goods industry, holding various positions with Nabisco, Kraft Heinz Co., and Nestlé S.A. While at Nabisco, he was President of Nabisco’s Specialty Products Company in the United States and President of Christie Brown & Company, Ltd., the maker of Nabisco cookies and crackers in Canada. Mr. Hall has also been President of Lenox Brands, Chairman of Wise Foods, and served on the board of Ault Foods Ltd., a $1.3 billion dairy products company in Canada.

Board Committees:	Audit, Compensation
Director Since:	2002
Age at Annual Meeting:	69

Specific qualifications and experience of particular relevance to the Company:
Mr. Hall has significant experience in general management, financial services, consumer goods, manufacturing, marketing, sales, new product development, strategic planning, M&A, risk management and corporate governance. Mr. Hall has over 20 years of experience as a director of public companies.

2022 PROXY STATEMENT ›	17

PROPOSAL 1: ELECTION OF DIRECTORS

Dante C. Parrini

Mr. Parrini joined the Company’s Board in 2010. He is currently the Chairman, President, and Chief Executive Officer of Glatfelter Corporation. He has been President and Chief Executive Officer since January 2011 and Chairman of the Board since May 2011. Mr. Parrini previously served as Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010. From 2003 to 2005, he was Senior Vice President and General Manager of the Company. Mr. Parrini joined Glatfelter in 1997 and, prior to 2003, held various executive positions responsible for the Company’s operations, sales, and marketing. He has served on the board of H. B. Fuller Company (NYSE: FUL) since 2012.

Director Since:	2010
Age at Annual Meeting:	57

Specific qualifications and experience of particular relevance to the Company:
As Mr. Parrini has been with the Company for 25 years, he has valuable institutional knowledge. Mr. Parrini has significant experience leading worldwide operations, including international and domestic sales, marketing, research and development, global supply chain, information technology and corporate program management, overseeing legal and human resource functions, and leading strategy development. His more than 25 years of executive experience include nearly eleven years as a director of public companies.

Lee C. Stewart

Mr. Stewart joined the Company’s Board in 2002. He is a private financial consultant with over 25 years of experience as an investment banker. He was a Vice President at Union Carbide Corporation from 1996 to 2001, where he was responsible for various treasury and finance functions, and from 2001 to 2002 was Chief Financial Officer of Foamex International, Inc. Mr. Stewart served as a director of the following companies: AEP Industries, Inc. from 1996 until it was sold in 2017; ITC Holdings Corp., a formerly NYSE-listed, electricity transmission company, from 2005 through 2016, when ITC was acquired by Fortis Inc.; Marsulex, Inc., a chemical company, from 2000 until its sale in 2011; Momentive Performance Materials Inc., a specialty chemical company in silicone and advanced materials, from May 2013 through its successful emergence from bankruptcy in October 2014; Hexion, Inc., where he served from 2018 through its bankruptcy proceedings until its successful emergence in 2019; and Mood Media, Inc. from October 2017 until August 2020. Mr. Stewart has over 25 years of serving as a director on public company boards. Currently, Mr. Stewart serves on the board of Essential Utilities, Inc. (NYSE: WTRG).

Board Committees:	Audit
Director Since: Independent Lead Director	2002
Age at Annual Meeting:	73

Specific qualifications and experience of particular relevance to the Company:
Mr. Stewart has significant experience with professional services, financial services, finance and banking, public company accounting and financial reporting, strategic planning, operations, risk management, and corporate governance. Mr. Stewart has over 25 years of experience as a director of public companies.

2022 PROXY STATEMENT ›	18

Proposal 2: Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2021.
Although shareholder ratification is not required by our organizational documents or applicable law, the Board believes it is a sound corporate governance practice to seek shareholder ratification of the appointment of Deloitte. In the event Deloitte’s appointment is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if Deloitte’s appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
A Deloitte representative is expected to virtually attend the Annual Meeting. The representative will have an opportunity to make a statement at the Annual Meeting, if he or she desires to do so, and is expected to be available to respond to appropriate shareholder questions.
What did the Company pay its independent registered public accounting firm in 2020 and 2021?
For the years ended December 31, 2020, and December 31, 2021, fees paid to Deloitte by the Company were as follows:

	2020	2021
Audit Fees (1)	$2,305,936	$3,110,669
Audit-Related Fees (2)	$137,150	$180,000
Tax Fees (3)	$469,273	$258,500
Total Fees	$2,912,359	$3,549,169
(1)    Audit Fees were for professional services rendered for the annual audits of the consolidated financial statements of the Company, including the audits of internal control over financial reporting, review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, and statutory audits and regulatory filings in foreign jurisdictions.
(2)    Audit-Related Fees were for assurance and related services reasonably related to the performance of the annual audit or review of the Company’s consolidated financial statements.
(3)    Tax Fees were primarily for tax compliance, tax advice, and tax planning services, including tax planning and consultations.
All of Deloitte’s services for the Company were permissible under applicable laws and regulations. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) provides for the pre-approval of audit and non-audit services performed by Deloitte. Under the Pre-Approval Policy, the Audit Committee must pre-approve specific services, including fee levels, to be performed by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). For fiscal year 2021, 100% of all fees were approved by the Audit Committee. The Audit Committee may delegate this authority in writing to one or more of its members, and in such case, the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.
The Board recommends a vote “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

2022 PROXY STATEMENT ›	19

Proposal 3: Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)
Executive compensation is an important topic for our shareholders. At the core of our executive compensation philosophy is the belief that compensation should: (i) reflect performance; (ii) be fair, competitive, and reasonable; and (iii) be determined in a manner consistent with the Company’s long-term strategy, competitive industry practice, sound corporate governance principles, and shareholder interests. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge our shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional details on the Company’s compensation philosophy and objectives and the 2021 compensation of our named executive officers (“NEOs”).
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following resolution:
RESOLVED, that the 2021 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.
As an advisory vote, the results on this proposal are non-binding. Nevertheless, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
The Board has adopted a policy providing for annual say-on-pay advisory votes. The Company has included in this proxy statement a proposal regarding the frequency of the say-on-pay advisory vote (“say-on-frequency” vote) and the Board has recommended that the shareholders vote “one year” to approve an annual say-on-pay vote. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2023 Annual Meeting of Shareholders and the next say-on-frequency advisory vote will be held at our 2028 Annual Meeting of Shareholders.
The Board recommends a vote “FOR” the non-binding resolution approving the 2021 compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

2022 PROXY STATEMENT ›	20

Proposal 4: Shareholder Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency” Vote)

The Dodd–Frank Wall Street Reform and Consumer Protection Act requires that at least once every six years, companies ask their shareholders how often they would like to be presented with the “say-on-pay” advisory vote on named executive officer compensation: every year, every two years, or every three years. This non-binding, advisory vote is commonly referred to as a “say-on-frequency” vote.
The Company’s current policy provides for an annual say-on-pay vote. The Board believes an annual frequency (i.e., one year) is the optimal frequency for the say-on-pay vote. A vote every one year provides shareholders the opportunity to evaluate the Company’s compensation policies and procedures on a regular and more frequent basis. Specifically, because the Company makes its compensation decisions on an annual basis, we believe our shareholders should have an annual opportunity to provide advisory approval of these decisions. We also believe that an annual frequency vote provides the highest level of accountability and direct communication with our shareholders.
Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal:
•One year;
•Two years;
•Three years; or
•Abstain.
For the reasons discussed above, the Board recommends a vote for a frequency of “one year” as set forth in the following resolution:
RESOLVED, that the advisory vote relating to compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, shall be conducted every ONE YEAR.
The Board and the Compensation Committee value the opinions expressed by shareholders and expect to take into account the outcome of the vote when considering the frequency with which future votes will be held regarding the Company’s executive compensation; however, as the say-on-frequency vote is advisory, it will not be binding on the Board and/or the Compensation Committee and may not be construed as overruling any decision by the Board or Compensation Committee.
In accordance with Section 14A of the Exchange Act, the next say-on-frequency vote will be held at our 2028 Annual Meeting of Shareholders.
The Board recommends a vote for “ONE YEAR” on an advisory basis, relating to the frequency of the advisory vote to approve executive compensation, as stated in the above resolution.

2022 PROXY STATEMENT ›	21

Proposal 5: Approval of the Glatfelter Corporation 2022 Long-Term Incentive Plan
We are asking our shareholders to approve the Glatfelter Corporation 2022 Long-Term Incentive Plan (the “Equity Plan”). The purpose of the Equity Plan is to provide designated employees, non-employee directors, and consultants of the Company and its affiliates with the opportunity to receive grants of awards as provided in the Equity Plan. We believe that the Equity Plan provides appropriate incentives for achieving long-range Company goals and aligning eligible individuals’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock (“Common Stock”), thereby enhancing the long-term financial interest of the Company and its affiliates.
The Equity Plan will become effective upon receiving shareholder approval at the Annual Meeting (the “Effective Date”) and the terms of the Equity Plan will apply only to awards granted on or after the Effective Date. The Equity Plan is the successor to the Company’s Amended and Restated Long-Term Incentive Plan, which was originally effective as of April 27, 2005 and was most recently amended and restated as of May 4, 2017 (the “Existing Plan”). Awards granted prior to the Effective Date will continue to be governed by the applicable award agreements and the terms of the Existing Plan. No awards will be granted under the Existing Plan on or after the Effective Date so long as the Equity Plan is approved by our shareholders at the Annual Meeting.
How was the increase in the number of shares available under the Equity Plan determined?
The Equity Plan will allow us to grant incentive compensation awards to our executive officers, non-employee directors, employees and other service providers. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the Company, and align the long-term interests of the participants with those of our shareholders. Accordingly, it is important that an appropriate number of shares of stock be authorized for issuance under the Equity Plan.
If this Proposal 5 is approved by our shareholders at the Annual Meeting, the maximum aggregate number of new shares of Common Stock that may be issued under the Equity Plan with respect to awards granted on or after the Effective Date is the sum of (i) 1,400,000 shares, (ii) any shares of Common Stock that remain available for awards under the Existing Plan as of the Effective Date, and (iii) any shares of Common Stock subject to outstanding awards under the Existing Plan as of the Effective Date that are payable in shares and that expire, are forfeited, or are otherwise terminated without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, may be issued with respect to awards under the Equity Plan, subject to adjustment described below under the headings “How many shares may be issued under the Equity Plan?” and “How can the number of shares available for issuance under the Equity Plan be adjusted in the event of a change in Company stock?”.
When deciding on the number of shares to be available for awards under the Equity Plan, the Board considered a number of factors, including the number of shares currently available under the Existing Plan, the Company’s past share usage (referred to as “burn rate”), the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with the Company’s equity award practices, and input from the Company’s shareholders.
Dilution Analysis
As of March 7, 2022 the Company’s capital structure included 44,707,819 outstanding shares of Common Stock. As of March 7, 2022, 1,322,972 shares remain available for grant of awards under the Existing Plan. The proposed share authorization is a request for 1,400,000 shares to be available for awards under the Equity Plan, subject to adjustment as described below.
The table below shows the Company’s potential dilution (referred to as “overhang”) levels based on the Company’s diluted Common Stock and the Company’s request for 1,400,000 shares to be available for awards under the Equity Plan. The 1,400,000 additional shares represent approximately 2.8% of diluted shares of Common Stock, as described in the table below. The Board believes that this number of shares under the Equity Plan represents a reasonable amount of potential equity dilution and that equity awards are an important component of the Company’s equity compensation program. References in this Proposal 5 to “diluted” shares are references to the number of outstanding shares held by shareholders, plus the number of shares that have been authorized for issuance pursuant to convertible securities, such as stock only stock appreciation rights (“SOSARs”), performance share awards (“PSAs”) and restricted stock units (“RSUs”).

2022 PROXY STATEMENT ›	22

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN

Potential Overhang with 1,400,000 New Shares
SOSARs Outstanding as of March 7, 2022	933,673
Weighted Average Exercise Price of SOSARs Outstanding as of March 7, 2022	$21.17
Weighted Average Remaining Term of SOSARs Outstanding as of March 7, 2022	2.67
Outstanding RSUs and PSAs under the Existing Plan as of March 7, 2022	1,348,664
Total Equity Awards Outstanding as of March 7, 2022	2,282,337
Shares Available for Grant under the Existing Plan as of March 7, 2022	1,322,972
Shares Requested under the Equity Plan	1,400,000
Total Potential Overhang	5,005,309
Shares of Common Stock Outstanding as of March 7, 2022	44,707,819
Diluted Shares of Common Stock	49,713,128
Potential Dilution of 1,400,000 shares as a Percentage of Diluted Common Stock	2.8%

The “Outstanding RSUs and PSAs under the Existing Plan as of March 7, 2022” in the foregoing table are measured at target for the outstanding PSAs, which can be paid at, above or below target, and include dividend equivalents that are payable in shares of Common Stock. PSAs can be paid at 0% to 200% of target. As of March 7, 2022, there were 642,249 outstanding PSAs measured at target. The “Shares Available for Grant under the Existing Plan as of March 7, 2022” represent the number of shares available for awards under the Existing Plan, after subtracting the number of shares subject to outstanding awards, assuming PSAs are earned at target. The “Total Potential Overhang as of March 7, 2022” is the sum of (i) Total Equity Awards Outstanding as of March 7, 2022, plus (ii) Shares Available for Grant under the Existing Plan as of March 7, 2022, plus (iii) Shares Requested under the Equity Plan, as if the share request had been approved as of March 7, 2022. The “Diluted Shares of Common Stock” in the foregoing table consists of the “Shares Common Stock Outstanding as of March 7, 2022” plus the “Total Potential Overhang” described in the foregoing table.
Expected Share Pool Duration
Based on the Company’s historical equity award practices, the Company estimates that the authorized shares under the Equity Plan may be sufficient to provide the Company with an opportunity to grant equity awards for approximately four to five years, in amounts determined appropriate by the Committee (as defined below). This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of the Company’s Common Stock, the mix of cash and equity awards provided as long-term incentive compensation, grant amounts provided by the Company’s competitors, payout of PSAs in excess of target in the event of superior performance, participation levels, hiring activity, and promotions during the next few years.
Burn Rate
The table below sets forth the following information regarding the awards granted under the Existing Plan: (i) the burn rate for each of the last three calendar years, and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
a.the number of all RSUs granted and PSAs earned in the applicable year divided by
b.the weighted average number of shares of our Common Stock outstanding for the applicable year.
No stock options or SOSARs have been granted in the last three fiscal years.

2022 PROXY STATEMENT ›	23

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN

Element	2021	2020	2019	Three-Year Average
RSUs granted	195,905	216,799	370,673
PSAs earned	86,549	31,619	64,555
Total Full Value Awards	282,454	248,418	435,228
Weighted Average Number of Shares of Common Stock Outstanding as of December 31, 2021	44,551,000	44,339,000	44,132,000
Burn Rate (RSUs granted and PSAs earned)	0.63%	0.56%	0.99%	0.73%
The burn rate means that we used a three-year average of 0.73% of the weighted average shares outstanding for RSUs granted and PSAs earned over the past three years under the Existing Plan.
Description of the Equity Plan
The following is a description of the Equity Plan, which is qualified by reference to the full text of the Equity Plan set forth in Appendix A attached hereto. If the Equity Plan is approved by our shareholders at the Annual Meeting, it will become immediately effective. If the Equity Plan is not approved by our shareholders, the Existing Plan will continue as currently in effect.
How many shares may be issued under the Equity Plan?
The Equity Plan authorizes the issuance of 1,400,000 shares of Common Stock, subject to adjustment as described below. In addition, any shares that remained available for awards under the Existing Plan as of the Effective Date and any shares subject to outstanding awards granted under the Existing Plan that are payable in shares and that terminate, expire, or are canceled, forfeited, surrendered without having been exercised, vested, or settled in full, or are paid in cash, as applicable, on or after the Effective Date, subject to adjustment as described below, may be issued with respect to awards under the Equity Plan. The aggregate number of shares reserved for issuance under the Equity Plan as of the Effective Date, including the shares described above from the Existing Plan, is referred to as the “2022 Plan Reserve.” Shares issued under the Equity Plan with respect to dividend equivalents that are credited on or after the Effective Date on outstanding awards granted under the Existing Plan, will count against the 2022 Plan Reserve. Within the 2022 Plan Reserve, the maximum number of shares that may be issued under the Equity Plan with respect to incentive stock options that are intended to comply with the provisions of Section 422 of the Code (“ISOs”) granted on or after the Effective Date is 1,400,000 shares, subject to adjustment as described below.
How are shares counted against the 2022 Plan Reserve?
The Equity Plan provides that any shares covered by an award granted under the Existing Plan or the Equity Plan that terminates, expires, or is canceled, forfeited, surrendered, or an award that is otherwise settled without the delivery of the full number of shares underlying the award or is settled in cash, will, to the extent of any such termination, expiration, cancellation, forfeiture, surrender, or payment in cash, again be available for issuance under the Equity Plan. Shares withheld or surrendered for taxes payable on any award or for payment of the exercise price of an option may not be available for re-issuance under the Equity Plan. The full number of shares subject to a stock appreciation right (“SAR”) settled in stock will be counted against the 2022 Plan Reserve. If shares are repurchased by the Company on the open market with the proceeds of the exercise price of options, the shares will not again be available for issuance under the Equity Plan.
Outstanding equity grants with respect to stock of an acquired company may be assumed or replaced by awards under the Equity Plan, and such substitute awards will not reduce the Equity Plan’s 2022 Plan Reserve, consistent with applicable stock exchange requirements.
Who administers the Equity Plan?
The Equity Plan is administered by the Compensation Committee, or any successor committee thereto, or the Board, or such other committee of the Board as is appointed or designated by the Board to administer the Equity Plan (the “Committee”). All acts and authority of the Committee under the Equity Plan are subject to the provisions of its charter and such other authority as may be delegated to the Committee by the Board. The Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, as amended, and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Company’s stock is at the time primarily traded. Awards to non-employee directors shall be administered by the Committee consistent with a Board-approved compensation program.

2022 PROXY STATEMENT ›	24

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
The Committee has the exclusive power (i) to make awards; (ii) to determine when and to which eligible individual awards will be granted; (iii) to determine the types of awards and the number of shares covered by the awards; (iv) to establish the terms, conditions, performance goals, restrictions, and other provisions of such awards; and (v) subject to the terms of the Equity Plan and applicable law, to cancel, suspend, or amend existing awards. The Committee also has the authority, at its discretion, (a) to waive any restriction, and accelerate vesting and exercisability, as applicable, of any award; (b) to approve forms of award agreements for use under the Equity Plan; (c) to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States; (d) subject to the Committee’s amendment authority described below, determine whether, to what extent, and under what circumstances awards may be settled, paid, or exercised in cash, shares, or other awards or other property, or canceled, forfeited, or suspended; (e) to interpret the Equity Plan and any award or award agreement made under the Equity Plan; (f) to establish, amend, waive, and rescind any rules and regulations relating to the administration of the Equity Plan; (g) to determine the terms and provisions of any award agreements entered into under the Equity Plan (not inconsistent with the Equity Plan), and to amend the terms and provisions of any such award agreement (not inconsistent with the Equity Plan); and (h) to make all other determinations necessary or advisable for the administration of the Equity Plan.
Except to the extent prohibited by applicable law, the Committee may delegate all or any portion of its responsibilities to any person(s) selected by it, but the Committee cannot delegate such authority with respect to any participant who is subject to the reporting requirements of Section 16 of the Exchange Act.
Who is eligible for awards under the Equity Plan?
Employees, officers, non-employee directors and consultants of the Company or any subsidiary or affiliate of the Company are eligible to participate in the Equity Plan, as determined by the Committee. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are also eligible to receive awards under the Equity Plan, in substitution for awards granted by that company. Approximately 3,250 employees including 24 officers, 7 non-employee directors, and approximately 170 consultants of the Company and its subsidiaries and affiliates are eligible to participate in the Equity Plan as of March 7, 2022, as if the Equity Plan were in effect on such date.
What are the limitations on awards that may be made to any non-employee director under the Equity Plan?
The maximum grant date value of shares subject to awards granted to any non-employee director, plus any cash fees paid to the non-employee director, during any calendar year shall not exceed $750,000 in total value under the Equity Plan. For purposes of this limit, the value of such awards shall be calculated based on the grant date fair value of such awards for financial reporting purposes.
What is the term of the Equity Plan?
No award will be granted under the Equity Plan after the day before tenth anniversary of the Effective Date. The expiration of the Equity Plan shall not impair the Committee’s authority with respect to outstanding awards and the authority of the Committee to administer the Equity Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or rights under any such award, and the authority of the Board to amend the Equity Plan, shall extend beyond such date.
What types of awards are available under the Equity Plan?
Options and SARs. The Committee is authorized to grant ISOs and non-qualified stock options (collectively, “options”) and SARs to participants under the Equity Plan. The terms and conditions of each option and SAR granted will be determined by the Committee and set forth in the applicable award agreement.
The term of an option or SAR may not exceed ten years from the date of grant. The exercise price of an option or SAR may not be less than the fair market value of the underlying shares on the date of grant, except for outstanding equity grants with respect to stock of an acquired company that are assumed or replaced by awards under the Equity Plan. As long as the Company’s shares are traded on an established stock exchange, the fair market value will be the closing price for the shares as quoted on such exchange. The terms of any ISO granted under the Equity Plan must comply in all respects with the provisions of Section 422 of the Code.
Subject to the terms of the Equity Plan and the related award agreement, any option or SAR may be exercised at any time during the period specified by the Committee. Unless the Committee determines otherwise, if a vested option or SAR would terminate at a time when trading in Company stock is prohibited by law or by the Company’s insider trading policy, the vested option or SAR may be exercised until the 30th day after expiration of such prohibition (but not beyond the end of the term of the option or SAR).

2022 PROXY STATEMENT ›	25

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
The Committee has the discretion to determine the method of exercise of options, which may include paying the exercise price (i) in cash; (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (iii) by “net exercise,” which is the surrender of shares for which the option is exercisable to the Company in exchange for shares equal to the amount by which the then fair market value of the shares subject to the option exceeds the exercise; or (iv) by such other method as the Committee may approve.
Restricted Stock and Restricted Stock Unit Awards. The Committee may grant restricted stock or RSUs to participants under the Equity Plan. The terms and conditions of each such award will be established by the Committee and set forth in an associated award agreement. The Committee has the discretion to impose restrictions, including limitations on the right to vote shares underlying restricted stock awards, which restrictions may lapse separately or in combination at such times as the Committee may deem appropriate.
Stock Awards and Other Stock-Based Awards. The Committee is authorized to grant stock awards to participants under the Equity Plan. Stock awards may be granted by the Committee in lieu of any cash compensation or fees for services to the Company as the Committee, in its discretion, determines or authorizes. Stock awards will be evidenced by an agreement or in such other manner as the Committee may determine appropriate, including book-entry registration or issuance of stock certificates.
Subject to the terms of the Equity Plan, the Committee may grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the Common Stock as are deemed by the Committee to be consistent with the purposes of the Equity Plan. The Committee will determine the terms and conditions of such awards and set forth such terms and conditions in an award agreement.
Performance Awards. The Committee may grant performance awards to participants under the Equity Plan. Performance awards may be restricted stock, RSUs, stock awards, or other stock-based awards, and may be denominated in cash or shares. The terms and conditions of each such award will be fixed by the Committee and may include performance goals determined by the Committee.
The performance goals will be established by the Committee based on one or more of the following criteria, or derivations of such criteria, or such other criteria as may be determined by the Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), human capital, environmental, social and governance issues, diversity, equity and inclusion issues, credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may be applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively, or in any combination, and may be measured over a period of time, including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.
The Committee may determine that adjustments will apply with respect to the determination of achievement of the performance goals, to exclude the effect of any events that occur during a performance period, including: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles, or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent, or non-recurring items described in Management’s discussion and analysis of financial condition and results of operations or the financial statements and notes to the financial statements appearing in the Company’s annual report to shareholders for the applicable year.
The Committee may, in its discretion, establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award. Such additional restrictions or conditions

2022 PROXY STATEMENT ›	26

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
need not be performance-based and may include, among other things, the receipt by a participant of a specified annual performance rating, the continued employment by the participant, and/or the achievement of specified performance goals by the Company, business unit, or participant. The Committee may also reduce or increase the amount of any performance award if it concludes that such reduction or increase is necessary or appropriate based on: (i) an evaluation of such participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. In addition to establishing minimum performance goals below which no compensation will be payable pursuant to a performance award, the Committee may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. Performance awards shall be transferred or paid to the participant as determined by the Committee in the applicable award agreement.
Dividend Rights and Dividend Equivalents. The Committee may grant dividend rights and dividend equivalents in connection with awards (other than options or SARs) under such terms and conditions as the Committee deems appropriate. Notwithstanding anything to the contrary in the Equity Plan, dividends and dividend equivalents shall vest and be paid only if and to the extent the underlying awards vest and are paid. Dividend rights and dividend equivalents may be deferred, consistent with Section 409A of the Code, as determined by the Committee. Dividend rights and dividend equivalents may be accrued as a cash obligation, or may be converted to RSUs for the participant, as determined by the Committee. Unless otherwise specified in the award agreement, deferred dividend rights and dividend equivalents will not accrue interest. Dividend rights and dividend equivalents may be payable in cash or shares or in a combination of the two, as determined by the Committee in the award agreement.
How can the number of shares available for issuance under the Equity Plan be adjusted in the event of a change in Company stock?
In the event that the Committee determines any dividend or other distribution (whether in the form of cash, stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction for applicable financial accounting purposes, or otherwise affects the stock of the Company, then the Committee will adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan:
•The number and type of shares of stock (or other securities or property) which thereafter may be made the subject of awards.
•The number and type of shares of stock (or other securities or property) subject to outstanding awards, including whether to make provision for a cash payment to the holder of an outstanding award for any fractional shares.
•The grant, purchase, or exercise price of any award.
•Other value determinations and terms applicable to outstanding awards, including performance goals, consistent with the terms of the Equity Plan.
Are awards transferable?
Except as the Committee may otherwise determine, no award and no right under any award shall be assignable, alienable, saleable, or transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that, a participant may designate a beneficiary to exercise the rights of the participant, and to receive any property distributable, with respect to any award upon the death of the participant.
Are awards subject to clawback or other Board policies?
All awards made under the Equity Plan shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares, and other policies that may be implemented by the Board from time to time.
What is a change in control?
A “change in control” of the Company means:
•The acquisition, directly or indirectly, other than from the Company, by any person, entity, or group (excluding, for this purpose, the Company, its subsidiaries, and any employee benefit plan of the Company or its subsidiaries) (a

2022 PROXY STATEMENT ›	27

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
“third party”) of beneficial ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.
•Individuals who, as of the Effective Date, constitute the Board (the “incumbent directors”) cease in any 12-month period to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the incumbent directors who are directors at the time of such vote shall be, for purposes of this Plan, an incumbent director. However, the term “incumbent director” shall exclude any such person whose initial election as a member of the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a third party other than the Board.
•Consummation of (a) a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation (other than the surviving entity) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged, or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors; or (b) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a third party.
What are the consequences of a change in control?
Unless otherwise set forth in an award agreement, if a change in control occurs and participants’ awards remain outstanding after the change in control (or are assumed by, or converted to, similar awards with equivalent value as of the date of the change in control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the participant incurs an involuntary separation from service by the Company or its affiliates or successors other than for cause (as defined in the award agreement) during a period specified by the Committee, (i) all outstanding options and SARs shall automatically accelerate and become fully exercisable; (ii) any restrictions and conditions on outstanding stock awards and restricted stock shall immediately lapse; and (iii) awards of restricted stock units, other stock-based awards, or performance awards shall become payable. In that event, awards that are based on performance goals shall vest and be payable as determined by the Committee in the award agreement.
Unless otherwise set forth in an award agreement, if a change in control occurs and participants’ awards are not assumed by, or converted to similar awards with equivalent value as of the date of the change in control of, the surviving corporation (or a parent or subsidiary of the surviving corporation), or otherwise remain outstanding, (i) all outstanding options and SARs shall immediately vest and become exercisable; (ii) any restrictions on stock awards and restricted stock shall immediately lapse; and (iii) restricted stock units, other stock-based awards, or performance awards shall become payable as of the date of the change in control. In that event, awards that are based on performance goals shall vest and be payable as determined by the Committee in the award agreement.
Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a change in control on awards as the Committee deems appropriate. In addition to other actions, in the event of a change in control, the Committee may take any one or more of the following actions with respect to any or all outstanding awards, without participant consent: (i) determine that outstanding awards shall be assumed by, or replaced with, awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) determine that outstanding options and SARs shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards and restricted stock shall immediately lapse; (iii) determine that participants shall receive a payment in settlement of outstanding awards of RSUs, other stock-based awards, or performance awards, in an amount and form determined by the Committee; (iv) require that participants surrender their outstanding options and SARs in exchange for a payment by the Company, in cash or shares as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the participant’s unexercised options and SARs exceeds the exercise price; and (v) after giving participants an opportunity to exercise all of their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate. Such surrender, termination, or payment shall take place as of the date of the change in control or such other date as the Committee may specify. Without limiting the foregoing, if the per share fair market value of the shares does not exceed the per share exercise price, the Company shall not be required to make any payment to the participant upon surrender of the option or SAR. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the change in control or such other date as the Committee may specify.

How can the Equity Plan be amended, modified, or terminated?

2022 PROXY STATEMENT ›	28

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Equity Plan, the Board may amend, suspend, discontinue, or terminate the Equity Plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, discontinuation, or termination will be made without: (i) shareholder approval, if such approval is necessary to comply with tax, legal, securities exchange, or other regulatory requirements; or (ii) the consent of the affected participant, if such action would adversely affect any material rights of such participant under any outstanding award.
Except in connection with a corporate transaction involving the Company, the Company may not, without shareholder approval (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.
The Committee may at any time modify, amend, or terminate any or all of the provisions of the Equity Plan to the extent necessary: (i) to conform the provisions of the Equity Plan with Section 409A of the Code; and (ii) to enable the Equity Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award, prospectively or retroactively, without the consent of the participant, consistent with the terms of the Equity Plan; provided, that no such action will impair any material rights of a participant granted an award under the Equity Plan. The Committee is also authorized to make adjustments in terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the intended benefits.
What are the federal income tax consequences of awards granted under the Equity Plan?
The following brief description, which is based on existing law, summarizes the federal income tax consequences of the grant of awards under the Equity Plan. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change, which may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the Equity Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will generally realize taxable compensation at the date of exercise in the amount of the difference between the option price and the then market value of the shares, and income tax withholding requirements apply upon exercise. A deduction for federal income tax purposes will generally be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in the option shares is equal to the option price paid for such shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.
Incentive Stock Options. An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying stock generally depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.
If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the stock option and the Company will not be allowed an income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.
If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sale price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sale price over the option exercise price. In both situations, the tax deduction allowable to the Company is limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service (“IRS”) guidelines, the Company is not

2022 PROXY STATEMENT ›	29

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax.
Restricted Stock. Upon the grant of restricted stock, a participant will not recognize taxable income and the Company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which participant will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the shares. The amount recognized by the participant is subject to income tax withholding requirements. At the time the participant recognizes income with respect to the restricted stock, the Company is generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were taxable to the participant pursuant to the award.
Performance Awards, Restricted Stock Unit Awards, Stock Awards, Other Stock-Based Awards, and Stock Appreciation Rights. A participant who receives a performance award, restricted stock unit award, other stock-based award, or stock appreciation right will not be required to recognize any income for federal income tax purposes at the time of the grant of such award, nor is the Company entitled to any deduction at such time. The rules described above with respect to restricted stock apply to any award that is made in restricted shares. A participant who receives a stock award that is not subject to vesting restrictions will generally recognize ordinary income equal to the fair market value of the shares on the date of grant (less the price paid, if any, for the shares).
Except for awards made as restricted stock, when performance awards, restricted stock units, other stock-based awards or SARs are paid or shares are delivered to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered.
Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and the Company will generally be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.
Tax Withholding. The Company has the right to withhold from any payment of cash or stock to a participant or other person under the Equity Plan an amount sufficient to cover any required withholding taxes, including the participant’s social security and Medicare taxes (FICA) and federal, state, or local income tax, or such other applicable taxes (“taxes”) with respect to the award. The Company may require the payment of any taxes before issuing any stock pursuant to the award. The Committee may provide for withholding of such taxes through a reduction of the number of shares delivered to such participant, or allow the participant to elect to cover all or any part of such withholding for taxes, through a reduction of the number of shares delivered to the participant or a subsequent return to the Company of shares held by the participant, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
Impact of Section 409A. Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the Equity Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest, and an additional 20% tax on the vested amount underlying the award.
Limitations on Company’s Deduction. Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation in excess of $1 million in any year that is paid to its chief executive officer, chief financial officer, or any of its three other most highly compensated officers (“covered employees”), or other persons who have been covered employees after 2017. While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.
Consequences of Change in Control. If a change in control in the Company causes vesting of awards under the Equity Plan to accelerate, or is deemed to result in the attainment of performance goals, the participants could, in some cases,

2022 PROXY STATEMENT ›	30

PROPOSAL 5: APPROVAL OF THE GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
be considered to have received “excess parachute payments,” which could subject the participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s tax deduction for the compensation.
New Plan Benefits under the Equity Plan
The Committee has not granted any awards under the Equity Plan that are subject to shareholder approval of the Equity Plan. Participation and the types of awards under the Equity Plan are subject to the discretion of the Committee, consistent with the terms and limitations of the Equity Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the Equity Plan are not currently determinable. For information on awards made in 2021 to our NEOs, please refer to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” under the heading “Executive Compensation” elsewhere in this proxy statement.
Market Price of Shares
The closing price of the Company’s stock, as reported on the New York Stock Exchange on March 15, 2022 was $12.62.
The Board believes that the approval of the 2022 Long-Term Incentive Plan is in the best interest of the Company and its shareholders and recommends a vote “FOR” the proposal.

2022 PROXY STATEMENT ›	31

Ownership of Company Stock
To the best of the Company’s knowledge, the following table sets forth information regarding beneficial ownership of the Company’s outstanding common stock as of March 15, 2022 (except as otherwise noted) by: (1) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company; (2) each director, director nominee, and NEO; and (3) all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers for the securities listed. The number of shares beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, all shares to which a person has the right to acquire beneficial ownership within 60 days are considered beneficially owned by that person.
Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Shares Beneficially Owned (1)	% of Class
BlackRock, Inc.(2)	7,197,179	16.2%
The Vanguard Group, Inc.(3)	4,853,566	10.9%
Dimensional Fund Advisors LP(4)	3,359,027	7.5%
Carlson Capital, L.P.(5)	2,260,000	5.1%

Name of Beneficial Owner	Position	Total Number of Shares Beneficially Owned (6)	% of Class
Dante C. Parrini	Chairman of the Board & Chief Executive Officer	449,133	*
Kathleen A. Dahlberg	Director	90,540	*
J. Robert Hall	Director	87,290	*
Lee C. Stewart	Director	85,540	*
Kevin M. Fogarty	Director	82,842	*
Samuel L. Hillard	Senior Vice President & Chief Financial Officer	56,423	*
Bruce Brown	Director	51,436	*
Christopher W. Astley	Senior Vice President & Chief Commercial Officer	24,987	*
Eileen L. Beck	Vice President, Global Human Resources and Administration	22,813	*
Marie T. Gallagher	Director	17,349	*
Darrel Hackett	Director	11,419	*
Wolfgang Laures	Senior Vice President, Integrated Global Supply Chain and IT	—	*
All directors and executive officers as a group (15 individuals)(g)		1,064,751	2.38%
*indicates ownership of < 1%
(1)For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has, or shares, voting or investment power for such stock. As a result, more than one person may beneficially own the same security and, in some cases, the same shares are listed opposite more than one name in the table. The table includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed. The address of each director, director nominee, and NEO is c/o Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209.
(2)Pursuant to Amendment No. 13 to Schedule 13G filed on January 27, 2022, consists of shares beneficially owned, as of December 31, 2021, by BlackRock, Inc., a parent holding company with sole voting power over 7,098,761 shares, sole dispositive power over 7,197,179 shares, and shared voting power and shared dispositive power over 0 shares. Beneficial ownership reported by BlackRock, Inc. includes shares acquired by its subsidiaries: BlackRock Advisors LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Managers Ltd; and BlackRock Fund Advisors, which beneficially owns 5% or greater of the shares of common stock of the Company. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

2022 PROXY STATEMENT ›	32

OWNERSHIP OF COMPANY STOCK
(3)Pursuant to Amendment No. 13 to Schedule 13G filed on February 9, 2022, consists of shares beneficially owned, as of December 31, 2021, by The Vanguard Group, Inc., an investment advisor which has sole voting power and sole dispositive power over 0 shares and 4,774,680 shares, respectively, and shared voting power and shared dispositive power over 49,825 and 78,886 shares, respectively. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one person’s interest in the securities reported by The Vanguard Group, Inc. is more than 5% of the shares of common stock of the Company. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.
(4)Pursuant to Amendment No. 1 to Schedule 13G filed on February 8, 2022, consists of shares beneficially owned, as of December 31, 2021, by Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, with sole voting power over 3,291,357 shares, sole dispositive power over 3,359,027 shares, and shared voting power and shared dispositive power over 0 shares. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts, collectively referred to as the “Funds.” In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor, and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all of the securities reported by Dimensional Fund Advisors LP are owned by the Funds. Dimensional disclaims beneficial ownership of the securities reported by Dimensional Fund Advisors LP. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(5)Pursuant to Amendment No. 2 to Schedule 13G filed on February 25, 2022, consists of shares beneficially owned, as of February 24, 2022, by Carlson Capital, L.P., an investment advisor with sole voting power and sole dispositive power over 0 shares and shared voting power and shared dispositive power over 2,260,000 shares. Beneficial ownership reported by Carlson Capital, L.P. includes shares acquired by funds for which it serves as the investment manager: Double Black Diamond Offshore Ltd., Black Diamond Arbitrage Offshore Ltd., Delaware Domiciled Single Investor Limited Partnership - 101, Asgard Investment Corp. II, and Mr. Clint D. Carlson. The address of Carlson Capital, L.P. is 2100 McKinney Avenue, Suite 1800, Dallas, TX 75201.
(6)Represents shares beneficially owned by each owner as noted below:

Name of Beneficial Owner	Directly Owned	Indirectly Owned	Options to Acquire Stock (a)
Dante C. Parrini(b)	441,056	8,077	—
Kathleen A. Dahlberg	90,540	—	—
J. Robert Hall	87,290	—	—
Lee C. Stewart	85,540	—	—
Kevin M. Fogarty(c)	57,842	25,000	—
Samuel L. Hillard	56,423		—
Bruce Brown(d)	47,686	3,750	—
Christopher W. Astley(e)	24,056	931	—
Eileen L. Beck(f)	22,360	453	—
Marie T. Gallagher	17,349	—	—
Darrel Hackett	11,419	—	—
Wolfgang Laures	—	—	—
All Directors and executive officers as a group (15 individuals) (g)	1,023,375	41,376	—
(a)Represents the gross number of shares of common stock that would be issued upon exercise of vested stock-only stock appreciation rights (“SOSARs”) on the Record Date. As of the Record Date, the following NEOs had vested SOSARs:

Name	Number of Vested SOSARs
Dante C. Parrini	498,312
Christopher W. Astley	108,138
Samuel L. Hillard	63,286
Eileen L. Beck	32,097
Wolfgang Laures	N/A

2022 PROXY STATEMENT ›	33

OWNERSHIP OF COMPANY STOCK
(b)Consists of 8,077 shares held in a 401(k) account for the benefit of Mr. Parrini.
(c)Consists of 25,000 shares held indirectly in a family limited partnership for Mr. Fogarty.
(d)Consists of 3,750 shares held indirectly in a revocable trust for Mr. Brown.
(e)Consists of 931 shares held in a 401(k) account for the benefit of Mr. Astley.
(f)Consists of 453 shares held in 401(k) account for the benefit of Ms. Beck.
(g)Consists of 51,240 shares vesting within 60 days from the Record Date.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2021, regarding the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (4)
Equity compensation plans approved by security holders	2,190,495	$20.42	1,628,094
Equity compensation plans not approved by security holders	—	—	—
Total	2,190,495	$20.42	1,628,094
(1)Includes 611,428 RSUs; 499,954 PSAs; and 1,079,113 SOSARs. For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.
(2)Weighted average exercise price is based on outstanding SOSAR prices only.
(3)Represents the securities remaining available for issuance under the Effective Plan.
(4)For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than ten percent of our shares of our common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4, and 5, and any amendment thereto) with the SEC.
Based solely upon our review of the Forms 3, 4, and 5, as applicable, filed on EDGAR and the representations of the reporting persons, for the fiscal year ended December 31, 2021, we have determined that our executive officers, directors, and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner, other than one Form 4 for each of Beck, Elder, Hillard, Parrini, and Urey and two Forms 4 for Astley, all of which were inadvertently filed late due to administrative error.

2022 PROXY STATEMENT ›	34

Corporate Governance and Board of Directors
Corporate Governance Principles
The Board and Management are dedicated to effective corporate governance. The Board has adopted Corporate Governance Principles that provide a framework for the Company’s governance. The Board has also adopted a Code of Business Conduct and a Code of Business Ethics for our CEO and Senior Financial Officers. The Corporate Governance Principles are available on the Corporate Governance page of the Company’s website at www.glatfelter.com/investors/corporate-governance, which also contains the Company’s Articles of Incorporation and By-Laws, Code of Business Conduct, a list of the directors and executive officers of the Company, the charters of each of the committees of the Board, and the Code of Business Ethics for CEO and Senior Financial Officers. Copies of these materials are available, in print at no charge, upon request to the Secretary of the Company at 4350 Congress Street, Suite 600, Charlotte, NC 28209.
The Company intends to satisfy the disclosure requirement for any future amendments to, or waivers from, its Code of Business Conduct or Code of Business Ethics for CEO and Senior Financial Officers by posting such information on its website.
Board Composition and Leadership
The Board currently consists of eight members. Each year, the Board elects one of its members to serve as Board Chair. Under the Board’s governance structure, the Board Chair:
•presides at all meetings of the Board, other than executive sessions;
•identifies strategic issues to be considered for the Board agenda; and
•consults with directors on the development of the schedule, agenda, and materials for all meetings of the Board.
When considering the election of a Board Chair, the Board reviews its governance structure and the qualifications of each director and determines who is best qualified to chair the Board. The Board believes the Company and its shareholders are best served by having a Board Chair who has wide-ranging, in-depth knowledge of the Company’s business operations and the Company’s industry and who can best execute the Company’s strategic plan. Based on his extensive experience and knowledge of the Company’s operations, industry, competitive challenges, and opportunities, the Board has determined that Dante C. Parrini is the director best qualified to serve in the role of Board Chair. Mr. Parrini currently serves as the Board Chair. The Board nominated Mr. Parrini in February 2022 to continue as Board Chair effective as of the Board’s annual meeting in May 2022, subject to his re-election as a director at the Annual Meeting. For the foregoing reasons, the Company believes it is in the best interest of the Company and its shareholders to have combined roles of Board Chair and CEO.
The Board has also determined that when the same person serves as both Board Chair and CEO, the interests of the Company and the shareholders are best served by appointment of an independent Lead Director. Lee C. Stewart currently serves as the independent Lead Director. In February 2022, the Nominating and Corporate Governance (“NCG”) Committee recommended, and the independent directors approved, Mr. Stewart to serve as the independent Lead Director, effective on the date of the Annual Meeting, subject to his re-election as a director at the Annual Meeting. The Lead Director presides over the executive sessions of the Board and coordinates and develops the agenda for those sessions. The Lead Director communicates to the Board Chair regarding the discussions at executive sessions as appropriate. In the absence or disability of the Board Chair, the Lead Director assumes the authority and performs the duties of the Board Chair, as provided in Section 2.18 of the Company’s By-Laws, including presiding at any Board meeting at which the Board Chair is not in attendance.
Board Independence
The Corporate Governance Principles and the Company’s policies and procedures provide for an empowered, independent Board and the full involvement of the independent directors in the Board’s operations and decision making.
As set forth in the Company’s Corporate Governance Principles, the Board has adopted the listing standards of the New York Stock Exchange (the “NYSE”) for determining the independence of directors, which require that a director not have a material relationship with the Company.

2022 PROXY STATEMENT ›	35

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Annually, each member of the Board is required to complete a questionnaire designed, in part, to provide information to assist the Board in determining if the director is independent under NYSE rules and our Corporate Governance Principles. In addition, each director or director nominee has an affirmative duty to disclose to the NCG Committee relationships between and among that director (or an immediate family member), the Company, or Management. The Board has determined the following directors are independent and have no material relationship with the Company: Messes. Dahlberg and Gallagher and Messrs. Brown, Fogarty, Hackett(1), Hall, and Stewart. The Board has determined Mr. Parrini, as the Company’s CEO, is not an independent director as defined under the NYSE listing standards and the Company’s Corporate Governance Principles.
(1) As described on page 17, Mr. Hackett is Head of BMO U.S. Wealth Management, an affiliate of the Bank of Montreal (BMO), a leading, full-service financial services provider.  BMO Capital Markets is an analyst firm currently providing research coverage on the Company.  Prior to his nomination, the Board considered the potential for a conflict of interest in connection with Mr. Hackett’s employment with, and our analyst coverage by, BMO, as well as any independence issues or other potential adverse impacts as a result of Mr. Hackett serving on the Board. The Board determined that BMO Capital Markets’ research coverage does not impact Mr. Hackett’s independence.
Evaluation of Board Nominees
The NCG Committee reviews all director nominations submitted to the Company, including individuals recommended by shareholders, directors, or members of Management, using the same criteria. When evaluating whether to recommend an individual for nomination or re-nomination, the NCG Committee will consider, at a minimum and in accordance with the Company’s Corporate Governance Principles, the candidate’s independence, availability to serve on the Board, knowledge, experience, skills, expertise, wisdom, integrity, business acumen, and understanding of the Company’s business environment.
Although the Company does not have a formal policy on Board diversity, the NCG Committee considers a wide variety of qualifications, attributes, and other factors in evaluating director candidates and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each director candidate, the NCG Committee considers how the candidate’s background, experience, qualifications, attributes, and skills meet the needs of the Company, and may complement, supplement, or duplicate those of other prospective candidates.
The NCG Committee reviews the qualifications of each incumbent director, including the director’s understanding of the Company’s business and the environment in which the Company operates, attendance and participation at Board and applicable committee meetings, and independence, including any relationships with the Company. Prior to nomination, each candidate for director must consent to stand for election, and each director nominee must agree in writing to abide by the Company’s majority voting policy.
After the NCG Committee has completed its evaluation of all director candidates, it presents a recommended slate of directors to the Board for consideration and approval. The NCG Committee also discusses with the Board any candidates considered by the NCG Committee but not recommended for election or re-election as a director.
Based on the process described above, the NCG Committee recommended, and the Board approved, the nomination of all eight of the incumbent directors for re-election at the Annual Meeting. These decisions were based on the individual experiences, qualifications, attributes, and skills of each candidate, including as described in the skills matrix on page 7. The NCG Committee and the Board assessed these factors in light of the Company’s business.
Resignation and Majority Voting Policy
Director Nominee Irrevocable Resignation
Each person who is nominated to stand for election as director must, as a condition to such nomination, tender an irrevocable resignation in advance of the meeting for the election of directors.  Such resignation will be effective if, pursuant to the Company’s By-Laws, (a) the person does not receive a majority vote at the next meeting for the election of directors; or (b) in the case of a nominee who is an incumbent director, the Board accepts the resignation.
Majority Voting
Contested Election. In an election of directors, where the Board determines that the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast.
Uncontested Election. If in an election of directors in which the number of director nominees does not exceed the number of directors to be elected, any director nominee who is not an incumbent director and receives a plurality of the votes cast but does not receive a majority of the votes cast, such director nominee’s resignation will be automatically accepted. If the

2022 PROXY STATEMENT ›	36

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
director nominee is an incumbent director and receives a plurality but not majority of the votes cast, the NCG Committee will make a recommendation to the Board on whether to accept the director’s resignation or whether other action should be taken. The incumbent director not receiving a majority of the votes cast will not participate in the NCG Committee’s recommendation or the Board’s decision regarding the tendered resignation. The independent members of the Board will consider the NCG Committee’s recommendation and publicly disclose the Board’s decision and the basis for that decision within 90 days from the date of the certification of the final election results.
A director whose resignation is not accepted by the Board will continue to serve until the next annual meeting at which he or she is up for election and until his or her successor is duly elected, or until his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a director nominee who is not an incumbent director is deemed to have automatically resigned, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s By-Laws, or may amend the Company’s By-Laws to decrease the size of the Board.
Board Meetings
The Board held nine meetings during 2021. The standing committees established by the Board held a combined total of 15 meetings in 2021. Each director attended 75% or more of the total number of Board and committee meetings on which he or she served in 2021; overall attendance at such meetings was 100%. Independent directors meet in regularly scheduled executive sessions (without Management), presided by the Lead Director.
Although the Company does not have a formal policy regarding director attendance at the annual meeting of shareholders, directors are strongly encouraged to attend the annual meeting of shareholders and historically have done so. All of our directors virtually attended the 2021 Annual Meeting of Shareholders.
Committees of the Board of Directors
Our Board has three standing committees: Audit, Compensation, and Nominating & Corporate Governance (NCG). Each standing committee has its own charter, which is available, at no charge, from the Secretary or on the Company’s website at: www.glatfelter.com/investors/corporate-governance.
The Board determined that all members of each of the Audit, Compensation, and NCG Committees are independent as required under the NYSE listing standards and the applicable SEC rules and regulations.

2022 PROXY STATEMENT ›	37

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
The following chart provides a summary of each Board standing committee’s duties and responsibilities:

Board Committees
Committee	Responsibilities and Duties	2021 Members (Effective February 17, 2021)	Meetings in 2021
Audit Committee	The Audit Committee assists the Board with oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company; the compliance by the Company, its directors and officers with applicable laws and regulations and its Code of Business Conduct; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and financial policies and other matters of financial significance to the Company.	Marie T. Gallagher (1), (2), (3) Kathleen A. Dahlberg (3) Darrel Hackett (2), (3) J. Robert Hall (2), (3) Lee C. Stewart (2), (3)	7
Compensation Committee	The Compensation Committee is responsible for the Company’s human capital programs and an executive compensation policy designed to support overall business strategies and objectives; attract, retain, motivate and reward key executives; link compensation with organizational performance while appropriately balancing risk and reward; align executives’ interests with those of the Company’s shareholders; provide competitive and reasonable compensation opportunities; and review and approve non-employee director compensation. The Compensation Committee also oversees the Company’s executive compensation and incentive plans.	Bruce Brown (1) Kevin M. Fogarty Darrel Hackett J. Robert Hall	5
Nominating & Corporate Governance Committee	The NCG Committee advises the Board on all corporate governance matters, monitors the Company’s compliance with corporate governance guidelines, and periodically reviews such guidelines to ensure that they are appropriate for the Company and comply with the requirements of the SEC and the NYSE. The NCG Committee is responsible for recommending Board size and composition and nominating directors to the Board and its committee and leadership positions. The NCG Committee also oversees the annual self-assessment of the Board and its committees and has oversight of the Company’s ESG strategy, risk management, and compliance.	Kevin M. Fogarty (1) Bruce Brown Kathleen A. Dahlberg Marie T. Gallagher	3

(1)Committee Chair
(2)Financial Expert, as defined in the applicable SEC regulations (only shown for Audit Committee)
(3)Financially Literate within the meaning of the NYSE listing standards (only shown for Audit Committee)

Continuing Board Education
We believe our shareholders are best served by a board that is well versed in subject matters relevant to board service and thoroughly comprehends the role and responsibilities of an effective board in the oversight and management of the Company. The Board regularly conducts Board education sessions on relevant topics for the Company’s future growth and success and to stay informed about best governance practices. We also feel it is appropriate for our directors to have access to educational programs on an ongoing basis to assist them in performing their duties as directors. The Company will reimburse directors for the reasonable costs of attending relevant and timely director education programs approved by the Board Chair. Since November 2017, the Company has been a member of the National Association of Corporate Directors. This membership provides continuing education programs, research data, conferences and other resources for the Company’s directors and executives. The NCG Committee periodically reviews and oversees orientation programs for newly-elected directors and suggests topics for continuing education programs for incumbent directors .

2022 PROXY STATEMENT ›	38

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Board Self-Assessment
Our Board believes in a constructive self-assessment process as a governance best practice to improve Board performance and ensure it is functioning effectively. As required by our Corporate Governance Principles, the NCG Committee oversees an annual self-assessment of the Board and its committees. Each director completes a written questionnaire to gather suggestions for improvement and feedback on a range of issues related to Board and committee effectiveness. Outside counsel to the Board reviews the questionnaire responses and additionally conducts individual interviews with each director. The feedback is aggregated and summarized by counsel, who shares the feedback with the Board and its committees during their regularly-scheduled meetings. Changes to Board practices, procedures, and agendas are considered and implemented in response to the feedback as appropriate.
The Board also conducts an annual review of its corporate governance documents, including its Corporate Governance Principles, By-Laws, and committee charters, and recommends revisions accordingly.
Risk Oversight
The Board plays an active role in risk oversight to ensure that Management is taking appropriate actions to identify, evaluate, manage, and mitigate significant risks. The Board reviews risks associated with the Company’s strategic plan and enterprise level risks annually at a strategic planning session. Periodically throughout the year, the Board actively monitors risks associated with the Company’s strategic plan through formal business updates it receives from Management, including an annual report from Company executives on information security matters.
The Board administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation. In performing this oversight function, each committee has full access to Management, as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties. At each regularly-scheduled Board meeting, the Chair of each committee reports to the Board on the committee’s oversight activities, as needed.
The Company’s Management is responsible for identifying, evaluating, managing, and mitigating the Company’s risk exposures. The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.
The below chart summarizes the Board’s risk-governance framework:

Board of Directors
Oversees the management of risks inherent in the operation of the Company’s business and the implementation of its strategic plan.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Management	Internal Audit
Oversees significant risks relating to accounting, foreign exchange, commodity exposures, contingent liabilities, reporting matters, cyber-security, insurance, natural disasters, environmental and ESG, regulatory requirements, compliance with laws and regulations, and the Company’s Code of Business Conduct. Oversees the evaluation of internal control effectiveness and meets regularly with representatives of the Company’s independent auditors.	Oversees the Company’s human capital programs and compensation policies and procedures, including the incentives that such policies create and factors that may reduce the likelihood of excessive risk taking, to determine whether such policies present a significant risk to the Company.	Oversees the Company’s governance matters including the development and maintenance of the Company’s Corporate Governance Principles and related policies and provides oversight of the Company’s ESG strategy, risk management and compliance.	Oversees the implementation, execution, and evaluation of policies, procedures, programs, and internal controls designed to identify and mitigate significant risks in order to provide reasonable assurance in the protection of Company assets and achievement of its strategic plans.	Assists and advises the Company’s Management in identifying, evaluating, improving, and monitoring risk management techniques and methodologies as part of the Company’s enterprise risk management and internal control framework. The Company’s Director, Internal Audit reports functionally directly to the Audit Committee.

2022 PROXY STATEMENT ›	39

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Director Compensation
Non-employee directors receive compensation for their service that is designed to compensate them fairly for the time, effort, and accountability required of a director and align their interests with our shareholders. In making its recommendation to the Board on independent director compensation, the Compensation Committee considered the results of an analysis of director compensation provided by Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee’s independent compensation consultant. Meridian conducted a competitive assessment that included a review of annual cash retainers, annual equity grants, meeting fees, and committee fees compared to the Company’s compensation peer group (see page 54 regarding the Compensation Peer Group). The results of the assessment determined that non-executive director total compensation approximates the median of the peer group, and that the Company’s pay policies are aligned with market. No changes were made to independent director compensation in 2021.
Cash Compensation
In 2021, the non-employee director compensation included the following cash fees for service:
•Annual cash retainer fee: $70,000
•Additional fees for those serving in role:
◦Audit Committee chair: $20,000
◦Compensation Committee chair: $15,000
◦NCG Committee chair: $10,000
◦Lead Director: $20,000
In addition to the annual retainer, non-employee directors were paid in cash $1,500 for each standing Board committee meeting they attended in excess of eight meetings per year (May 1 – April 30). All accrued, but unpaid, director cash compensation payments are made twice annually, in May and November.
Equity Compensation
In 2021, each non-employee director received an annual RSU award valued at $115,000 on the grant date. Such awards fully vest, all restrictions lapse, and the shares are paid out on the first anniversary of the grant date. During the one-year vesting period, quarterly dividends accrue in the form of additional RSUs (but are not vested or paid until the awards vest). RSUs granted to directors will immediately vest upon a change in control and in the event of the death or disability of the director.
Deferred Compensation
Pursuant to the Company’s Deferred Compensation Plan for Directors, every year, each non-employee director may elect to defer 50%, 75%, or 100% of his or her annual retainer for serving on the Board. Any fees paid to a director for attending meetings of any Board committee or for serving as a chair may not be deferred. No deferral elections were made in 2021.
Other Benefits and Coverage
Each non-employee director is covered by the Company’s director and officer liability insurance policy, has entered into an indemnification agreement with the Company, and is covered under the Company’s travel accident insurance policy.
Share Ownership Guidelines
The Company has established share ownership guidelines for non-employee directors to enhance their alignment with shareholders’ interests. The share ownership guidelines preclude the sale of shares by a director until he or she holds shares with a value equal to five times the annual Board retainer of $70,000. Directly held shares and unvested RSUs count toward attainment of the guideline. All directors are in compliance or on track to be in compliance with the share ownership guidelines.

2022 PROXY STATEMENT ›	40

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Payments to Directors in 2021
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total
Bruce Brown(4)	$91,000	$115,000	$206,000
Kathleen A. Dahlberg	$77,500	$115,000	$192,500
Nicholas DeBenedictis(5)	$7,500	—	$7,500
Kevin M. Fogarty(6)	$82,000	$115,000	$197,000
Marie T. Gallagher(7)	$94,000	$115,000	$209,000
Darrel Hackett	$70,000	$115,000	$185,000
J. Robert Hall	$71,500	$115,000	$186,500
Ronald J. Naples(8)	$3,000	—	$3,000
Lee C. Stewart(9)	$101,500	$115,000	$216,500
(1)Only non-employee directors receive compensation for service on the Board. Accordingly, our CEO, Mr. Parrini, does not receive compensation for his services as a director.
(2)The amounts include annual retainer fees, meeting fees, and chair fees paid in cash.
(3)In accordance with ASC Topic 718, the amount shown for all directors, except where otherwise noted, is based on the fair market value of $15.71 per share for RSUs granted on May 6, 2021, which vest one year after the grant date. As of December 31, 2021, the current directors held the following number of outstanding Restricted Stock Units:

Director Name	Number of Restricted Stock Units Outstanding
Bruce Brown	7,320
Kathleen A. Dahlberg	7,320
Nicholas DeBenedictis	7,320
Kevin M. Fogarty	7,320
Marie T. Gallagher	7,320
Darrel Hackett	7,320
J. Robert Hall	7,320
Ronald J. Naples	7,320
Lee C. Stewart	7,320

(4)Mr. Brown’s compensation includes a pro-rated fee for chairing the Compensation Committee from February to April 2021.
.
(5)Mr. DeBenedictis retired in May 2021. The compensation represents committee fees in excess of 8 meetings attended through April 30, 2021.

(6)Mr. Fogarty’s compensation includes a pro-rated fee for chairing the NCG Committee from February to April 2021.

(7)Ms. Gallagher’s compensation includes a pro-rated fee for chairing the Audit Committee from February to April 2021.

(8)Mr. Naples retired in May 2021. The compensation represents committee fees in excess of 8 meetings attended through April 30, 2021.
(9) Mr. Stewart’s compensation includes a pro-rated Lead Director fee paid in cash from February to April 2021.

2022 PROXY STATEMENT ›	41

Enhancing Everyday Life®…Sustainably
Overview
Our commitment to sustainability and being a responsible corporate citizen has been an essential part of Glatfelter since our founding in 1864. Today, it is reflected in our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We strive to engineer our products with the right balance of performance and sustainability while operating our business in line with our core values. We are proud of our role in contributing to the health, well-being, and everyday living of millions of people around the world.
As a result of the strategic transformation we have undertaken over the last few years, “the new Glatfelter” consists of three global operating segments – Composite Fibers, Airlaid Materials, and Spunlace – serving high-value, niche nonwovens growth markets. We operate the business using a functional operating model that enables us to work across the enterprise to address areas such as supply chain effectiveness, product innovation, and sustainability. We believe these initiatives are important in our transformation to a less capital-intensive business that consistently meets or exceeds our shareholders’ expectations.
Since 2019, Glatfelter has implemented the following measures to formalize its sustainability program under the ESG (Environmental, Social, Governance) pillars:
•Established an executive leadership role with dedicated responsibility for advancing the Company’s ESG program aligned to its long-term growth strategy.
•Formed a cross-functional ESG Steering Committee (co-led by the Legal and Investor Relations functions), whose primary role includes setting the sustainability/ESG strategy and providing implementation support to Glatfelter’s segments and facilities.
•Created and published a formal Sustainability Policy, which complements our existing Global Health and Safety Policy, Environmental Policy, Quality Statement, Glatfelter Code of Business Conduct, and other corporate governance documents, all of which are available on our website.
•Conducted a materiality assessment process to identify our ESG priorities. Our process included peer and industry research, internal stakeholder interviews, an ESG Steering Committee workshop, analysis of ESG ratings and sustainability standards (most notably the Global Reporting Initiative, Sustainability Accounting Standards Board framework, and U.N. Sustainable Development Goals), and application of best practices. We evaluated topics based on their potential impact on Glatfelter, our ability to impact them, and our stakeholders’ interest in the topics.We settled on seven priorities, which are organized along the Environmental, Social, and Governance pillars (see below).
•Updated the Sustainability section of our website to reflect the formal Glatfelter ESG program.
•Published a Human Rights Policy on our website that expanded on the human rights declarations already existing in our Glatfelter Code of Business Conduct.
•Issued our first ESG Report for 2019-2020 – “Enhancing Everyday Life® . . . Sustainably,” to share Glatfelter’s ESG priorities and progress.
•Expanded our Human Resources programs to include market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the evolving dynamics of the global workforce.
•Determined the NCG Committee of the Board will have ultimate oversight of ESG for the Company, with regular reporting to the full Board.
•As noted earlier, Glatfelter completed the acquisition of Jacob Holm in October 2021. This acquisition contributed to positioning Glatfelter among the leading manufacturers of sustainable nonwovens. Like Glatfelter, Jacob Holm had a track record of commitments to sustainability and environmentally responsible products. Jacob Holm published its first Corporate Sustainability Report in Q2 2021 and conducted its own materiality assessment. Material topics have a significant overlap with those identified by the legacy Glatfelter business.
•The additional scale achieved through acquisition allowed us to create dedicated roles focused on ESG, which enable us to accelerate the execution of our ESG strategy going forward.

2022 PROXY STATEMENT ›	42

SUSTAINABILITY
•We are in the process of integrating the Sustainability strategy of legacy Glatfelter, Mount Holly, and Jacob Holm to align goals, priorities and capabilities at an enterprise level.

Our ESG / Sustainability Priorities

Environmental

- Environmental Management
- Innovation and Environmentally Responsible Products

Social

Governance and Ethics

- Corporate Governance
- Ethics and Integrity

Glatfelter’s ESG Steering Committee is responsible for setting the sustainability/ESG strategy for the Company and providing implementation support to the business and individual facilities. The ESG Steering Committee is composed of members from Legal, Investor Relations, Human Resources, Supply Chain, Finance, Marketing/Business Development, Product Innovation, and EHS (Environmental, Health & Safety) to encourage cross-functional insight and expertise. The ESG Steering Committee reports to the CEO and also provides ESG updates to the NCG Committee, which has oversight for ESG, at least bi-annually. The Board also receives an annual update on EHS progress.
Environmental Initiative
Glatfelter is committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. As stated in our Environmental Policy, our concern for the environment guides everything we do in our business. The Environmental Policy further reflects our commitment to comply with applicable environmental laws and regulations, practice pollution prevention, and improve our environmental performance. Instituted in 1997 as part of the ISO 14001 certification process, our Environmental Policy is the foundation for our Environmental Management Systems and reflects one of our Core Values – Environmental Responsibility.
Glatfelter strives to deliver engineered products that perform well, use natural materials responsibly, and contribute to waste reduction in both the manufacturing process and following their end use. Our environmental pillar is focused in two areas that impact our business and where we can make a difference for our stakeholders: (1) Environmental Management; and (2) Innovation and Environmentally Responsible Products.
Environmental Management
Glatfelter focuses its environmental management on maintaining compliance with all environmental laws and regulations in the regions where we operate, as well as developing programs and continuous improvement initiatives that address areas such as natural resource management, energy-efficient processes, and waste reduction.
Natural resource management: Natural materials are the most significant feedstock in our manufacturing processes. Glatfelter has achieved Forest Stewardship Council certification at all our manufacturing facilities – maintaining a strong chain of custody to ensure that 100% of the wood fibers we use come from well-managed, sustainable forests. In addition, as the world’s top purchaser of abaca fiber, Glatfelter monitors its farmers and traders to ensure they follow local compliance requirements and Glatfelter’s Supplier Code of Conduct. We also partner with the Rainforest Alliance™ and Sustainable Agricultural Network to ensure abaca farms meet both groups’ standards for environmental, social, and economic sustainability.

2022 PROXY STATEMENT ›	43

SUSTAINABILITY
Water is a significant natural resource input for our Composite Fibers and Spunlace businesses. Water is used within the manufacturing process, for equipment cleaning and in a few cases, for cooling purposes. Apart from the cooling water, all water used in our manufacturing process is recycled at least once. For water that can no longer be used in the manufacturing process, each manufacturing facility has a dedicated wastewater treatment process to remove solids and biodegradable materials to ensure that the final effluent discharged back into the water system meets or exceeds regulatory requirements. We also seek to identify manufacturing efficiency measures that reduce the amount of water required. We regularly discuss water-related risks with public officials and local authorities. Our Airlaid Materials products are manufactured with a dry forming process where water is not a significant natural resource. Overall, our operations used 69.8 m3 of water per tonne of production in 2021.
Energy usage: One of the byproducts of transforming our business into a leading global supplier of engineered materials is that we have become a less-energy-intensive, lower-emissions company. Nonetheless, in 2021 direct energy spend accounted for low double-digit percentage of our cost of goods sold, and we seek to drive efficiencies through equipment upgrades and process improvements, where feasible. Five of our European sites comply with formal energy management systems (ISO 50001) to drive energy efficiency. At several of our Composite Fibers facilities, we produce a significant amount of electricity through co-generation, which produces useful heat that can be used in the manufacturing process. In 2021, a total of 70,445 megawatt hours of electricity was produced by co-generation and our operations consumed 1.55 megawatt hours of electricity per tonne of production. Approximately 86% of our consumed electricity came from the grid in 2021. We continue to look for opportunities to drive efficiencies and reduce our use of nonrenewable energy.
Greenhouse gas emissions: We are working to lower our greenhouse gas emissions by reducing our carbon dioxide emissions and increasing our energy efficiency across our operations. In addition to using the co-generation process and complying with ISO 50001, other efforts include driving improvements in efficiency and investing in more efficient equipment and processes, such as variable speed drives on motors, improved heat recovery, installation of LED lighting, and better control processes. Our greenhouse gas emissions in 2021 were 0.61 tonnes per metric tonne of production, which represents approximately the same performance as 2020.
Waste: Consistent with our application of Lean Manufacturing and Six Sigma principles, we view waste as an opportunity to improve efficiency and cost effectiveness, while reducing our environmental impact. We have had waste reduction and recycling success in all three of our business segments. For example, a significant volume of off-spec material in Composite Fibers is used for lower-grade applications. In Airlaid Materials, we strive for zero waste to landfill by recycling materials and finding buyers who value our byproducts’ high-absorbency performance. In Spunlace, technology-based engineering improvements were implemented to ensure greater precision and significantly reduced manufacturing waste. Overall, we have dedicated resources focused on repurposing our by-products across all three segments. We also have general business waste recycling efforts in place at our corporate headquarters and several of our major locations.
Innovation and Environmentally Responsible Products
We believe our commitment to innovation and environmentally responsible products gives us a competitive advantage in an environment of elevated sustainability awareness. We collaborate and work directly with our customers to help them achieve their sustainability goals and demonstrate their environmental commitments to their customers.
To capitalize on these opportunities, we are focused on two primary areas: (1) Helping our customers and markets appreciate the full sustainability benefits of our existing products, which are mostly plant-based; and (2) Developing new products with enhanced sustainability profiles, such as replacing oil-based plastic ingredients with recycled polymers or plant-based materials. These developments consider a product’s end of life, providing improved recyclability, biodegradability, and compostability.
Environmentally responsible products: Plant-based materials are the most significant raw material input in all our products. In fact, an average of 60% to 80% of our Airlaid Materials and Composite Fibers product content is wood-based cellulose fiber, with many containing 100% plant-based materials. Any remaining materials in our products consist of a combination of binders, coatings, and adhesives – some of which are derived from petroleum products. In our Spunlace segment, plant-based fibers represent the primary input for most products. Our proprietary airlaid-hydroentangled technology allows the production of products that are highly dispersible and are typically ranked as best-in-class solutions in terms of performance and flush-ability and dispersibility in personal care applications. A blend of plant-based and polymer-based fibers characterizes the portfolio directed to industrial and healthcare or institutional customers, where high performance is paramount and the disposal of the products after use happens in a regulated environment. Our proprietary Sontara® process technology ensures the performance of these products for highly engineered applications is unparalleled. Environmental considerations are an ongoing part of product line discussions internally and with customers and suppliers in all our segments.

2022 PROXY STATEMENT ›	44

SUSTAINABILITY
Innovation: Sustainability considerations have consistently been part of every new product development program at Glatfelter. Our research and development (R&D) scientists and product developers are actively and systematically evaluating ideas for products and applications that have a smaller environmental impact. This includes ways to further reduce the use of virgin plastics in our finished goods, including increasing bio-based content in wipes, tabletop, and feminine hygiene products, and studying alternative materials for food and beverage filter media applications. Given that many of our products already have a relatively high percentage of natural content, we believe we have an advantage in developing next-generation solutions that are environmentally sustainable to further differentiate Glatfelter in the marketplace.
Through the acquisition of the Spunlace business, we now have a leading position as a nonwoven supplier of Personal Protective Equipment (PPE) to various critical first responders, from nurses and doctors using spunlace drapes, gowns, and other protective equipment, to fire fighters using fire blocking equipment containing Sontara® high performance nonwovens.
Social Initiative
Social Responsibility is a Glatfelter Core Value, and we have a consistent record of following through on our commitments and supporting communities where we work and live. We have three areas of focus in the “S” pillar: (1) Occupational Health and Safety; (2) Product Safety and Quality; and (3) Community and Employee Engagement.
Occupational Health and Safety
We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs.
Safety first: Glatfelter facilities are striving to be “injury free every day” through implementation of our Global Health & Safety Policy, a focus on regulatory compliance, site-specific safety plans and safety resources/training, and an ongoing risk assessment and safety auditing program. Seven of our fifteen manufacturing facilities and one of our specialty fiber facilities are third-party certified under the Occupational Health and Safety management standard ISO 45001.

Safety performance: We track multiple critical safety metrics, including total case incident rate (TCIR) to encourage and ensure continuous improvement and mitigation of potential safety risks. In recent years, Glatfelter’s TCIR has consistently ranked in the top quartile of safety performance in our industry. For 2021, Glatfelter continued to deliver top quartile safety performance with a TCIR of 0.94. TCIR represents the average number of work-related injuries incurred by 100 full-time employees working 200,000 hours per year (40 hours/week for 50 weeks). A number of our facilities have multi-year incident free records demonstrating excellent continuing safety performance.
Product Safety and Quality
People around the world rely on Glatfelter’s solutions for their most important daily needs – from their morning cup of coffee or tea to the cleaning wipes used to keep their families healthy. We take pride in our role in Enhancing Everyday Life®.
Compliance: Ensuring a consistent, high level of product safety and quality is critical given our leading positions in several food-grade, personal hygiene, and medical categories. Our regulatory obligations with various products include complying with requirements and guidelines from the U.S. Food and Drug Administration, U.S. Federal Trade Commission, European Union, and ISO 9001 quality standards. We conduct extensive product testing during both the development and commercialization stages, and have an ongoing program to make sure that, first and foremost, our products continue to meet or exceed product safety requirements and quality specifications. For the third consecutive year, the Company had no product recalls due to product safety or quality concerns.
Supply chain: We partner with stable, trusted, high-quality suppliers and contractors who uphold our standards of safety and quality as outlined in Glatfelter’s Supplier Code of Conduct and Glatfelter’s Human Rights Policy, and we encourage them to expect the same of their suppliers and contractors. Our questionnaire for qualifying suppliers looks at a wide variety of factors, including their safety, compliance, and quality.
Community and Employee Engagement
Glatfelter owes its success in large part to the dedication of its employees and support from the communities where we operate. We aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home.

2022 PROXY STATEMENT ›	45

SUSTAINABILITY
Community: Glatfelter has a long history of positively impacting our local communities and groups through philanthropy, volunteer work, and other charitable initiatives. We believe our efforts help to improve the quality of life for the communities in which we live and work, and we value the relationships we have built with government entities, community leaders, business partners, and nonprofit and volunteer organizations. We focus our support for nonprofit giving in four key areas: Education, Civic, Environment, and Arts and Culture. Our leadership team encourages each business location to identify and support local initiatives in these four areas. After moving our corporate headquarters from York, Pennsylvania, to Charlotte, North Carolina in 2020, we are committed to having a meaningful, sustained impact in the Charlotte metropolitan community, as well as other communities and regions where we operate.
Employees: Glatfelter people are an essential component of our success and ability to drive growth and innovation. Even as our organization has undertaken substantial change in recent years, our culture and our Core Values have remained strong. We are always working to implement and integrate enterprise-level systems for talent attraction, career development, and training. We are a global company embracing different cultures and backgrounds. Our people, including our Management team, are diverse. We rely on in-country hiring for both salaried and production positions to ensure we are aligned with local laws and culture. Additional details of our employee engagement initiatives are provided in the Human Capital Management section.

Governance and Ethics Initiative
The pursuit of our vision to be the leading global supplier of engineered materials is supported by strong corporate governance standards, the Glatfelter Code of Business Conduct, and a variety of policies and principles, including a new specific policy demonstrating our commitment to human rights. Our “G” priorities are: (1) Corporate Governance; and (2) Ethics and Integrity.
Corporate Governance: Our commitment to sustainability and responsible corporate practice begins with our Board. As discussed elsewhere in this proxy statement, our directors have a varied and balanced combination of backgrounds and experiences that span a broad range of industries in the public, private, and not-for-profit sectors. The slate of director nominees has 25% gender diversity and 12.5% racial/ethnic diversity. Four of our eight director nominees have environmental/sustainability skills and experience, and all Board members have skills and experience in corporate governance, compliance, and risk management. In 2020, the Board determined that the NCG Committee should have ultimate oversight of ESG for the Company, although each Board committee has identified ESG responsibilities incorporated into their respective committee charters. The Board received several reports from Management in 2021 on ESG-related matters.
Ethics and Integrity: Glatfelter’s expectation is that our personal and business ethics shall be above reproach. We believe our accomplishments, as well as our prospects, are based not just on what we have done, but how we have done it. The decisions we make and why we make them are key to our continued success as a high-integrity company. The Glatfelter Code of Business Conduct aligns with our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility, and defines appropriate conduct and behaviors for our organization and conducting business. Every quarter, we provide compliance and ethics training for salaried employees, who are required to pass a test with a score of 80% or better to complete the training. We expect, and regularly achieve, 100% participation in the training by the completion deadline.
As we rely more and more upon electronic systems to conduct our business, cyber-security and protection of the Company's information and personal data has grown in importance. To address the human element of data protection, our employees complete information security and compliance training annually. Additionally, employees are subject to intermittent phishing tests throughout the year that can result in supplemental training for those who do not take the appropriate actions.
We have controls in place for our employees and outside partners to report and address critical concerns. Our Integrity Helpline provides a free, anonymous, and confidential way to make a report and is available 24 hours a day, seven days a week in multiple languages to support our global population. Concerns may also be shared directly with our Legal Department or the Audit Committee Chair.
In 2020, we officially adopted and published our Human Rights Policy, which expanded on the human rights language that has been part of the Glatfelter Code of Business Conduct and other employment policies for years. This policy demonstrates our commitment to ensure our business and supply chain adhere to high ethical standards to protect human rights. Our Human Rights Policy covers a range of topics including safety and health, prohibition of child labor, diversity/equal opportunity, and the right to water.

2022 PROXY STATEMENT ›	46

Human Capital Management
Our business is guided by our diverse Board of Directors and Management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth within our 2021 Form 10-K for the fiscal year ended December 31, 2021 under the caption “Executive Officers.” As of December 31, 2021, we employed approximately 3,250 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers, airlaid materials, and spunlace products. Our facilities are a continuous flow manufacturing operation with approximately 61% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines.
The daily work of Glatfelter employees is rooted in the Company’s longstanding Code of Business Conduct and Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We understand how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home.
Throughout 2021, we took several key actions to ensure ongoing business continuity in response to the continued impacts from the global pandemic and the highly-competitive labor market. Examples include the cultural integration of the acquisitions; retention of key Management; adoption of contemporary work arrangements including hybrid and remote constructs, where feasible; assessment of competitive production labor rates and compensation offerings; expansion of employee well-being programs; and progress with enhancing the Company’s culture of diversity and inclusion.
Employee Health and Safety
The safety, health, and overall well-being of our employees remain a top priority. We have a well-established safety management system aimed at sustaining our top-quartile industry safety performance. We regularly adapted our safety, hygiene, and communication protocols throughout our facilities in response to the ongoing COVID-19 pandemic. As a result, all our facilities have remained open so that we can be part of the essential workforce supporting global response efforts to the pandemic.
In 2021, we expanded our employee well-being program to include confidential mental health resources accessible to employees and their family members and we deployed management training to create additional awareness of the evolving needs of employees and the role of management for ensuring those needs are met.
We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs. Glatfelter facilities are striving to be “injury free every day” through the implementation of our Global Health & Safety Protocol, regulatory compliance, site-specific safety plans, safety resources and training, ongoing risk assessment, and a safety auditing program. We track multiple safety metrics to encourage and ensure continuous improvement and mitigation of potential safety risks.
Talent Attraction, Retention, and Development
Our employees make essential contributions to our success and ability to drive growth and innovation. Even as the organization has undertaken substantial change in recent years, our vision and Core Values remain the center of our steadfast compliant culture. We are always working to enhance our human resources programs by implementing and integrating enterprise-level processes for talent attraction, career development, and training. Creating a best-in-class, globally consistent process for these employee experiences has become even more important as part of our strategic transformation and highly-competitive labor market. Glatfelter’s Performance Management program is one of the key tools that we use to provide direction, coaching, performance feedback, and encouragement to motivate employees and improve overall individual and Company performance. This is done by linking employee goals, feedback, and rewards to key business objectives. This approach ensures we remain focused on generating value for our customers and shareholders.
Glatfelter supports its team by providing fair and competitive wages, comprehensive benefits, multi-faceted wellness programs, and other programs to enhance the lives of our employees. We regularly review our employee offerings to ensure we are positioned to attract, support, and retain world-class talent. In 2021, we expanded our Human Resources programs to include long-term flexible work arrangements for jobs that are conducive to working a combination of remotely and in the office, and an employee referral program for our U.S.-based production jobs.

2022 PROXY STATEMENT ›	47

HUMAN CAPITAL MANAGEMENT
Employee Training
Training and professional growth are central to developing our workforce and driving long-term success for our organization. Global training encompasses a variety of programs, from apprenticeships and machine-specific skill development, grant-funded partnerships, Lean Six Sigma principles training, leadership development, and compliance training. To ensure we continue to have the necessary resources with the skills needed to support the production of increasingly sophisticated engineered materials, we invest in the development of skills required to operate our machinery, including operational apprenticeship programs in many of our global locations.
Diversity and Inclusion
We are a global company that encourages and embraces different cultures and backgrounds. Our employees, including our Management team, are diverse. Our facilities hire locally for leadership positions, as well as salaried and production positions at all levels. We strive to create an inclusive culture and provide opportunities for people of all backgrounds to share their unique viewpoints and contribute to our success. The global nature of our business helps drive our inclusive corporate environment, as we regularly collaborate with colleagues who have different backgrounds, ethnicities, and world views.
We are committed to ensuring our Company is diverse and an inclusive place to work, while also strengthening the communities in which we live. In 2021, we continued to enhance our current compliance training by adding content that reinforces the importance of a diverse, equitable and inclusive culture and we allocated 25% of our annual charitable giving budget to support community partners whose missions address social inequities and racial injustice.
Supporting Our Communities
Through philanthropy and volunteerism, Glatfelter positively impacts many communities and groups across our footprint. We believe that supporting our communities not only involves financial contributions, but also extends to partnering with community organizations, giving time and talent to those who need our help, and supporting causes important to Glatfelter people. We focus our support for nonprofit organizations in four key areas:
1.Education: We encourage the development of knowledge for individuals and application of knowledge for the betterment of society.
2.Civic: We engage in challenges and opportunities that impact the local community, and, where possible, we find opportunities to lead by example.
3.Environment: We support programs that protect and conserve the natural environment, including critical habitats and waterways.
4.Arts and Culture: We recognize the importance of experiences with culture and the arts and help enhance the participation and exposure for local programs.
The Glatfelter leadership team encourages each site to identify and support local initiatives in these four key areas. Employees are encouraged to participate in Glatfelter’s Charitable Giving program and request support for local nonprofit organizations that are important to them and reflect the Company’s Core Values and community priorities.
In 2021, Glatfelter recorded donations of approximately $100,150 to 19 organizations in communities where we operate and whose mission is aligned to the four key areas. An additional $42,000 was donated to four non-profit organizations with social justice missions.
Also, Glatfelter is proud to be partnering with Aakar Innovations (“Aakar”) on a joint project to supply repurposed material to be converted into menstrual hygiene products in India by village level entrepreneurs. This ongoing joint project supports raising awareness and increasing access to products for menstrual hygiene management in India and the surrounding regions. The project also supports small micro-enterprises in small towns producing pads and creating sustainable employment for rural women.
An initial pilot volume completed in December 2021 provided over 150,000 pads to individuals in the coastal village of Adgaon, India. The material has ensured 1,500 local girls and women are period secure for one year. In the planned scale-up phase, the project will aim to increase its impact and direct a consistent supply of repurposed material away from landfills and towards reducing period poverty in this developing region.
In the Philippines, we facilitate an abaca sustainability initiative aimed at improving people’s lives. Since its inception, the program has offered agricultural education, training, and certification coordination for hundreds of local farmers, and it has established and supported a women’s handicraft group. Glatfelter’s Philippines team has also donated water, food, and personal hygiene supplies to the Marawi Relief Operation and Relief Center.

2022 PROXY STATEMENT ›	48

Executive Compensation
Compensation Discussion and Analysis

Highlights	Introduction	49
	Say-on-Pay Vote	49
	Executive Summary	49
What We Pay and Why	Compensation Programs	53
	Target Pay Mix	55
	Perquisites	63
	Post-Employment Compensation	63
Policies and Practices	Additional Compensation Policies and Practices	64
	Role of the Compensation Committee and Consultant Independence	65

INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs, the 2021 compensation decisions made by the Compensation Committee and the factors influencing its decisions.
The CD&A focuses on the compensation of the following 2021 NEOs:
•Dante C. Parrini, Chairman of the Board and Chief Executive Officer (“CEO”)
•Samuel L. Hillard, Senior Vice President (“SVP”), and Chief Financial Officer (“CFO”)
•Christopher W. Astley, Senior Vice President (“SVP”), and Chief Commercial Officer
•Wolfgang Laures, Senior Vice President (“SVP”), Integrated Global Supply Chain and Information Technology
•Eileen L. Beck, Vice President (“VP”), Global Human Resources and Administration

SAY-ON-PAY VOTE
An advisory shareholder vote on the Company’s executive compensation practices (“Say-on-Pay”) was held at the 2021 Annual Meeting of Shareholders, with 98% of the shares voting in favor of the Company’s NEO compensation. In determining 2021 compensation, the Compensation Committee considered the outcomes of the Say-on-Pay vote and built upon the actions taken in 2019 and 2020 by continuing to evaluate the Company’s executive compensation programs to ensure alignment with the Company’s long-term strategy and shareholder expectations. We value our shareholders’ feedback and will continue to review and take into consideration the results of our Say-on-Pay proposals.

EXECUTIVE SUMMARY
2021 Year in Review
The Board and Compensation Committee, in conjunction with Management, leveraged Glatfelter’s ongoing business transformation and events from 2021 to further align the Company’s Human Resources programs with market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the evolving dynamics of the global workforce. The Compensation Committee discussed actions taken by Management to ensure ongoing business continuity in response to the continued impacts from the global pandemic and the highly-competitive labor market, examples of which include the cultural integration of the acquisitions, retention of key Management, adoption of contemporary work arrangements, including hybrid and remote constructs where feasible, assessment of competitive production labor rates and compensation offerings, expansion of employee well-being programs, and progress with enhancing the Company’s culture of diversity and inclusion.
The Compensation Committee approved several key changes to the executive compensation program, including:

2022 PROXY STATEMENT ›	49

EXECUTIVE COMPENSATION
•Updating the Company’s peer group for 2021 compensation decisions to include size-appropriate peer companies that share common industry and financial characteristics and compete for executive and employee talent.
•Adjusting certain key design elements to ensure our short- and long-term incentive programs remain aligned with the interests of stakeholders and are tied to the Company’s annual operating budget for the short-term incentive plan and to the Company’s strategic plan for the long-term incentive plan. Guided by input from the compensation consultant and a review of market practices, the Compensation Committee made changes that were tailored to the achievement of financial and operational goals with an emphasis on generating revenue, managing cash flow, achieving return on capital commensurate with our growth strategy, and meaningful relative total shareholder returns.
◦The use of Adjusted EBITDA in lieu of Operating Net Income for purposes of measuring short-term incentive performance aligns Management to a metric that is more clearly tied to the valuation of the business, eliminates the impact of a volatile corporate tax rate, and reinforces Management’s interests in aligning with the shareholders’ focus on generating revenue.
◦The use of ROCE and relative Total Shareholder Return (“TSR”) for purposes of measuring Management’s long-term incentive performance further reinforces the focus on return of capital and generating total shareholder returns given the Company’s multi-year growth strategy.

2022 PROXY STATEMENT ›	50

EXECUTIVE COMPENSATION
2021 Compensation Overview
The elements of our executive compensation programs for 2021 included base salary, short-term incentive cash compensation and long-term incentive equity compensation, and other benefits, as summarized in the following table:

Primary Elements of Compensation
Element	Form	Relation to Performance
Base Salary	Fixed Cash	Reflects each NEO’s performance, responsibilities, skills, and value to the Company
Short-Term Incentive (“STI”)	Annual Cash Bonus (Management Incentive Plan)	Variable pay motivates and rewards NEOs for achieving annual financial results
Long-Term Incentives (“LTI”)	Performance Share Awards (“PSAs”)	Variable pay motivates and rewards NEOs for achieving cumulative business and financial results derived from the Company’s strategic plan; directly aligns Management’s interests with shareholders’ interests
	Restricted Stock Units (“RSUs”)	Promotes retention of key NEOs that is aligned with Company stock price and supports execution of the Company’s strategic plan
Other Benefits	401(k) plan, non-qualified deferred compensation plan, health and welfare benefits, severance arrangements, and minimal perquisites	Market-competitive offerings to attract and retain high-caliber executive talent
2021 CEO Compensation Highlights
Each year, the Board conducts an annual performance evaluation of the CEO’s performance for the prior business cycle. As a result of this annual performance evaluation, Mr. Parrini’s base salary was increased for 2021 consistent with benchmarking and based on his ongoing leadership in transforming the business and successfully delivering the Company’s performance. Mr. Parrini’s short-term incentive plan payout for 2021 was earned at 79.1% of target based on the Company’s attainment of the combined Adjusted EBITDA and Adjusted Free Cash Flow performance goals described on page 56.
While Mr. Parrini’s target annual short-term incentive was not adjusted, his long-term incentive opportunity was increased by 12.9%, placing him just over the 50th percentile of market. The fiscal 2021 long-term incentive award opportunity is comprised of 60% performance PSAs and 40% time-based RSUs. The PSAs will vest based on achievement of pre-determined performance goals tied to Return on Capital Employed (“ROCE”) and a three-year relative TSR absolute metric. The RSUs cliff vest at the end of a three-year period.
As part of the corporate headquarters relocation to Charlotte, North Carolina, Mr. Parrini continued to receive aspects of his relocation benefits, which were carried over from 2020 given the ongoing impacts from the COVID-19 pandemic.
2021 NEO Compensation Overview and Highlights
2021 was an important year of progress for Glatfelter as we continued to align senior leadership to focus on driving growth and sustainable profitability through completing two meaningful acquisitions, amidst a very challenging environment.
The NEOs received the following compensation and benefits, with short- and long-term incentives linked to Company performance:
•Base salaries: Salary increases ranging between 3%-5% were awarded effective February 1, 2021, consistent with benchmarking and in acknowledgement of the NEO’s role in driving the Company’s business transformation.
•Short-term incentive awards payable under the Management Incentive Plan (“MIP”): The NEOs’ annual incentives under the MIP were contingent on the achievement of Adjusted EBITDA and Adjusted Free Cash

2022 PROXY STATEMENT ›	51

EXECUTIVE COMPENSATION
Flow performance targets to encourage the NEOs to focus on earnings and cash flow generation at the corporate level.
–Individual STI target bonus opportunities were unchanged for 2021.
–The combined result for corporate Adjusted EBITDA and Adjusted Free Cash Flow yielded a payout of 79.1% based on the Company’s attainment of the performance targets established by the Compensation Committee at the start of 2021.
•Long-term Incentives (“LTI”): The Company provided all NEOs with market-competitive equity awards. The long-term incentive program (“LTIP”) is primarily performance-based. Under the annual LTIP grants, 60% of an NEO’s equity value (at target) is awarded in PSAs tied directly to the achievement of ROCE and relative TSR performance goals derived from the Company’s strategic plan. The remaining value (40%) is awarded in time-vested RSUs.
–PSAs have a three-year vesting period and provide an opportunity to receive shares of Company common stock contingent upon the achievement of a two-year performance goal tied to ROCE, weighted 70%, and a three-year TSR metric relative to the S&P Small Cap 600 Index, weighted 30%.
–RSUs cliff vest at the end of a three-year vesting period based on continued service and are designed to promote retention and provide motivation to increase share value.
–For the PSAs granted in 2019, a payout of 50.4% of target was achieved based on the Company’s two-year average ROCE and cumulative EBITDA performance during the period ended December 31, 2020. A three-year relative TSR modifier applies to the PSAs granted in 2019 based on relative TSR performance through December 31, 2021, and the PSAs required service through December 31, 2021 for vesting. The Company’s cumulative TSR for the performance cycle was 98.5% which ranked at the 72.8th percentile. No modification to the earned performance shares was warranted based on the three-year relative TSR outcome. The final payout percentage for the PSAs granted in 2019 was 50.4% of target.
–For the PSAs granted in 2020, a potential payout of 53.6% of target was achieved based on the Company’s two-year average ROCE and cumulative EBITDA performance during the two-year period ended December 31, 2021. The foregoing potential payout is subject to adjustment based on a three-year relative TSR modifier for the 2020-2022 period and continued service through December 31, 2022 for vesting.
•Retirement Programs:
–The Company maintains a qualified 401(k) plan, which includes a discretionary Company contribution on eligible earnings (base salary and earned annual short-term incentive). The Company contribution for 2021 was 10% of earnings, capped at the required Internal Revenue Code of 1986, as amended (the “Code”) limits, and administered consistent with the Code requirements for allocating excess pension assets received by the 401(k) plan upon termination of the Company’s Retirement Plan in 2019.
–The Company maintains a non-qualified deferred compensation plan (“NQDCP”) that aligns with contemporary market practice, to replace the Supplemental Executive Retirement Plan (“SERP”) that was frozen effective December 31, 2019. The NQDCP coordinates with the Company’s 401(k) plan and participants will receive a Company contribution of up to 7% on earnings in excess of the annual Code earnings limit. Accrued benefits from the frozen SERP were converted to opening balances under the new NQDCP as of January 1, 2020, which will be credited with a market rate of interest until distribution.
–In Switzerland, a defined contribution plan was implemented for all Swiss employees, which provides the mandatory minimum contribution rates based on age, paid 50% by the employer and 50% by the employee.

•Relocation Benefits: In 2020, the Company operationalized the corporate headquarters office in Charlotte, North Carolina and commenced the relocation of several senior executives. In preparation for these relocations, the Compensation Committee engaged the Company’s third-party relocation administrator to

2022 PROXY STATEMENT ›	52

EXECUTIVE COMPENSATION
review the relocation program and benefit coverage to ensure that the relocation benefits were market competitive.
–In 2021, Mr. Astley and Ms. Beck completed their individual relocations. Mr. Parrini’s relocation will continue into 2022, after such relocation plans were delayed as a result of certain supply chain disruptions in the real estate market caused by COVID-19 in 2021.
Additional details regarding the compensation programs are included in the Compensation Programs and Elements of Compensation and followed by the Target Pay Mix sections of the CD&A.

COMPENSATION PROGRAMS
Compensation Program Objectives
The objectives of the Company’s executive compensation programs are to attract, retain, motivate, and reward those executives crucial to the success of the Company and to create long-term shareholder value.
Our programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

Overview
The Compensation Committee believes compensation should reflect the Company’s financial performance and be competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility.  The Compensation Committee recommends approval of the Company’s compensation philosophy to the Board and oversees the compensation programs for the NEOs and other executive officers of the Company.  All compensation decisions impacting the Chief Executive Officer are approved by the Compensation Committee and require the ratification and approval of the independent members of the Board.
Total compensation for the NEOs and other Company executive officers consists of base salary, short- and long-term incentives, retirement and other benefits, and minimal perquisites.  The Company’s executive compensation programs generally target total compensation at a reasonable range around the size-adjusted 50th percentile of the peer group.  A significant portion of each NEO’s compensation is tied to the Company’s financial performance.  The opportunity to earn incentive compensation, and the level of pay at risk, generally increases commensurate with the NEO’s level of responsibility.
The Compensation Committee reviews the incentive plans annually, as discussed in the Risk Oversight section of this proxy statement, to determine whether they present undue risk to the Company. Based on this review of the incentive plans and input from the independent compensation consultant, the Compensation Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

2022 PROXY STATEMENT ›	53

EXECUTIVE COMPENSATION
Determination of Compensation Levels
The Compensation Committee seeks input from certain NEOs, external advisors, and other Company executives when determining compensation decisions. Specifically:

The Compensation Committee retains an independent compensation consultant (the “Consultant”) that regularly meets with the Compensation Committee in executive session to provide advice, information, and analysis on executive compensation and benefits.

The Compensation Committee confers with the Consultant, the CEO, the CFO, and the Vice President of Global Human Resources and Administration to design compensation programs and obtain background on the Company’s key financial objectives, metrics, and performance, and design of the Company’s short- and long-term incentive compensation programs.

Compensation decisions pertaining to the CEO are ratified by the independent members of the Board, based on recommendations by the Compensation Committee and guidance from the Consultant.
Compensation decisions pertaining to the NEOs, other than the CEO, are made by the Compensation Committee with consideration of recommendations from the CEO and guidance from the Consultant.
The Company’s legal counsel and Human Resources staff provide legal, governance, and technical input to the Compensation Committee with oversight by the Consultant.
The Compensation Committee may invite NEOs or other executive officers to attend portions of its meetings; however, the Compensation Committee meets in executive session alone and with and without the Consultant to reach final decisions regarding NEO compensation.
To assist with reviewing NEO compensation, the Compensation Committee considers market benchmark data, pay history, tally sheets, vested and unvested equity holdings, and required share ownership.  The Compensation Committee uses this information, in addition to market compensation data, individual NEO and Company performance, and the Company’s succession planning when making compensation decisions for each NEO.
Consistent with the prior year, the Compensation Committee continued to retain the services of Meridian as the Consultant during 2021.
The role of the Consultant is to assist with:
•providing competitive compensation market data
•assessing the competitiveness of the executive compensation programs
•making recommendations regarding program design based on prevailing market practices and business conditions
•advising the Compensation Committee on:
–the level of each NEO’s compensation
–composition of the compensation peer group
–incentive plan performance metrics and design
–external trends and regulatory developments
–revisions or additions to the Company’s executive compensation policies
–Say-on-Pay guidance and input
Compensation Peer Group and Benchmarking Process
To determine market levels, the Company targets a reasonable range around the size-adjusted 50th percentile of the Company’s peer group companies (“2021 Compensation Peer Group”), and the Compensation Committee reviews target total compensation for similarly situated executives from the 2021 Compensation Peer Group where data is available, as well as from multiple nationally-recognized compensation survey sources including:
•William H. Mercer’s Executive Compensation Database
•Willis Towers Watson’s Executive Compensation Database

2022 PROXY STATEMENT ›	54

EXECUTIVE COMPENSATION
A market analysis is performed annually for the CEO and CFO and biennially for the remaining NEOs unless market conditions warrant a market study for additional executive roles for the year.  For 2021 compensation decisions, the market review included the total compensation of the CEO and CFO, and all other NEOs.

The Compensation Committee reassessed the Company’s peer group in preparation for the 2021 compensation cycle and made changes appropriate to the current market. The new peer group used in 2021 is comprised of size-appropriate peer companies that share common industry and financial characteristics and compete with the Company for executive and employee talent.
The Compensation Committee used the following companies in determining 2021 compensation:

2021 Compensation Peer Group(1)
Aptar Group, Inc.	Neenah, Inc.
Balchem Corporation*	PotlatchDeltic Corporation
Clearwater Paper Corporation	Quaker Chemical Corporation*
GCP Applied Technologies Inc.*	Rayonier Advanced Materials Inc.*
H.B. Fuller Company*	Rayonier Inc.
Innospec Inc.*	Resolute Forest Products, Inc.
Kaiser Aluminum Corporation*	Schweitzer-Mauduit International, Inc.
Lydall, Inc.(1)*	Tredegar Corporation*
Mercer International Inc.*	Verso Corporation*
Myers Industries, Inc.*
* New peer company
(1) Lydall, Inc. was included for purposes of peer group benchmarking in 2021 as its acquisition was not yet finalized.
Recognizing that the median annual revenue of the Company’s 2021 Compensation Peer Group is greater than the Company’s annual revenue, the Company targets the size-adjusted revenue at the 50th percentile through regression analysis to determine appropriate market levels in setting competitive pay. The Compensation Committee believes the methodology of benchmarking pay to regressed peer compensation levels is a widely accepted and appropriate methodology.

TARGET PAY MIX
Annually, the Compensation Committee reviews the mix of base salary, STI, and LTI, which comprises total target direct compensation for each NEO, to ensure that an appropriate level of the NEO’s recurring target compensation is tied to Company performance.  The Compensation Committee believes this approach is appropriate to provide year-over-year consistency in analyzing the pay mix when compared to the peer group.
The targeted pay mix of compensation varies for each NEO with an average of 58% of target pay considered at-risk for the NEOs (excluding the CEO). This average does not include one-time equity grants, retirement benefits, or other benefits.  Mr. Parrini has the greatest level of STI and LTI opportunity, with 74% of his total target direct compensation considered at-risk and variable.  The Compensation Committee believes this level is appropriate for Mr. Parrini given his responsibility as CEO to deliver and sustain shareholder value.

2022 PROXY STATEMENT ›	55

EXECUTIVE COMPENSATION

Fixed 26% / At-Risk and Variable 74%	Fixed 42% / At-Risk and Variable 58%
Base Salary
The Compensation Committee believes base salary, which contributes to the Company’s compensation objectives of attracting and retaining talented executives, is an important element of compensation. The base salaries of the NEOs are reviewed and approved annually by the Compensation Committee and, in the case of the CEO, ratified by the independent members of the Board. The Compensation Committee considers several factors, without any assigned relative weightings, when determining base salary increases for NEOs:
•Salary recommendations from the CEO for the NEOs other than himself
•Company and individual NEO performance
•The accountability and complexity of the NEO’s role in attaining Company objectives
•The external competitiveness of the NEO’s compensation
•Executive succession planning
•Internal equity and retention considerations
In 2021, salary increases were awarded effective February 1, 2021, and were consistent with benchmarking. The Compensation Committee believes that the 2021 salary increases were appropriate when compared to market, and in light of the NEOs’ roles and the value they provide in driving the overall business transformation. A key input into the Compensation Committee’s pay decisions for 2021 was the need for ongoing continuity of the existing Management team given the Company’s anticipated growth and recent acquisitions.

NEO Base Salaries (Annualized)
NEO	2020 Base Salary (effective February 1, 2020)	2021 Base Salary (effective February 1, 2021)	% change
Parrini	$1,018,176	$1,050,000	3.1%
Hillard	$401,250	$421,313	5.0%
Astley	$438,780	$454,137	3.5%
Laures(1)	$460,807	$474,631	3.0%
Beck	$315,180	$324,635	3.0%

(1)Mr. Laures’s salary was paid in CHF’s and converted to USD using an exchange rate of 1.0942 $/CHF.
Short-Term Incentives: The Management Incentive Plan
The Company provides an annual STI bonus opportunity to the NEOs under the Company’s MIP. The Compensation Committee approves a target bonus for each NEO expressed as a percentage of the NEO’s base salary. The Compensation Committee establishes target bonuses for the NEOs at the 50th percentile of the Company’ compensation peer group. There were no changes to NEO target bonuses for 2021.

2022 PROXY STATEMENT ›	56

EXECUTIVE COMPENSATION
2021 NEO target bonus opportunities were as follows:

NEO MIP Target Bonus
NEO	2020 Target Bonus (as a percentage of 2020 Base Salary)	2021 Target Bonus (as a percentage of 2021 Base Salary)
Parrini	100%	100%
Hillard	60%	60%
Astley	55%	55%
Laures	55%	55%
Beck	50%	50%
In February of each year, the Compensation Committee, in consultation with the Audit Committee Chair, determines the degree to which the pre-established MIP performance metrics have been met with respect to the prior fiscal year. The Compensation Committee then decides whether, and if so, at what percentage level, to award bonuses to the NEOs. The amount ultimately earned by the NEOs depends on the achievement of performance metrics; provided however, the Compensation Committee may in its discretion adjust downward any bonus of an NEO based on its judgment of management’s achievement of the financial outcomes. Any downward adjustment to the CEO’s bonus requires ratification and approval by the independent members of the Board.
For 2021, the Compensation Committee adopted an MIP design that was weighted consistently with the design used in 2020 with a floor of 80% achievement of target performance which pays 50% of the target award and a ceiling of 140% achievement, which pays 200% of the target award. Performance below threshold levels results in a zero payout.
Based on input from the Consultant and a review of market practices, the Compensation Committee changed the performance metrics utilized for the MIP in 2021.
Previously, the MIP performance metrics were Operating Net Income (“ONI”) (weighted 80%) and Adjusted Free Cash Flow (weighted 20%). To ensure the alignment of the interests of stakeholders and tie the Company’s annual operating budget for the short-term incentive plan, the Compensation Committee adopted the following metrics for the 2021 MIP:

•Adjusted EBITDA (weighted 80%) - Adjusted EBITDA is defined as the Company’s revenues minus its costs, after excluding from such costs interest expense, taxes, depreciation, and amortization subject to adjustment as determined by the Compensation Committee.

•Adjusted Free Cash Flow (weighted 20%) - Adjusted Free Cash Flow is defined as cash flows from operations determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) less capital expenditures, adjusted to exclude spending related to strategic initiatives and certain other items as specified by the Compensation Committee.

2022 PROXY STATEMENT ›	57

EXECUTIVE COMPENSATION
These metrics are intended to focus NEOs and other key executive officers on generating earnings and effectively managing cash flow.
In 2021, the performance metrics were weighted as follows for all NEOs:
The targeted performance levels of Adjusted EBITDA and Adjusted Free Cash Flow were derived from the Company’s 2021 budgeted levels as approved by the Board.  Developing the budget involves a variety of factors and assumptions, including the Company’s strategic planning process and an assessment of the future business environment. The Compensation Committee incorporates a requirement that the Company achieve minimum performance, or the threshold, for each metric separately before any bonus may be earned on the respective portions of the overall award.
The Compensation Committee set a rigorous 2021 MIP goal for Adjusted EBITDA with the target above the prior year’s actual results to emphasize the importance of year-over-year earnings growth. The 2021 financial target for Free Cash Flow was lower than the actual achievement in 2020 driven by budgeted capital expenditures for strategic projects and systems integrations; and estimated cash taxes driven by higher 2021 budgeted earnings including increased earnings expected in high tax jurisdictions. In setting performance goals for 2021, the Compensation Committee considered, among other factors, expectations of projected growth in certain markets with a focus on engineered materials and the overall future business environment.
Throughout the year, the Compensation Committee assessed the impact of the ongoing COVID-19 pandemic and its impact to the business. All financial performance targets were established at the start of the year and maintained. No adjustments were made to lower the performance targets on account of the impacts from the global pandemic.
The following table outlines the approved threshold, target, and maximum payment opportunities and financial goals for the NEOs under the 2021 MIP, as well as the weighted payout results based on the performance metric weights.

NEO MIP Performance Metrics and Payout Levels
	Plan Goals				2021 Results
	Below Threshold (0% Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement Factor	Weighted MIP Payout %
Achievement against Financial Goals	< 80%	80%	100%	140%
Performance metric (millions)
Adjusted EBITDA (1)	< $104.8	$104.8	$131.0	$183.4	$114.6	68.7%	79.1%
Adjusted Free Cash Flow (1)	< $52.0	$52.0	$65.0	$91.0	$70.3	120.3%
(1)NEO metric weighting: 80% Adjusted EBITDA and 20% Adjusted Free Cash Flow.

2022 PROXY STATEMENT ›	58

EXECUTIVE COMPENSATION

The 2021 MIP payouts earned for our NEOs are shown below:

NEO MIP Payments
NEO	2021 Target Bonus (as a percentage of 2021 Base Salary)	Eligible Salary	2021 MIP Target Bonus	2021 MIP Payout Percent	2021 MIP Payout
Parrini	100%	$1,050,000	$1,050,000	79.1%	$830,550
Hillard	60%	$421,313	$252,788	79.1%	$199,956
Astley	55%	$454,137	$249,775	79.1%	$197,573
Laures(1)	55%	$474,631	$261,048	79.1%	$206,490
Beck	50%	$324,635	$162,318	79.1%	$128,394

(1)Mr. Laures’s bonus is paid in CHF and converted to USD using a foreign exchange rate of 1.0942 $/CHF. Payment in local currency was 188,713 CHF.
Long-Term Incentives:
The Compensation Committee believes long-term compensation provides strong incentives for executives to deliver and sustain long-term financial performance to the Company’s shareholders. Annually, the Compensation Committee determines the target opportunity of LTI compensation to be granted to executives by targeting the size-adjusted 50th percentile of the market, but reserves discretion to deviate from the target.

Based on input from the Consultant and a review of market practices, the Compensation Committee revised the design of the Company’s 2021 LTIP to ensure alignment of the interests of stakeholders and tie the Company’s annual operating budget for three-year strategic plan. Specifically, the Compensation Committee changed the performance metrics for the performance-based PSAs. Accordingly, the 2021 LTIP consisted of:

•Performance-based PSAs, which vest over three years based upon the achievement of a two-year performance goal tied to ROCE, weighted 70%, and a three-year TSR metric relative to the S&P Small Cap 600 Index, weighted 30%; and
•Time-based RSUs, which cliff vest after three years based on continued service.
PSAs comprise the majority of the total annual target grant date value at 60% of such value, and the remaining 40% of the LTIP award value is granted as RSUs.

2022 PROXY STATEMENT ›	59

EXECUTIVE COMPENSATION
The 2021 LTIP design is summarized below:

2021 LTIP
Equity Vehicle (Weight)	Compensation Opportunity	Financial Performance Metrics	Objective
PSAs (60%)
–Ability to earn shares of Company common stock upon the attainment of a pre-established two-year performance goal based on ROCE (January 1, 2021 through December 31, 2022) and a three-year relative TSR performance goal (January 1, 2021 through December 31, 2023).
–Vesting occurs at the end of the three-year period, subject to continued employment.
–Threshold performance level: 60% achievement results in a 20% of target payout.
–Maximum performance level: 140% achievement results in a 200% of target payout.
		–Weighted 70% on average ROCE – two-year average. –Weighted 30% on the three-year relative TSR metric (S&P Small Cap 600 Index).	–Align NEOs’ and shareholders’ interests to drive stock price appreciation. –Drive long-term earnings growth and effective utilization of capital.
RSUs (40%)	–Ability to earn shares of Company common stock based on continued employment over a three-year period. –Cliff vest at the end of the three-year period, subject to continued service.	–Value increases as the Company stock price increases.	–Promote retention of NEOs to support execution of the Company’s strategic plan.

ROCE measures how effectively capital is being employed and the return from capital management decisions. ROCE, in general terms, is calculated as adjusted earnings divided by a capital base. TSR is a measure of financial performance, indicating the total amount a shareholder reaps from an investment. These metrics are appropriate due to the focus on efficient use of resources and longer-term profitability across the business, as well as aligning the interests of shareholders with those of the NEOs and rewarding for out-performance compared to peers.
PSAs have a two-year ROCE performance period and a three-year relative TSR performance period.The three-year relative TSR metric is measured against the S&P Small Cap 600 Index at the end of the vesting period.
The Compensation Committee believes that a two-year ROCE performance period is appropriate for PSAs at this time, in order to give more accurate visibility to goal setting. In setting a two-year ROCE performance measurement period for PSAs granted in 2021, the Compensation Committee considered (1) the need to provide line-of-sight to incent the NEOs to achieve capital productivity and earnings goals over the longer-term; and (2) the inability to forecast ROCE performance goals beyond the two-year period due to the nature of our business. The Compensation Committee decided to set a two-year ROCE performance goal and a three-year relative TSR metric, in order to promote sustained performance focus and encourage long-term retention.

2022 PROXY STATEMENT ›	60

EXECUTIVE COMPENSATION
Given its relationship to our annual operating plan and business strategy, the pre-established ROCE goal and its specific target level for the 2021-2022 performance period are confidential and commercially-sensitive information that we do not publicly disclose until after the performance period is completed. We believe that such information would provide our competitors, customers, and other third parties with significant insights regarding our confidential business strategies and could cause us substantial competitive harm. The relative TSR metric is measured against the S&P Small Cap 600 Index at the end of the three-year performance period.
RSUs vest over three years, based on continued service. The Compensation Committee determined that three-year vesting is appropriate for RSUs because it aligns with the Company’s strategic planning cycle and supports retention.
The PSAs and RSUs granted to the NEOs during 2021 were based on the NEOs’ overall responsibilities and individual performance, and information provided by the Consultant based on a market benchmarks for each position. The Compensation Committee determined to increase Mr. Parrini’s long-term incentive award for 2021 to align his award size to market, which was approximately 18% below market prior to the increase, and to further increase the percent of pay subject to performance.
The following table provides a summary of the RSU and PSA (at target) awards granted in 2021. No SOSARs were granted in 2021.

2021 LTI Grants (1)
			PSAs
NEO	Total Shares (2)	Time Based RSU's	Minimum Shares (0% payout below threshold)	Performance Share Target (100% payout)	Maximum Shares (200% payout at Maximum)
Parrini	111,843	47,103	—	64,740	129,480
Hillard	26,629	11,215	—	15,414	30,828
Astley	25,446	10,717	—	14,729	29,458
Laures	18,491	7,788	—	10,703	21,406
Beck	13,906	5,857	—	8,049	16,098
(1)Additional details regarding the NEOs’ 2021 LTI grants can be found in the Grants of Plan-Based Awards table on page 70.
(2)Total shares reflect the time-based RSUs and PSAs assuming target performance.
Vesting of Previous Performance Share Grants
Previously, the PSAs vested based on two-year performance goals tied to ROCE (weighted 60%) and EBITDA (weighted 40%), and were subject to a cumulative three-year relative TSR modifier. The relative TSR modifier applied a positive or negative 25% modifier if the Company’s TSR was in the first or fourth quartile, respectively, and the overall maximum payout was capped at 200%.

2022 PROXY STATEMENT ›	61

EXECUTIVE COMPENSATION
The chart below illustrates the overlapping performance cycles for PSAs. Payouts for the 2020 grants may be adjusted based on the three-year relative TSR modifier: +25% for top quartile performance or -25% for fourth quartile performance:

PSAs that were granted in 2019 vested on December 31, 2021, following the conclusion of a two-year performance period (ending December 31, 2020), subject to adjustment based on a three-year cumulative relative TSR modifier for the 2019-2021 period and a three-year vesting requirement. Glatfelter was ranked in the 73rd percentile of S&P 600 Small Cap companies for shareholder returns; this achievement did not result in an adjustment to the earned performance shares.
The following table illustrates the pre-determined performance goals, as well as the final results and payout level based on actual performance delivered during the performance period:

2019 Performance Goals
	ROCE - Weighted 60% (2-year average)	Adjusted EBITDA - Weighted 40% (2-year cumulative) (millions)
Maximum	8.3%	$371.3
Target	5.9%	$265.2
Threshold	3.5%	$159.1
Actual	4.9%	$226.3
Percent Achievement	28.0%	22.4%
Financial Performance	50.4%
3 year relative TSR Modifier result (1)	No Adjustment
Final Payout	50.4%
(1)Final payout did not result in an adjustment from 3-year relative TSR modifier.

2022 PROXY STATEMENT ›	62

EXECUTIVE COMPENSATION

The resulting payouts from the 2019-2021 PSA cycle reflecting performance against the goals are shown below.

NEO Performance Shares Earned from 2019 Grant
NEO	Target Performance Shares	Payout (as a % of Target)	TSR Modifier	Actual Shares Awarded (1)
Parrini	71,292	50.4%	No Adjustment	39,733
Hillard	12,988	50.4%	No Adjustment	7,238
Astley	16,395	50.4%	No Adjustment	9,137
Laures(2)	-	-	-	-
Beck	10,007	50.4%	No Adjustment	5,577
(1)Actual shares earned include dividends accrued during the performance period.
(2)Mr. Laures was not a participant until the 2020-2022 performance period based on hire date.

For more information regarding the 2019 PSAs, see pages 39-40 of our proxy statement filed on March 31, 2020.
PSAs that were granted in 2020 vest on December 31, 2022, following the conclusion of a two-year performance period (ending December 31, 2021), subject to adjustment based on a three-year cumulative relative TSR modifier for the 2020-2022 period and a three-year vesting requirement.
The following table illustrates the pre-determined ROCE and Adjusted EBITDA performance goals, as well as the results and the potential payout level based on actual performance delivered during the two-year performance period:

2020 Performance Goals(1)
	ROCE - Weighted 60% (three year average)	Cumulative Adjusted EBITDA - Weighted 40% (millions)
Maximum	7.8%	$350.6
Target	5.6%	$250.5
Threshold	3.3%	$150.3
Actual	4.4%	$230.1
Percent Achievement	23.3%	30.3%
Financial Performance	53.6%
(1)Final payout is subject to adjustment based on a 3-year cumulative relative TSR modifier for the 2020-2022 period and a 3-year vesting requirement.

For more information regarding the 2020 PSAs, see pages 46-47 of our proxy statement filed on March 31, 2021.
PERQUISITES
The Company provides limited perquisites. The Compensation Committee believes perquisites should be a minimal part of executive compensation. All NEOs are eligible to receive a Company-paid executive physical and executive long-term disability coverage in addition to relocation benefits coincident with the move of the corporate headquarters to Charlotte, North Carolina. Additionally, Mr. Parrini’s perquisites include a club membership. In preparation for the relocation to Charlotte, the Compensation Committee engaged the Company’s third-party relocation administrator to review the relocation program and benefit coverage to ensure that the relocation benefits were market competitive. The Compensation Committee determined that the relocation benefits were at market and appropriate. More information on the perquisite costs can be found in the Summary Compensation Table.
POST-EMPLOYMENT RETIREMENT COMPENSATION
The Compensation Committee believes offering post-employment compensation allows the Company to attract, retain, and motivate qualified employees and executives in the current competitive marketplace.
During 2021, the Company provided a qualified 401(k) plan for U.S.-based employees and other arrangements for those outside of the U.S.

2022 PROXY STATEMENT ›	63

EXECUTIVE COMPENSATION
Effective January 1, 2020, the Company began offering the NQDCP to replace the Supplemental Executive Retirement Plan (“the SERP”), which was frozen effective December 31, 2019. The NQDCP coordinates with the 401(k) plan by providing a Company contribution related to compensation in excess of the 401(k) plan limits, with a maximum non-qualified contribution of 7% of such excess compensation. Executive officers can elect to defer compensation under the NQDCP. All of the NEOs, other than Mr. Laures, were participants in the NQDCP in 2021.
Information regarding the frozen SERP balance is reflected in the Pension Benefits section on page 75. Information regarding Company contributions under the NQDCP is reflected in the Non-Qualified Deferred Compensation section on page 76. Please also refer to the Summary Compensation Table on page 68.
Mr. Laures participates in a Swiss defined contribution plan, which provides the mandatory minimum benefit based on age, paid 50% by the employer and 50% by the employee.

ADDITIONAL COMPENSATION POLICIES AND PRACTICES
Executive Severance Guidelines
The Company has executive severance guidelines to serve as the basis for determining the severance benefits available to the CEO, EVPs, SVPs, and other VPs in the case of certain terminations of employment from the Company (other than for cause, resignation, death, or disability, each as defined in the executive severance guidelines). The severance guidelines do not apply in circumstances in which the CIC Agreements (as defined below) apply. The Compensation Committee retains the authority to modify or terminate severance arrangements, in its discretion, as circumstances may warrant. Additional details on severance guidelines and potential payments in the event of a termination of employment are discussed in the “Potential Payments upon Termination or Change in Control” section on page 77.
Change in Control Arrangements and Double Trigger Equity Grant Vesting
The Company has entered into Change in Control (“CIC") Agreements (the “CIC Agreements”) with each of the NEOs. The Compensation Committee believes these arrangements will serve as an incentive for the NEOs to act in the interest of shareholders in the event of a CIC, without regard to personal risks related to their continued employment resulting from a CIC. Generally, the CIC Agreements provide for severance and other benefits to be paid to the NEOs upon a qualifying CIC. CIC Agreements entered into after 2011 do not include a tax gross-up provision for excise taxes imposed under the Code. Therefore, Messrs. Astley, Hillard, and Laures, and Ms. Beck do not have any tax gross-up provisions. Mr. Parrini’s CIC Agreement, which was entered into before 2011 and has not been subsequently amended, contains a tax gross-up provision.
The Company’s equity grant agreements include “double trigger” provisions that accelerate vesting in the event of a CIC if the executive is terminated without “cause” or resigns with “good reason” (each as defined in the applicable CIC Agreement). The Compensation Committee believes that the double trigger provision will ensure continuity of Management during mergers and acquisitions and assist with retaining key executives, ultimately benefiting shareholders. Additional details on the CIC Agreements and potential payments in the event of a CIC are discussed in the “Potential Payments upon Termination or Change in Control” section on page 77.
Executive Share Ownership Guidelines
The Compensation Committee believes it is important to require the Company’s senior executives, including the NEOs, to meet minimum stock ownership guidelines.
The executive share ownership guidelines align the interests of the senior executives with those of the shareholders. The Compensation Committee determines the guidelines using a multiple of each senior executive’s base salary. Depending on the senior executive’s position, the executive share ownership guidelines require the senior executive to own Company stock that ranges in value from two to five times his or her base salary as follows:

2021 Share Ownership Guidelines
Position	Ownership Guideline (Relative to Base Salary)
CEO	5X
CFO	3X
Other Senior Executives	2X

2022 PROXY STATEMENT ›	64

EXECUTIVE COMPENSATION
The value of required ownership is adjusted annually for salary increases and the number of shares needed to be owned will be affected by changes in stock price. Directly-owned shares, beneficially-owned shares held indirectly (e.g., by family members, trusts, etc.), and shares held in the 401(k) plan are eligible for satisfying ownership guidelines. Unvested restricted stock and RSUs, and earned PSAs, also count towards satisfying the ownership guidelines. Messrs. Parrini, Hillard, and Astley and Ms. Beck have met the required level of share ownership as of December 31, 2021, and Mr. Laures is on track to satisfy the requirements.

Holding Requirement
Until the executive share ownership guideline level is attained, senior executives must retain 50% of net profit shares realized at (i) exercise of SOSARs; (ii) payment of PSAs; and (iii) vesting of RSUs. The Compensation Committee reviews senior executives’ progress toward satisfying the requirements annually.
Clawback Policy
The Company maintains a clawback policy that was adopted by the Board. Under the clawback policy, the Compensation Committee has the authority to recover or “claw back” incentive compensation when the basis for recouping performance-based compensation is triggered by a material financial restatement. The Compensation Committee may recoup performance-based compensation, including cash and equity incentive awards, that are paid within three years prior to a restatement and in excess of the amount the NEO or executive officer would have otherwise received without the material noncompliance. Recoupment is applicable to an executive officer who is directly accountable for the cause of the restatement and could also apply to any executive in an upward reporting hierarchy to the responsible individual. In addition, a recoupment could be made for compensation paid in a fiscal year in which an executive engages in intentional misconduct in performing his or her duties.
Hedging and Pledging Policies
Directors and all employees, including the NEOs, are subject to an insider trading policy that prohibits such individuals from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars, or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Company stock. Our insider trading policy also prohibits covered persons from holding Company stock in a margin account or pledging our stock as collateral for a loan.
Tax Deductibility under Code Section 162(m)
Section 162(m) of the Code generally imposes a $1 million deduction limitation on compensation paid to certain executive officers of a publicly-held corporation during the year. The executive officers to whom the Section 162(m) deduction limit applies include the Company’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee reserves discretion to award compensation that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.

ROLE OF THE COMPENSATION COMMITTEE AND CONSULTANT INDEPENDENCE

The Compensation Committee is responsible for approving NEO compensation, and, in the case of the CEO, submits his pay for ratification and approval by the independent members of the Board. The Chair of the Compensation Committee is responsible for leading the Compensation Committee. The Compensation Committee may form subcommittees and delegate authority to them as it deems appropriate, and may delegate to Management its authority under any incentive plan to make grants to non-executive officer employees. The meetings of the Compensation Committee are regularly attended by the Consultant. The CEO, CFO, and Vice President of Global Human Resources and Administration also generally attend the Compensation Committee meetings. All members of Management present at a meeting of the Compensation Committee, including the CEO, are excused from the meeting prior to any discussion of their compensation. The Compensation Committee holds a final executive session with only Compensation Committee members present before approving any compensation.
The Compensation Committee has the authority to engage compensation consultants, legal counsel, or other advisors, as needed. The Compensation Committee provides oversight and approves related fees and retention terms of the consultants, counsel, or advisors, and may select a compensation consultant, legal counsel, or other advisor after assessing that person’s independence from Management or members of the Compensation Committee.

2022 PROXY STATEMENT ›	65

EXECUTIVE COMPENSATION
During 2021, the Compensation Committee retained Meridian as its Consultant to provide advice and assistance to the Compensation Committee and to Management with respect to executive officer and non-employee directors’ compensation. The Consultant reports directly to the Compensation Committee and has been authorized by the Compensation Committee to work with certain executive officers of the Company and other employees in the Company’s human resources, legal, and finance functions.
The Compensation Committee has established several practices to ensure the Consultant’s independence, candor, and objectivity. The Consultant is engaged by and reports directly to the Compensation Committee, frequently meets separately with the Compensation Committee with no members of Management present, and consults with the Compensation Committee’s Chair between meetings as needed. Management periodically reports to the Compensation Committee the fees paid for services performed by the Consultant, and the Compensation Committee approves the annual work plan and budget for the Consultant. In 2021, the Compensation Committee assessed the independence of Meridian and other outside advisors as required under the NYSE listing standards, and considered and assessed all relevant factors, including those required by the SEC that could give rise to potential conflict of interests with respect to Meridian. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work conducted by Meridian for 2021. Meridian does not perform any work for the Company other than as the Consultant and accordingly, no fees were paid for any additional services.

2022 PROXY STATEMENT ›	66

EXECUTIVE COMPENSATION
Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Company’s CD&A with Management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for the year ended December 31, 2021.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Bruce Brown (Chair)
Kevin M. Fogarty
Darrel Hackett
J. Robert Hall

2022 PROXY STATEMENT ›	67

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth 2021 compensation and, where applicable, 2020 and 2019 compensation information for the NEOs.

Name and Principal Position in 2021	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and NQDC Earnings (3)	All Other Compensation (4)	Total
Dante C. Parrini	2021	$1,047,348	$1,889,987	$830,550	$413,000	$430,843	$4,611,728
Chairman & Chief Executive Officer	2020	$1,016,512	$1,767,347	$1,303,265	$265,000	$209,261	$4,561,386
	2019	$998,212	$3,821,745	$1,047,124	$5,079,000	$25,831	$10,971,912
Samuel L. Hillard	2021	$419,641	$449,994	$199,956	$—	$61,563	$1,131,154
Senior Vice President & Chief Financial Officer	2020	$399,063	$422,255	$308,160	$—	$455,042	$1,584,520
	2019	$367,100	$331,891	$225,325	$20,000	$16,151	$960,467
Christopher W. Astley	2021	$452,857	$430,001	$197,573	$1,000	$221,508	$1,302,939
Senior Vice President & Chief Commercial Officer	2020	$437,715	$406,424	$308,901	$1,000	$96,361	$1,250,401
	2019	$407,225	$844,936	$196,649	$31,000	$17,646	$1,497,456
Wolfgang Laures	2021	$457,117	$312,467	$206,490	$—	$84,039	$1,060,113
Vice President, Integrated Global Supply Chain & Information Technology	2020	$432,580	$270,223	$305,136	$—	$104,124	$1,112,063
Eileen L. Beck	2021	$323,847	$234,990	$128,394	$—	$88,158	$775,389
Vice President, Global Human Resources & Administration	2020	$314,665	$248,076	$201,715	$—	$47,932	$812,389

(1)The amounts reflect the grant date fair value of RSUs and/or PSAs granted in 2021, 2020, and 2019 determined in accordance with ASC Topic 718. The method used to calculate these amounts is set forth in Note 12 to the Company’s audited financial statements included in the 2021 Form 10-K. If the PSAs granted in 2021 were earned at the maximum level (200% of target), the following amounts would become issuable: Mr. Parrini $2,267,969; Mr. Hillard $539,986; Mr. Astley $515,985; Mr. Laures $374,939; and Ms. Beck $281,971, based on the grant date stock price of $16.05. For PSAs with TSR as the performance metric, the grant date fair value was determined using a Monte Carlo simulation model.
(2)The 2021, 2020, and 2019 amounts reflect cash payments under the Company’s MIP. See discussion of the MIP in the “Compensation Discussion and Analysis” section.
.
(3)The Company’s SERP was frozen in 2019. The SERP benefits for active employees were converted to opening balances in the NQDCP as of January 1, 2020 and accrue interest annually under the NQDCP using the Moody’s Aa bond yield for the month of November of the preceding year (November 2020, for the 2021 plan year). Interest was calculated for the 2021 plan year on the frozen SERP balances at the annual rate of 2.47%. The frozen SERP balances are accounted for as a defined benefit plan in the Company’s’ financial statements and, accordingly, the Company has treated such amounts consistent with disclosure for a defined benefit plan in the Summary Compensation Table. For each NEO, the estimated amounts reflect the actuarial increase in the present value of the frozen SERP balance under the NQDCP, based on interest rate and mortality assumptions that are consistent with those used in the Company’s financial statements and further defined in the Pension Benefits table. If the frozen SERP balances had been considered a defined contribution plan, then “All Other Compensation” in the Summary Compensation Table would have included $129,000 of above-market interest for Mr. Parrini for 2021 and less than $1,000 of above-market interest for the other NEOs who have frozen SERP balances, for 2021, instead of the amount shown in the “Change in Pension Value” column. For information regarding the frozen SERP balances, please refer to footnote (1) to the Pension Benefits Table on page 75.

2022 PROXY STATEMENT ›	68

EXECUTIVE COMPENSATION
(4)All Other compensation includes the following:

2021	401(k) Company Contributions	NQDC Company Contributions (i)	Club Dues (II)	Relocation (III)	Life Ins Premium	Executive Disability	Travel Stipend (IV)	Swiss Disability Benefits (V)	Total
Parrini	$29,000	$144,243	$104,093	$147,530	$1,382	$4,595	$—	$—	$430,843
Hillard	$29,000	$30,646	$—	$—	$1,296	$621	$—	$—	$61,563
Astley	$29,000	$33,023	$—	$155,987	$1,382	$2,116	$—	$—	$221,508
Laures(VI)	$—	$62,901	$—	$—	$—	$—	$8,529	$12,609	$84,039
Beck	$29,000	$16,489	$—	$39,507	$1,068	$2,094	$—	$—	$88,158
I.Represents NQDCP Company Contributions for Messrs. Parrini, Hillard, and Astley, and Ms. Beck and Company Contributions to the Swiss Defined Contribution plan for Mr. Laures.
II.Represents club dues for Mr. Parrini; including one-time initial membership fee for Charlotte-based club to be used primarily for business purposes.
III.Represents relocation benefits for Messrs. Parrini, Astley, and Ms. Beck, and short-term living arrangements for Mr. Parrini as part of his relocation benefits, all in connection with the move of corporate headquarters to Charlotte, NC.
IV.Represents a tax-supported travel stipend for Mr. Laures, where the amount was adjusted downward by 12,000 CHF to account for overpayment in 2020.
V.Represents premiums paid by the Company for Mr. Laures's mandatory accident insurance, supplemental accident insurance, and salary continuation in Switzerland.
VI.Amounts for Mr. Laures have been converted to USD using an exchange rate of 1.0942 $/CHF.

2022 PROXY STATEMENT ›	69

EXECUTIVE COMPENSATION
2021 Grants of Plan-Based Awards
The following table, including footnotes, sets forth information concerning grants of plan-based awards in 2021:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Shares of Stock or	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	Awards ($)
Dante C. Parrini
	2/17/2021	$525,000	$1,050,000	$2,100,000	12,948	64,740	129,480		$1,133,984
	2/17/2021							47,103	$756,003
Samuel L. Hillard
	2/17/2021	$126,394	$252,788	$505,576	3,083	15,414	30,828		$269,993
	2/17/2021							11,215	$180,001
Christopher W. Astley
	2/17/2021	$124,888	$249,775	$499,550	2,946	14,729	29,458		$257,993
	2/17/2021							10,717	$172,008
Wolfgang Laures(4)
	2/17/2021	$103,245	$206,490	$412,980	2,141	10,703	21,406		$187,470
	2/17/2021							7,788	$124,997
Eileen L. Beck
	2/17/2021	$81,159	$162,318	$324,636	1,610	8,049	16,098		$140,985
	2/17/2021							5,857	$94,005
(1)The amounts shown represent target, threshold, and maximum awards under the Company’s MIP. Threshold payments equal 50% of the target amount and maximum payments equal 200% of the target amount shown. For 2021, achievement of the performance goals resulted in MIP payments as described in the “NEO MIP Payments” table of the CD&A.
(2)The amounts shown reflect the threshold, target, and maximum amounts of PSAs granted to the NEOs under the LTIP.  PSAs vest over a three-year period based on ROCE performance measured over two years and relative TSR performance over three years. The actual number of shares paid out will range from 0% to 200% of the target amount, depending upon attainment of performance goals.
(3)The amounts shown reflect grants of RSUs to the NEOs under the LTIP. RSUs are subject to three-year cliff vesting.
(4)Mr. Laures’s non-equity incentive awards were paid in Swiss Francs (CHF). Amounts presented here have been converted to U.S. dollars ($) using an exchange rate of 1.0942 $/CHF.

2022 PROXY STATEMENT ›	70

EXECUTIVE COMPENSATION
2021 Outstanding Equity Awards at Fiscal Year-End
The following table, including footnotes, sets forth information concerning outstanding equity awards as of December 31, 2021:

		Option and Stock Awards
	Option Grant	Number of Securities Underlying Unexercised Options (#) (1)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares of Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Vested(#) (2) (5)	Vested($) (3)	Not Vested (#) (4) (5)	Not Vested ($) (3)
Dante C. Parrini	3/6/2012	85,130	—	$15.61	3/6/2022	261,927	$4,505,144	131,620	$2,263,864
	3/5/2013	98,010	—	$18.36	3/5/2023
	2/26/2014	82,997	—	$29.89	2/26/2024
	2/26/2015	119,627	—	$24.94	2/26/2025
	2/25/2016	197,678	—	$17.27	2/25/2026
Samuel L. Hillard	3/21/2016	63,286	—	$19.38	3/21/2026	31,392	$539,942	31,392	$539,942
Christopher W. Astley	3/6/2012	21,760	—	$15.61	3/6/2022	62,315	$1,071,818	30,105	$517,806
	3/5/2013	21,600	—	$18.36	3/5/2023
	2/26/2014	16,070	—	$29.89	2/26/2024
	2/26/2015	26,253	—	$24.94	2/26/2025
	2/25/2016	44,215	—	$17.27	2/25/2026
Wolfgang Laures	N/A	—	—	$—	N/A	14,637	$251,756	20,950	$360,340
Eileen L. Beck	7/9/2012	7,544	—	$16.78	7/9/2022	19,429	$334,179	17,409	$299,435
	3/5/2013	4,396	—	$18.36	3/5/2023
	2/26/2014	2,588	—	$29.89	2/26/2024
	2/26/2015	4,276	—	$24.94	2/26/2025
	9/1/2015	2,126	—	$17.50	9/1/2025
	2/25/2016	11,167	—	$17.27	2/25/2026
(1)Represents SOSARs with a 10-year term, which vest ratably on the first, second, and third anniversaries of the grant date. All SOSARs are settled in shares of the Company’s common stock.
(2)All RSUs have a three-year cliff vesting requirement, so that they vest three years after the grant date. See the “Unvested RSUs” column in the table in footnote 5 for more detail.
(3)Calculated based on the closing price of the Company’s common stock on December 31, 2021 ($17.20).
(4)The amount shown reflects the aggregate target amounts of PSAs granted on February 21, 2020 and February 17, 2021, which vest December 31, 2022 and December 31, 2023, respectively. The actual number of shares to be paid out ranges from 0% to 200% of the target amount, depending upon attainment of performance goals. In February 2022, the Board confirmed an estimated payout of 53.6% was achieved for the PSAs granted on February 21, 2020, based on achievement of the performance goals for the two-year performance period ending December 31, 2021; payouts are subject to a three-year TSR modifier and time-based vesting through December 31, 2022, so the final payout amount is not yet known. See the “Unearned PSAs” column in footnote 5 for further detail.

2022 PROXY STATEMENT ›	71

EXECUTIVE COMPENSATION

(5) The amounts listed in the table below represent the outstanding equity awards, including dividend equivalent units, for each NEO as of December 31, 2021:

Outstanding Equity Awards
Name	Award	Grant Date	Unvested RSUs	Unearned PSAs	Vesting Date
Dante C. Parrini	RSU	2/21/2019	52,144	—	2/21/2022
	RSU	11/13/2019	117,988	—	11/13/2022
	RSU	2/21/2020	43,439	—	2/21/2023
	RSU	2/17/2021	48,356	—	2/17/2024
	PSA	2/21/2020	—	65,157	12/31/2022
	PSA	2/17/2021	—	66,463	12/31/2023
Total			261,927	131,620
Samuel L. Hillard	RSU	2/21/2019	9,500	—	2/21/2022
	RSU	2/21/2020	10,378	—	2/21/2023
	RSU	2/17/2021	11,514	—	2/17/2024
	PSA	2/21/2020	—	15,568	12/31/2022
	PSA	2/17/2021	—	15,824	12/31/2023
Total			31,392	31,392
Christopher W. Astley	RSU	2/21/2019	11,991	—	2/21/2022
	RSU	8/1/2019	29,333	—	8/1/2022
	RSU	2/21/2020	9,989	—	2/21/2023
	RSU	2/17/2021	11,002	—	2/17/2024
	PSA	2/21/2020	—	14,984	12/31/2022
	PSA	2/17/2021	—	15,121	12/31/2023
Total			62,315	30,105
Wolfgang Laures	RSU	2/21/2020	6,642	—	2/21/2023
	RSU	2/17/2021	7,995	—	2/17/2024
	PSA	2/21/2020	—	9,962	12/31/2022
	PSA	2/17/2021	—	10,988	12/31/2023
Total			14,637	20,950
Eileen L. Beck	RSU	2/21/2019	7,319	—	2/21/2022
	RSU	2/21/2020	6,097	—	2/21/2023
	RSU	2/17/2021	6,013	—	2/17/2024
	PSA	2/21/2020	—	9,146	12/31/2022
	PSA	2/17/2021	—	8,263	12/31/2023
Total			19,429	17,409

2022 PROXY STATEMENT ›	72

EXECUTIVE COMPENSATION
2021 Options Exercised and Stock Vested
The following table, including footnotes, sets forth information concerning stock grants that vested during fiscal year 2021:

	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (Payout)		Value Realized on Vesting		Total Value Realized from all
			# PSAs (1)	# RSUs (2)	$ PSAs (3)	$ RSUs (4)	Exercised and Vested Grants ($)
Parrini	—	$—	39,733	35,631	$683,408	$568,671	$1,252,078
Hillard	—	$—	7,238	41,029	$124,494	$670,020	$794,514
Astley			9,137	8,193	$157,156	$130,760	$287,917
Laures	—	$—	—	—	$—	$—	$—
Beck	—	$—	5,577	5,001	$95,924	$79,816	$175,740
(1)Represents PSAs granted on February 21, 2019, and accrued dividend equivalents in the form of additional shares, with a performance period of January 1, 2019–December 31, 2020, subject to a three-year TSR modifier. Shares vested on December 31, 2021, for which shares were calculated as of December 31, 2021 and paid thereafter.
(2)Represents RSUs granted on February 22, 2018 for Messrs. Parrini, Hillard, and Astley, and Ms. Beck, which vested February 22, 2021, and RSUs granted on February 22, 2018 and December 20, 2018 for Mr. Hillard, which vested on February 22, 2021 and December 20, 2021, in each case including accrued dividend equivalents in the form of additional RSUs.
(3)Based on the closing price of the Company’s common stock of $17.20 for shares vested as of December 31, 2021 and paid thereafter.
(4)Based on the closing price of the Company’s common stock on February 21, 2021 of of $15.96 for shares that vested as of February 22, 2021, and the closing price of $16.40 for shares that vested as of December 20, 2021.

2022 PROXY STATEMENT ›	73

EXECUTIVE COMPENSATION

2021 Retirement Benefits
401(k) PLAN OVERVIEW
The Company’s long-standing U.S. qualified Retirement Plan was terminated in 2019, and liabilities to participants were settled. Approximately $14 million of the amount that would otherwise have reverted to the Company from the terminated Retirement Plan was transferred to the 401(k) plan in 2020 and will be allocated to 401(k) plan participants as Company contributions over seven years, starting in 2020. The allocation percentage will vary year to year, consistent with the Code requirements.
The 2021 annual allocation to participant accounts in the 401(k) plan was 10% of participant compensation (base salary plus earned annual short-term incentive), up to the Code limits.
The below chart explains the allocations under the 401(k) Plan for the NEOs:

NEO	401(k) Plan: 2021 Company Contribution Allocation
Messrs. Parrini, Hillard, and Astley, and Ms. Beck	10% Company contribution on eligible earnings (base salary and earned annual short-term incentive), with earnings capped at the Code limit.
MR. LAURES’S RETIREMENT BENEFIT
Mr. Laures participates in a Swiss defined contribution plan which provides the mandatory minimum benefit for all employees hired in Switzerland. Mr. Laures participates in the plan on the same terms and conditions as all other Swiss employees. The Swiss defined contribution plan provides for the contribution of an annual amount based on a percentage of salary and bonus and the participant's age. Employees may also make contributions based on a percentage of salary and bonus and age. Based on Mr. Laures’s age, in 2021, the Company contributed 7.5% of eligible salary (base salary plus bonus paid).
NON-QUALIFIED PLAN
Frozen Supplemental Executive Retirement Plan
The Company froze the benefits for all participants in the SERP effective December 31, 2019, so no additional benefits have accrued for any NEO under the SERP after December 31, 2019 and no new participants are eligible to participate. As of January 1, 2020, the present value of the frozen SERP benefits for Messrs. Parrini, Hillard, and Astley, and Ms. Beck were credited to the new NQDCP established by the Company and will accrue interest annually using the Moody’s Aa bond yield for the month the interest rate is set (which is November of the year preceding the year for which interest is credited). The frozen SERP balances, with interest, will be paid in the same form and conditions as previously provided for under the SERP. Although the frozen SERP balances have been subsumed within the new NQDCP, the Company has accounted for them as a separate defined benefit plan in its financial statements. Accordingly, the Company has disclosed the frozen SERP balance information in the Pension Benefits table.
The following table summarizes the terms of the frozen SERP:

Restoration Benefit	The restoration pension benefit under the SERP (the “Restoration Pension”) provided those participants whose benefits under the Retirement Plan were reduced due to legal limits with a supplemental pension benefit. The supplemental benefit restored the portion of the pension benefit that was earned but not able to be paid under the Retirement Plan because of the legal limits provided in the Code. The Restoration Pension calculation considered, as a reduction to the benefit, the participant’s Retirement Plan benefits and certain 401(k) contributions. The Restoration Pension was generally paid in the form of an annuity, except that small benefit amounts were paid in a lump sum. Participants were vested in their Restoration Pension benefits. Messrs. Parrini, Hillard, and Astley, and Ms. Beck had Restoration Pension benefits.
Final Average Compensation Benefit
The final average compensation pension under the SERP (the “FAC Pension”) paid a pension benefit equal to 2% of the participant’s average compensation over the five years immediately preceding his retirement, multiplied by the participant’s years of benefit service under the Retirement Plan, up to a maximum of 27.5 years. The FAC Pension benefits were offset against the Restoration Pension and Retirement Plan benefits and certain 401(k) contributions.
Only Mr. Parrini was eligible for the FAC Pension, which was payable in a lump sum after separation from service. Mr. Parrini’s FAC Pension vested in 2019, when he attained age 55.

2022 PROXY STATEMENT ›	74

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation Plan
The Company maintains the NQDCP, which coordinates with the 401(k) plan whereby participants will receive a Company contribution of up to 7% on earnings in excess of the annual Code earnings limit. In addition, executives may elect to defer compensation under the NQDCP. Accounts in the NQDCP attributable to Company contributions and participant deferrals are credited with earnings based on the investment return of funds in which such participant accounts are invested on a notional basis. The NQDCP only applies to U.S. employees, so Mr. Laures does not participate in the NQDCP.
Given the hybrid nature of the NQDCP, the frozen SERP balances in the NQDCP are considered a defined benefit plan on the Company’s financial statements and are reflected in the “Pension Benefits” table below, and the Company contribution and participant deferral portions of the NQDCP are considered a defined contribution plan and reflected in the “Non-Qualified Deferred Compensation” table below.
PENSION BENEFITS
The following table, including footnotes, sets forth information concerning pension benefits (frozen SERP balances) during fiscal year 2021.

Name	Age	Plan Name	Number of Years Credited Services (#)(1)	Present Value of Accumulated Benefit ($) (2)
Dante C. Parrini	57	Frozen SERP - FAC Pension	22	$5,585,000
		Frozen SERP - Restoration Pension	22	$6,687,000
Samuel L. Hillard	40	Frozen SERP - Restoration Pension	3	$9,000
Christopher W. Astley	48	Frozen SERP - Restoration Pension	9	$36,000
Eileen L. Beck	59	Frozen SERP - Restoration Pension	8	$4,000
(1)Years of Credited Service is based on the date that the SERP was frozen (i.e., December 31, 2019). Accordingly, there is a difference between the number of years of service that were credited to each NEO for purposes of calculating the frozen SERP benefit and each NEO’s actual years of service with the Company. The NEOs’ actual years of service with the Company as of December 31, 2021 were as follows: Mr. Parrini - 24 years; Mr. Hillard - 5 years; Mr. Astley - 11 years; and Ms. Beck - 10 years.
(2)The SERP was frozen as of December 31, 2019 and all NEOs are vested in the benefit, but no longer accrue service. Although the frozen SERP balances were incorporated into the new NQDCP, they are accounted for as a separate defined benefit plan and disclosed accordingly.
(3)For Messrs. Parrini, Hillard, and Astley, and Ms. Beck, the Present Value of Accumulated Benefits is based on the present value of the frozen SERP balances in the NQDCP as of December 31, 2021, as shown in the table below. The present value of accumulated benefits is based on actuarially determined assumptions including: (i) discount rate of 2.88% (SERP II for U.S. GAAP Accounting); (ii) Moody’s Aa Average for November 2021 interest crediting rate of 2.77%%; and (iii) and assumed retirement age.
The frozen SERP balances in the NQDC Plan as of December 31, 2021, including interest credited for the 2021 fiscal year (at the annual rate of 2.47%) are set forth in the below table:

Name	Frozen SERP Balance as of 12/31/2020	Interest Credited for 2021	Frozen SERP Balance as of 12/31/2021
Dante C. Parrini	$12,027,730	$297,085	$12,324,815
Samuel L. Hillard	$9,080	$223	$9,303
Christopher W. Astley	$35,765	$883	$36,648
Eileen L. Beck	$4,340	$106	$4,446

2022 PROXY STATEMENT ›	75

EXECUTIVE COMPENSATION

NON-QUALIFIED DEFERRED COMPENSATION
The following table, including footnotes, sets forth information concerning non-qualified deferred compensation benefits (Company contributions and participant deferrals under the NQDCP) during 2021 fiscal year.

Name	Executive Contributions in 2021(1)	Registrant Contributions in 2021	Aggregate Earnings in 2021(2)	Aggregate balance at last FYE
Dante C. Parrini	$—	$144,243	$9,742	$153,985
Samuel L. Hillard	$—	$30,646	$3,978	$34,624
Christopher W. Astley	$9,879	$33,023	$2,240	$45,142
Eileen L. Beck	$—	$16,489	$159	$16,648
(1)For Messrs. Parrini, Hillard, and Astley, and Ms. Beck, these amounts reflect the Company contributions to the NQDCP for 2021 and the participants’ elective deferrals into the NQDCP in 2021. These amounts do not reflect the frozen SERP balances in the NQDCP, which are reflected in the above Pension Benefits Table and supplemental table under “Pension Benefits” as described on page 75.
(2)Represents earnings on the accounts attributable to Company contributions and participant deferrals to the NQDCP, based on the investment return of funds in which such participant accounts were invested on a notional basis. Interest on the frozen SERP balances is not included in the foregoing table, and, instead, is described on page 75 under “Pension Benefits.”

2022 PROXY STATEMENT ›	76

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change in Control

EXECUTIVE TERMINATION GUIDELINES

Payments made to an NEO upon involuntary termination by the Company without cause are made in accordance with the Company’s executive termination guidelines. The executive termination guidelines do not apply if the NEO is eligible to receive payments under a CIC Agreement upon a termination of employment. The table on the following page describes benefits payable under the executive termination guidelines.

CHANGE IN CONTROL AGREEMENTS AND DOUBLE TRIGGER EQUITY VESTING

The Company has entered into a CIC Agreement with each NEO as described in the CD&A. Under these agreements, each NEO’s employment with the Company will continue for two years from the date of a change in control or each NEO will become entitled to severance payments and benefits upon termination under certain conditions within such two-year period. During such period, the NEO will continue in a position at least equal to the position held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid prior to the change in control. The table below describes the benefits payable under the CIC Agreements.
Change in Control: Under the CIC Agreements, change in control means:
•the acquisition of direct or indirect beneficial ownership of 20% or more of the combined voting power of the Company’s outstanding voting securities by any person, entity, or group, excluding the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries; and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, the Company;
•in any 12-month period, the ceasing of individuals who constitute the Board to constitute at least a majority of the Board, other than any person becoming a director whose election was approved by at least a majority of incumbent directors, excluding any such person whose initial election occurs as a result of an actual or threatened election contest; or
•the consummation of (i) a reorganization, merger, or consolidation in which shareholders of the Company immediately prior to such event do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged, or consolidated company’s then outstanding voting securities; or (ii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company to a third party.

Tax Gross-Up Payments: CIC Agreements in effect before 2011 (including Mr. Parrini’s CIC Agreement) provide that, if any payment is subject to excise tax under the Code, an additional gross-up payment will be made to the executive. The gross-up payment will effectively place the executive in the same net position as without the excise tax. No changes have been made to Mr. Parrini’s CIC agreement since 2011. Beginning in 2011, the provision for excise tax gross-ups was eliminated from CIC Agreements entered into thereafter. As such, the CIC Agreements of Messrs. Astley and Hillard and Ms. Beck do not contain a tax gross-up provision.

“Double Trigger” Provisions: Under equity grant agreements, a double trigger provision accelerates vesting in the event of a change in control if the executive is terminated without cause or resigns with good reason (as those terms are defined in the CIC Agreements).

2022 PROXY STATEMENT ›	77

EXECUTIVE COMPENSATION
The following table describes how each element of the NEO’s post-employment compensation would be treated in the event of termination, with and without a change in control:

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Cash Severance
The NEO receives a severance payment in an amount equal to:
◦two times the NEO’s annual base salary (at the highest rate achieved before the date of termination), plus
◦the NEO’s annual bonus, defined as the greater of the NEO’s three-year average bonus or the NEO’s target bonus.

The Compensation Committee may authorize severance benefits if determined to be appropriate. In the past, the Company has agreed to provide severance benefits to departing executive officers in exchange for definitive termination agreements.
In the event of termination by the Company without cause, the executive termination guidelines provide for cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a notional bonus) per year of service up to the following maximums (the severance period), depending on an executive’s level:
◦Chief Executive Officer: 24 months
◦Executive Vice Presidents and Senior Vice Presidents: 18 months
◦Vice Presidents: 12 months

Health & Welfare Benefits
For a period of two years after the date of termination, the Company continues to provide group medical, prescription, dental, disability, salary continuance, group life, accidental death and dismemberment, and travel accident insurance benefits at levels substantially equal to those that would have been provided if the NEO’s employment had not been terminated.
Outplacement assistance will be offered.

In the event of termination by the Company without cause, the executive termination guidelines provide for continuation of health benefits through the length of the severance period, Employee Assistance Program support, and payment of any accrued unused vacation.
Outplacement assistance will be offered.

Short-Term Incentive Compensation (“MIP”)	The NEO receives a pro-rated bonus payment, based on the greater of the NEO’s three-year average bonus or the NEO’s target bonus.
The Compensation Committee may authorize a pro-rata bonus payment if determined to be appropriate in order to enter into a definitive termination agreement.
In the case of termination due to death, disability, or retirement, the NEO receives a pro-rated award based on performance.

2022 PROXY STATEMENT ›	78

EXECUTIVE COMPENSATION

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Long-Term Incentives
A “double trigger” provision applies, under which RSUs, SOSARs, and PSAs will accelerate vesting upon involuntary termination or good reason termination upon or following a change in control.
PSAs will generally be deemed to have been earned at the greater of target or actual performance through the change in control.
In the event of a change in control in which the Company’s stock is no longer the stock of the surviving entity, the Company will cause the surviving entity to issue replacement RSUs and PSAs. A value restoration payment with respect to any vested replacement SOSARs, RSUs, or PSAs will be paid based on the difference between the fair market value of the surviving entity’s common stock on the date of the change in control and, if less, the fair market value of the surviving entity’s common stock on the vesting date (which will include the date of the NEO’s involuntary separation from service other than for Cause, or voluntary separation from service for Good Reason). Any value restoration payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the change in control and the vesting date) and will be paid in cash within 30 days after the vesting date.

RSUs: If the NEO ceases employment other than upon death, disability, or retirement, unvested RSUs are forfeited. If the NEO is terminated for cause, outstanding RSUs, vested or unvested, are forfeited.
Upon death or disability, vesting of RSUs is accelerated, and upon retirement, unvested RSUs are pro-rated.
SOSARs: If the NEO ceases employment other than upon death, disability, retirement, or termination for cause, then, for a period of 90 days following such termination, the NEO may exercise any vested SOSARs. Unvested SOSARs are forfeited. If the NEO is terminated for cause, outstanding SOSARs, vested or unvested, are forfeited. Upon retirement, there is pro-rated vesting of SOSARs, and the SOSARs are exercisable for a period of 3 years or if shorter, until the end of the term. In the case of death or disability, all unvested SOSARs will accelerate and become fully vested and exercisable for three years from the date of such death or disability, or if shorter, until the end of the term.
PSAs: If the NEO ceases employment, other than upon death, disability, or retirement, unvested PSAs are forfeited. Upon death, disability, or retirement after year one of the performance period, the NEO is entitled to receive a pro-rated award based on performance after the end of the performance period.
RSU and PSA grants made to Mr. Parrini in 2020 and subsequent years will provide for continued vesting after retirement as long as Mr. Parrini continues in employment for 12 months after the date of grant.

401(k)	In the event that the NEO’s vesting service is insufficient to have earned a vested interest in matching contributions under the Company’s 401(k) plan, the Company will pay to the NEO an amount equal to the NEO’s unvested matching contribution account under the 401(k) plan.	If a NEO leaves the Company before full vesting in the employer-matching contributions under the 401(k) plan, then the non-vested portion is forfeited, except upon attainment of age 65 or death, which would accelerate vesting. Employee deferrals and rollover contributions are always vested.

2022 PROXY STATEMENT ›	79

EXECUTIVE COMPENSATION
QUANTIFICATION OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table, including the footnotes that follow, describes the potential payments to the NEOs upon termination of employment or due to a change in control of the Company as if such termination or change in control occurred on December 31, 2021.

Name	Death or Disability		Retirement	Involuntary Termination Without Cause		Termination Following CIC
Dante C. Parrini
Severance Payments (1)	N/A		N/A	$3,666,926		$5,250,000
RSUs (2)(3)	$4,224,699		$1,714,529	$0		$4,224,699
PSAs (2)(3)(4)	$1,073,945		$1,425,330	$0		$2,167,682
Health & Welfare Benefits (5)	N/A		N/A	$29,421		$78,166
Outplacement Assistance	N/A		N/A	$40,000		$40,000
Pension (6)	N/A		N/A	N/A		$0
Excise Tax Gross-Up (7)	N/A		N/A	N/A		$2,486,205
Total	$5,298,644		$3,139,859	$3,736,347		$14,246,752
Samuel L. Hillard
Severance Payments (1)	N/A		N/A	$249,642		$1,600,990
RSUs (2)	$509,739		$301,269	$0		$509,739
PSAs (2)(4)	$256,280		$256,280	$0		$516,980
Health & Welfare Benefits (5)	N/A		N/A	$8,173		$70,218
Outplacement Assistance	N/A		N/A	$30,000		$30,000
Pension (6)	N/A		N/A	N/A		$0
Total	$766,019	$0	$557,549	$287,815		$2,727,927
Christopher W. Astley
Severance Payments (1)	N/A		N/A	$570,766		$1,657,600
RSUs (2)	$1,001,521		$708,359	$0		$1,001,521
PSAs (2)(4)	$246,058		$246,058	$0		$495,756
Health & Welfare Benefits (5)	N/A		N/A	$18,042		$69,890
Outplacement Assistance	N/A		N/A	$30,000		$30,000
Pension (6)	N/A		N/A	N/A		$0
Total	$1,247,579		$954,417	$618,808		$3,254,767
Wolfgang Laures
Severance Payments (1)	N/A		N/A	$101,277		$1,736,678
RSUs (2)	$241,402		$105,126	$0		$241,402
PSAs (2)(4)	$168,818		$168,818	$0		$345,273
Health & Welfare Benefits (5)	N/A		N/A	$423		$25,281
Outplacement Assistance	N/A		N/A	$30,000		$30,000
Pension (6)	N/A		N/A	N/A		$0
Total	$410,220		$273,944	$131,700	$0	$2,378,634
Eileen L. Beck
Severance Payments (1)	N/A		N/A	$334,423		$1,136,223
RSUs (2)	$314,123		$199,286	$0		$314,123
PSAs (2)(4)	$144,796		$144,796	$0		$286,414
Health & Welfare Benefits (5)	N/A		N/A	$13,626		$49,456
Outplacement Assistance	N/A		N/A	$15,000		$15,000
Pension (6)	N/A		N/A	N/A		$0
Total	$458,919		$344,082	$363,049		$1,801,216
(1)In the event of an involuntary termination without cause, cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a notional bonus) per year of service up to 24 months for the CEO, 18 months for Senior Vice Presidents, and 12 months for Vice Presidents. The notional bonus is calculated as the lesser of (i) the target bonus for the terminated executive in the year of termination; or (ii) the average of annual bonuses paid to the terminated executive with respect to the three fiscal years preceding the year of termination.

2022 PROXY STATEMENT ›	80

EXECUTIVE COMPENSATION
(2)The values above represent awards for which vesting fully or partially accelerates upon termination as a result of death, disability, or retirement, as applicable. The values are calculated (a) based on the closing price of $17.20 of the Company’s common stock on December 31, 2021, and (b) as if death, disability, or retirement had occurred on December 31, 2021. For change in control, the value assumes vesting (as determined under applicable award agreements) and exercise on December 31, 2021. Upon an involuntary termination without cause, unvested RSUs and PSAs are forfeited. Assumes achievement of a target performance level at the end of the performance period.
(3)RSU and PSA grants made to Mr. Parrini in 2020 and subsequent years will provide for continued vesting after retirement as long as Mr. Parrini continues in employment for 12 months after the date of grant (shown above as if vesting was accelerated).
(4)Assumes achievement of a target performance level at the end of the performance period.
(5)Based on current type of coverage and premium levels.
(6)Represents the actuarial present value of unvested retirement plans based on the maximum applicable benefit formula level. Present values have been calculated consistent with calculations in the Pension Benefits table.
(7)The CIC agreement of Mr. Parrini, which was entered into before 2011, contains a tax gross-up provision.

2022 PROXY STATEMENT ›	81

EXECUTIVE COMPENSATION
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Parrini, our CEO. For 2021, our ratio was estimated as follows:

Name	Annual Total Compensation (in 000x) (1)
CEO	$4,632.7
Median Employee	$53.8
CEO Pay Ratio	86:1
(1)Annual total compensation includes compensation calculated for purposes of the Summary Compensation Table, as well as benefit premiums for the CEO, and the market-competitive compensation and benefits for the median employee.

•SEC rules provide that we may use the same median employee for three years before identifying a new median employee, provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. In accordance with Part 2 of Instruction 7 to Item 402(u) and as described in further detail below, we have omitted from our employee population certain employees who became employees of the Company as the result of acquisitions completed during fiscal year 2021. Except with respect to these acquisitions, we believe that there have been no material changes in our employee population or our compensation arrangements in fiscal 2021 that would result in a material change in our pay ratio disclosure or our median employee. As such, we used the same median employee as 2020 with compensation data refreshed for the ratio calculation, consistent with previous methodology.
•Our employee population data described above does not include approximately 112 employees of Mount Holly, which we acquired in May 2021, and approximately 766 employees of Jacob Holm, which we acquired in October 2021.
•We calculated all of the elements of the median employee’s compensation and the CEO’s compensation for fiscal year 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.
•In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise.

2022 PROXY STATEMENT ›	82

Certain Relationships and Related Transactions
Related Party Transactions Policy
The NCG Committee (or its Chair, under some circumstances) will review the relevant facts of all proposed Related Person Transactions and either approve or disapprove of the entry into the Related Person Transaction.
For purposes of this review, as defined in the NCG Committee Charter, a “Related Person Transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) involving an amount that is at least $120,000, and in which the Company was, is, or will be a participant, and in which any Related Person had, has, or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of the Company’s last fiscal year was, (i) a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. There were no Related Person Transactions during 2021.
Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of the Company and its shareholders. No director may participate in any consideration or approval of a Related Person Transaction in which he or she, or any of his or her immediate family members or related entities, is the Related Person.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the NCG Committee, or its Chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the NCG Committee will consider all options and may ratify, amend, or terminate the Related Person Transaction. If the transaction has been completed, the NCG Committee will consider if rescission of the transaction is appropriate and if disciplinary action is warranted. The NCG Committee will review all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify, or terminate the Related Person Transaction.
In reviewing the relevant facts related to all proposed Related Person Transactions, the NCG Committee, or its Chair, will take the following considerations into account, along with other factors it deems appropriate:
•the benefits to the Company of the transaction
•the impact on a director’s independence, in the event the “Related Person” is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer
•the availability of other sources for comparable products or services
•the terms of the transaction
•the terms available from unrelated third parties or to employees generally
To the extent that the NCG Committee, or its Chair, needs additional information to make an informed decision regarding a proposed Related Person Transaction, the NCG Committee, or its Chair, may consult with Management or other members of the Board.

2022 PROXY STATEMENT ›	83

Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with the Company’s Management and its independent registered public accounting firm. The Company’s Management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with Deloitte its independence from the Company and its Management. The Audit Committee has received a letter and written disclosures from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board, disclosing all relationships between Deloitte and its related entities and the Company. In addition to the information provided by Deloitte, the Audit Committee considered the level of non-audit and tax services provided by Deloitte in determining that it was independent. Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Marie T. Gallagher (Chair)
Kathleen A. Dahlberg
Darrel Hackett
J. Robert Hall
Lee C. Stewart

2022 PROXY STATEMENT ›	84

Frequently Asked Questions (“FAQs”)

When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, May 5, 2022, at 8:00 a.m. Eastern Time via live audio cast at www.virtualshareholdermeeting.com/GLT2022 (Meeting Website). There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To virtually attend the Annual Meeting, visit the Meeting Website and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Annual Meeting (“Notice”).
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the login page of the Meeting Website.
Who may virtually attend the Annual Meeting and what else is required for admittance?
Only shareholders of the Company’s common stock on the Record Date (March 15, 2022) may attend the Annual meeting. To be admitted to the Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form, or Notice. You may vote your shares and ask questions during the Annual Meeting, by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access to the Meeting Website will be available starting at 7:45 a.m., Eastern Time, on May 5, 2022.
What is the difference between a registered shareholder and a beneficial owner?
If your shares are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), you are a “registered shareholder,” also sometimes called a shareholder of record. If you are a registered shareholder, we sent the Notice directly to you.
If your shares are held in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” The Notice should have been forwarded to you by your broker, bank, or other holder of record, who is considered the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by following the voting instructions included in the mailing.
Why did I receive these materials?
You are receiving these materials because, as a shareholder, the Company is soliciting your vote on matters to be considered at the Annual Meeting. The Notice, this proxy statement, the accompanying proxy card, and our 2021 Form 10-K, were first sent or given to shareholders on or about March 31, 2022. Please read this proxy statement and vote your shares by mailing the attached proxy card, voting online at www.proxyvote.com, by telephone at 1-800-690-6903, or on the Meeting Website during the Annual Meeting. The Board has appointed directors Marie T. Gallagher and Darrel Hackett, or either of them (the “Proxy Holders”) with power of substitution, to vote all properly-executed proxies received from shareholders entitled to vote at the Annual Meeting or at any adjournment, continuation, or postponement of the Annual Meeting.
Who is entitled to vote?
Shareholders of record as of the close of business on the Record Date (March 15, 2022) may vote at the Annual Meeting. At the close of business on the Record Date, there were 44,718,073 shares of the Company’s common stock issued and outstanding and eligible to vote at the Annual Meeting.
How do I vote?
If you are a registered shareholder, meaning you hold your shares in your own name as a holder of record, you may vote during the Annual Meeting on the Meeting Website, or instruct the Proxy Holders named in the enclosed proxy card how to vote your shares. You may vote your proxy by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). Please make certain you mark, sign, and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with your instructions. If you are a beneficial owner, meaning your shares are held by a brokerage firm, bank, or other nominee (i.e., in “street name”), you should receive directions from your bank or broker that you must follow in order to have your shares voted.

2022 PROXY STATEMENT ›	85

FREQUENTLY ASKED QUESTIONS
Will my shares be voted if I do not sign and return my proxy card?
If a shareholder of record signs and returns the accompanying proxy card, but does not make any selections, the Board’s appointed Proxy Holders will have discretion to vote the shareholder’s shares on behalf of the shareholder at the Annual Meeting as recommended by the Board.
If a beneficial owner of shares does not provide the bank or broker holding such shares with specific voting instructions, under the rules of the NYSE, the shareholder’s bank or broker may generally vote on "routine" matters, but cannot vote on “non-routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed non-routine. Proposal 1 (election of directors), Proposal 3 (say-on-pay advisory vote), Proposal 4 (say-on-frequency advisory vote), and Proposal 5 (approval of the Company’s 2022 Long-Term Incentive Plan) are non-routine matters. Proposal 2 (ratification of auditors) is a routine matter. If a shareholder’s bank or broker does not receive the shareholder’s instructions on how to vote the shareholder’s shares on a non-routine matter, the shareholder’s bank or broker will inform the Company it does not have the beneficial owner’s authority to vote on the non-routine matter. In these cases, the broker, bank, or other holder of record can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules. We encourage beneficial shareholders to provide voting instructions to the bank, broker, or agent holding their shares by carefully following the instructions in the notice provided by the shareholder’s bank, broker, or agent.
How do I change my vote or revoke my proxy if I wish to do so?
Shareholders of record can revoke their proxy at any time before their shares are voted by: (1) delivering a written revocation of their proxy to the Company’s Secretary; (2) submitting a later-dated proxy (or voting instruction form if they hold their shares in street name); or (3) voting on the Meeting Website during the Annual Meeting. Shareholders who are beneficial owners should follow the instructions provided by their respective broker or bank to change their vote.
What is the required quorum to hold this Annual Meeting?
As of March 15, 2022, 44,718,073, shares of the Company’s common stock were outstanding and entitled to vote. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. Abstentions or “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker or bank holding shares for a beneficial owner does not vote on a particular matter because the broker or bank does not have discretionary voting authority to vote on the proposal, and the beneficial owner has not provided voting instructions.
May shareholders ask questions during the Annual Meeting?
Yes. If you wish to submit a question, you may do so in two ways. To ask a question in advance of the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number and use the Submit a Question for Management box. Alternatively, you will be able to submit questions live during the Annual Meeting through the Q&A box by accessing the Meeting Website at www.virtualshareholdermeeting.com/GLT2022. After the formal business of the Annual Meeting has concluded and adjourned, the chair of the Annual Meeting will answer questions from shareholders during the designated question and answer (“Q&A”) period of the Annual Meeting agenda.
In order to give as many shareholders as possible the opportunity to ask questions, we ask that questions are succinct and cover only one topic per question. Up to three minutes will be allocated to read and respond to each question that we are able to answer during the Annual Meeting. The Q&A session will continue until all relevant questions have been answered, subject to time constraints.
Shareholders’ views, constructive comments, and criticisms are welcome, but the Company will not address questions that are:
•Irrelevant to the business of the Company or to the business of the Annual Meeting
•Related to material non-public information of the Company
•Repetitious of prior questions or statements from others
•Derogatory references to individuals that are in bad taste
•Related to personal grievances
•In furtherance of a shareholder’s personal or business interests, which are not matters of interest to shareholders generally

2022 PROXY STATEMENT ›	86

FREQUENTLY ASKED QUESTIONS
•Out of order or not otherwise suitable for the conduct of the Annual Meeting
If there are any matters of individual concern to a shareholder or questions that are not answered, they may be raised separately after the Annual Meeting by contacting Investor Relations at (717) 225-2746 or ir@glatfelter.com.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company pays the cost of preparing, printing, assembling, and mailing this proxy statement and other proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and other proxy solicitation materials to beneficial owners. In addition to the solicitation of proxies by mail, some of our directors, officers, other employees, and agents may solicit proxies personally, by telephone, text message, email, and by other means. The officers and directors who may solicit proxies personally receive no special compensation for any solicitation activities.
What proposals will be acted upon at the Annual Meeting, and what number of votes is needed for the proposals to be adopted?

Proposal		Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstention	Effect of Broker Non-Votes
1	Election of Directors for a One-Year Term	Plurality of Votes Cast (as described below)	No	No effect	No effect
2	Ratification of Deloitte as Independent Registered Public Accounting Firm	Majority of Votes Entitled to be Cast	Yes	Vote Against	Not applicable, as this is a routine matter
3	Approval of Named Executive Officer 2021 Compensation (“Say-on-Pay” Vote)	Majority of Votes Entitled to be Cast	No	Vote Against	No effect
4	Shareholder Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency” Vote)	Majority of Votes Entitled to be Cast	No	Vote Against	No effect
5	Approval of Company’s 2022 Long-Term Incentive Plan	Majority of Votes Entitled to be Cast	No	Vote Against	No effect
Election of Directors. As required by our By-Laws, each of the eight director nominees for election has submitted an irrevocable resignation in advance. Because each of the director nominees is an incumbent director, the following procedure applies if the director nominee receives a plurality, but not a majority, of votes cast. Although the director nominee will have been elected, the Board will determine whether to accept the director nominee’s advance irrevocable resignation, since the director nominee did not receive a majority of the votes cast for each director nominee. For more information regarding the election of directors and the resignation procedure, see the discussion of the “Resignation and Majority Voting Policy” in the “Corporate Governance and Board of Directors” section of this proxy statement.
Ratification of Independent Registered Public Accounting Firm. A majority of the votes entitled to be cast at the Annual Meeting, by virtual participation or by proxy, must vote “For” the ratification of Deloitte & Touche LLP as the Company’s independent public accounting firm for the proposal to be adopted.
Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote). This proposal gives you, as a shareholder, the opportunity to endorse, not endorse, or take no position on our compensation program for the NEOs. A majority of the votes entitled to be cast at the Annual Meeting, by virtual participation or by proxy, must vote “For” the proposal to approve NEO compensation for fiscal year 2021. While the Board intends to carefully consider the shareholder vote on this proposal, this vote is not binding on the Company and is advisory in nature.
Frequency of Say-on-Pay Voting (“Say-on-Frequency” Vote). This proposal gives you, as a shareholder, the opportunity to inform the Company as to how often you wish the Company to conduct a “say-on-pay” advisory vote on NEO compensation. Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years,” or “abstain.” A majority of the votes entitled to be cast at the Annual Meeting, by virtual participation or by proxy, must vote for “One Year” for the frequency of say-on-pay voting to occur on an annual basis. If no option receives a majority of the votes entitled to be cast, then the option that receives the most votes will be deemed to be the shareholders’ recommendation with respect to the frequency with which the say-on-pay vote appears in

2022 PROXY STATEMENT ›	87

FREQUENTLY ASKED QUESTIONS
the Company’s proxy statement. While our Board intends to carefully consider the shareholder vote on this proposal, this vote is not binding on the Company and is advisory in nature.
Approval of Company’s 2022 Long-Term Incentive Plan. A majority of the votes entitled to be cast at the Annual Meeting, by virtual participation or by proxy, must vote “For” the approval of the proposed amendments to the Company’s Long-Term Incentive Plan for the proposal to be adopted.
What are the Board of Directors’ recommendations for voting on these proposals?
The Board recommends a vote:
•FOR the election of the eight director nominees
•FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022
•FOR approval of the NEO 2021 compensation
•That the Company will continue to conduct a “say-on-pay” advisory vote on NEO compensation every ONE YEAR
•FOR approval of the Company’s 2022 Long-Term Incentive Plan
What are my options for voting on these proposals?
A shareholder is entitled to one vote per share of stock owned on the Record Date, on each item of business presented at the Annual Meeting, except each shareholder has cumulative voting rights for electing directors. Cumulative voting means a shareholder is entitled to as many votes in electing directors as is equal to the number of shares of common stock owned by the shareholder on the Record Date, multiplied by the number of directors to be elected. For the election of eight director nominees, a shareholder may either cast that total number of votes “For” or “Withhold” all of those votes from a single director nominee. The shareholder may also distribute or withhold the total number of votes among the eight director nominees as the shareholder determines, up to the number of shares of common stock owned by the shareholder on the Record Date, multiplied by eight. To utilize cumulative voting, a shareholder must check the appropriate box on the proxy card.
For the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
For the non-binding advisory vote on NEO compensation, commonly known as a “say-on-pay” vote, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
For the non-binding advisory vote on the frequency with which the Company will conduct an advisory vote on NEO compensation, commonly known as a “say-on-frequency” vote, a shareholder may vote that such advisory vote be taken every one year, every two years, or every three years, or “Abstain” from voting.
For the proposal to approve the Company’s 2022 Long-Term Incentive Plan, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
Aside from these proposals, will any other business be acted upon at the Annual Meeting?
No. The Company’s By-Laws required shareholders to submit to the Company, by December 1, 2021, notice of all director nominations and shareholder proposals to be considered at the Annual Meeting, regardless of whether shareholders sought inclusion of their nomination or proposal in this proxy statement or intended to solicit proxies on their own. Because the Company did not receive any such notice of nominations or proposals, no other director nominations, shareholder proposals, or other matters will be considered at the Annual Meeting.
How may a shareholder present a proposal for the 2023 Annual Meeting of Shareholders?
A shareholder wishing to present a proposal at the 2023 Annual Meeting of Shareholders (“2023 Annual Meeting”) must submit it to the Company’s Secretary pursuant to the requirements of Rule 14a-8 under the Exchange Act and the Company’s By-Laws prescribe the procedures a shareholder must follow. To present a proposal for consideration at the 2023 Annual Meeting, whether or not the shareholder wishes to include the matter in the proxy statement for that meeting, a notice including all of the information required by the Company’s By-Laws must be submitted in writing to the Company’s Secretary and delivered to, or mailed and received by, the Company no later than the close of business on December 1, 2022, regardless of delivery method.

2022 PROXY STATEMENT ›	88

FREQUENTLY ASKED QUESTIONS
How may a shareholder nominate a candidate to sit on the Board of Directors?
A shareholder may recommend nominees for consideration by the Board’s NCG Committee for nomination for election to the Board. Shareholder recommendations for director nominees will receive the same consideration by the NCG Committee that all other director nominee recommendations receive. If a shareholder wishes to recommend a nominee for director, the shareholder must submit such recommendation in writing, together with any supporting materials deemed appropriate, to the Company’s Secretary. Such recommendation must be made in accordance with the procedures described herein and in the Company’s By-Laws. To nominate a candidate for director at the 2023 Annual Meeting, notice of the nomination must be in writing and delivered to, or mailed and received by, the Company no later than the close of business on December 1, 2022.
What must be included in the notice to submit a shareholder proposal or to nominate a director candidate?
Requirements for the notice are as follows:
•A proposal submitted by a shareholder must include a description of the business desired to be brought before the 2023 Annual Meeting, the reasons for conducting the business at the 2023 Annual Meeting, and any material interest the shareholder has in the business.
•A nomination for election to the Board must include information regarding the nominee (name, address, occupation, number of shares held, and a representation by both shareholder and nominee that there are no undisclosed voting arrangements).
•The notice must include:
◦the shareholder’s name and address, a description of the shares held, and a description of any arrangement or agreement with other shareholders or the director nominee with respect to the nomination;
◦a representation that the shareholder will attend the 2023 Annual Meeting, in person or by proxy, and will submit the proposal or make the nomination;
◦a description of any hedging arrangements for Company stock into which the shareholder has entered; and
◦a statement whether the shareholder intends to solicit, or participate in the solicitation of, proxies for the proposal or nomination.
This is a general description of the notice required to submit a proposal or nomination for consideration at the 2023 Annual Meeting. The Company’s By-Laws contain a complete description of the notice requirements for shareholder proposals. Copies of the Company’s By-Laws may be obtained from the Company’s website at www.glatfelter.com/investors/corporate-governance or at no charge from the Company’s Secretary. The proposal and notice must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.
In addition, to complying with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2023.
How may a shareholder communicate with the Company’s Board or the independent directors of the Company?
Interested parties may address written correspondence to the Board or any individual director (whether Management or independent), c/o Company Secretary, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The Company’s Board has approved a process whereby the Secretary of the Company will receive, review, and, as appropriate, forward any communications addressed to the Board or a director to the chair of the Board committee responsible for the matter addressed in the communication. All communications regarding accounting, internal controls, or auditing matters will be forwarded to the chair of the Audit Committee. Alternatively, the Board has established a method for interested parties to communicate directly with the entire Board or any independent director by calling the Company’s toll-free Integrity Helpline at 1-800-346-1676.

2022 PROXY STATEMENT ›	89

Additional Information
Annual Report on Form 10-K
Copies of the Company’s 2021 Annual Report, as filed with the SEC, are being mailed to shareholders with this proxy statement. A shareholder may obtain a copy of the 2021 Annual Report, this proxy statement, and form of proxy, relating to the Annual Meeting and future meetings of shareholders, without charge by writing to: Investor Relations, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The 2021 Annual Report and proxy statement can also be obtained through our website, www.glatfelter.com/investors.
Other Business
As of the date of this proxy statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies for such matter in accordance with their best judgment.
“Householding”
The Company is permitted by SEC regulations to deliver a single Annual Report or proxy statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. This is known as “householding” and is intended to save the cost of delivering multiple duplicate copies of the proxy materials to the same address. The Company will continue to include a separate proxy card for each registered shareholder account.
The Company will deliver promptly, upon written or oral request, a separate copy of the 2021 Annual Report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209, or call us at (717) 225-2719, if the shareholder (1) wishes to receive a separate copy of the 2021 Annual Report or proxy statement for the Annual Meeting; (2) wishes to receive separate copies of Annual Reports or proxy statements for future annual meetings of shareholders; or (3) is sharing an address and wishes to request delivery of a single copy of Annual Reports or proxy statements if the shareholder is now receiving multiple copies of Annual Reports or proxy statements.

2022 PROXY STATEMENT ›	90

Appendix A - Glatfelter Corporation 2022 Long-Term Incentive Plan

GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
1.PURPOSE. This 2022 Long-Term Incentive Plan (the “Plan”) has been established by Glatfelter Corporation (the “Company”) to reward Eligible Individuals by means of appropriate incentives for achieving long-range Company goals; provide incentive compensation opportunities that are competitive with those of other similar companies; further match Eligible Individuals’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock, and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term shareholder return; and facilitate recruitment and retention of outstanding personnel eligible to participate in the Plan. The Plan is the successor to the Company’s Amended and Restated Long-Term Incentive Plan, which was originally effective as of April 27, 2005 and was most recently amended and restated as of May 4, 2017 (the “Prior Plan”). No awards will be granted under the Prior Plan after the Effective Date.
The Plan shall be effective as of May 5, 2022 (the “Effective Date”), subject to approval by the Company’s shareholders at the Company’s 2022 annual meeting of shareholders on such date. Outstanding awards granted under the Prior Plan shall remain outstanding in accordance with the terms set forth in the Prior Plan and applicable grant agreement.

2.DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
“Affiliate” means: (i) any Subsidiary of the Company; (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.
“Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
“Award” means any Option, SAR, award of Restricted Stock or Restricted Stock Units, Stock Award, Other Stock-Based Award or Performance Award granted under the Plan.
“Board” or “Board of Directors” means the Board of Directors of the Company, as it may be constituted from time to time.
“Change in Control” means:
i.The acquisition, directly or indirectly, other than from the Company, by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding, for this purpose, the Company, its Subsidiaries, and any employee benefit plan of the Company or its Subsidiaries) (a “Third Party”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or
ii.Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease in any 12-month period for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Plan, an Incumbent Director, but excluding for this purpose, any such person whose initial election as a member of the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Third Party other than the Board; or

2022 PROXY STATEMENT ›	91

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
iii.Consummation of (a) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the surviving entity) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or (b) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.
The Committee may provide for a more restrictive definition of Change in Control in an Agreement as required to comply with Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.
“Committee” means the Compensation Committee of the Board, or any successor committee thereto, or the Board or such other committee of the Board as is appointed or designated by the Board to administer the Plan, as described in Section 3.
“Disability” means (i) if the Participant is insured under a long-term disability insurance policy or plan sponsored by the Company or an Affiliate, the Participant is totally disabled under the terms of that policy or plan; or (ii) if no such policy or plan exists, the Participant will be considered to be totally disabled as determined by the Committee; provided in each case that the Participant is disabled within the meaning of Section 409A(a)(2)(C) of the Code.
“Eligible Individual” means any full-time or part-time employee, officer, non-employee director or consultant of the Company or an Affiliate. In no event shall any person whom the Company determines, in its sole discretion, is not a common law employee be considered an “employee” for purposes of the Plan, whether or not any such person is later determined to have been a common law employee of the Company and without regard to classification by the Internal Revenue Service of such person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date and unless otherwise determined by the Committee, the value of the Shares determined as follows:
(i) If the Shares are listed on any established stock exchange, system or market, its Fair Market Value shall be the closing sale price for the Shares during regular trading hours as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and
(ii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. Section 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
“Incentive Stock Option” means an option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.
“Non-Qualified Stock Option” means an option granted under Section 6 that is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
“Other Stock-Based Award” means any right granted under Section 8.
“Participant” means any Eligible Individual to whom an Award has been made.
“Performance Award” means an Award to a Participant under Section 9, which Award may be denominated in cash or Shares.
“Performance Goals” means performance goals established by the Committee based on one or more of the following criteria, or derivations of such criteria, or such other criteria as may be determined by the Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on

2022 PROXY STATEMENT ›	92

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), human capital, environmental, social and governance issues, diversity, equity and inclusion issues, credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions, or divestitures. The Performance Goals may be applied to either the Company as a whole or to a business unit or Subsidiary entity thereof, either individually, alternatively or in any combination, and may be measured over a period of time, including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.
“Person” means any individual, corporation, joint venture, association, partnership, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Plan” means this 2022 Long-Term Incentive Plan, as set forth herein and as amended from time to time.
“Reporting Person” means any Eligible Individual subject to Section 16 of the Exchange Act.
“Restricted Stock” means a grant of Shares pursuant to Section 7.
“Restricted Stock Unit” or “RSU” means a contractual right underlying an Award granted under Section 7 that is denominated in a unit, which unit represents a right to receive a Share (or the value of a Share) upon the terms and conditions set forth in the Plan and the applicable Agreement.
“SAR” means a stock appreciation right, which is the right to receive a payment in cash or Shares equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of grant to the date of exercise, and which may be awarded to Eligible Individuals under Section 6.
“Separation from Service” means (i) with respect to an Eligible Individual who is an employee of the Company or an Affiliate, the termination of the Eligible Individual’s employment with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(1), (ii) with respect to an Eligible Individual who is a consultant of the Company or an Affiliate, the expiration of the Eligible Individual’s contract or contracts under which services are performed that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(2), or (iii) with respect to an Eligible Individual who is a non-employee Director of the Company or an Affiliate, the date on which such non-employee Director ceases to be a member of the Board (or other applicable board of directors) for any reason.
“Share” means a share of Stock.
“Stock” means the common stock of the Company.
“Stock Award” means an award of Shares pursuant to Section 8.
“Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the board of directors, or other governing group having functions similar to a board of directors, as determined by the Committee. In the case of Incentive Stock Options, Subsidiary means any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a Person acquired by the Company or with which the Company combines.
“Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the

2022 PROXY STATEMENT ›	93

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award after the Participant’s death.

3.ADMINISTRATION. The authority to control and manage the operation and administration of the Plan is vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan are subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board.
a.The Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Stock is at the time primarily traded. Awards to non-employee directors shall be administered and interpreted by the Committee consistent with a Board-approved compensation program.
b.The Committee has the exclusive power to make Awards, to determine when and to which Eligible Individuals Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, Performance Goals, restrictions, and other provisions of such Awards and, subject to the terms of the Plan and applicable law, to cancel, suspend or amend existing Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.
c.The Committee has the authority to waive any restriction, and accelerate vesting and exercisability, as applicable, of any Award, as the Committee determines in its discretion.
d.The Committee has the power to approve forms of Agreement for use under the Plan.
e.The Committee has the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
f.The Committee may, subject to Section 13(b), determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.
g.The Committee has the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), to amend the terms and provisions of any such Agreement (not inconsistent with the Plan) and to make all other determinations necessary or advisable for the administration of the Plan.
h.The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems desirable. The determinations of the Committee in the administration of the Plan, as described herein will be final, binding and conclusive on all interested parties.
i.All decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under an Award, and Participants shall be considered to have agreed to such terms by their acceptance of Awards.
j.The Committee will maintain and keep adequate records concerning the Plan and concerning its proceedings and act in such form and detail as the Committee may decide.
k.Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, the Committee shall not delegate any such authority with respect to any Awards made to a Reporting Person. The Committee may revoke any such allocation or delegation at any time.
l.The Company and any Affiliate will, to the fullest extent permitted by law, furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Eligible Individual’s employment, or other provision of services, termination of

2022 PROXY STATEMENT ›	94

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
employment, or cessation of the provision of services, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
m.To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
n.Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted or construed.)

4.SHARES AVAILABLE FOR AWARDS; AWARD LIMITS.
a.Subject to adjustment as provided in Sections 4(d) and 4(e) below, the maximum total number of Shares that may be delivered under the Plan with respect to Awards granted on or after the Effective Date, is 1,400,000 Shares. In addition, any Shares that remained available for awards under the Prior Plan as of the Effective Date and any Shares subject to outstanding awards granted under the Prior Plan that are payable in Shares and that terminate, expire, or are canceled, forfeited, surrendered without having been exercised, vested, or settled in full or are paid in cash, as applicable, on or after the Effective Date, subject to adjustment as provided in Sections 4(d) and 4(e) below (the “Prior Plan Shares”), may be issued with respect to Awards under this Plan. The aggregate number of Shares reserved for issuance under this Plan as of the Effective Date, including the Prior Plan Shares, is referred to as the “2022 Plan Reserve.” Shares shall be issued under the Plan with respect to dividend equivalents that are credited on or after the Effective Date on outstanding awards granted under the Prior Plan shall count against the 2022 Plan Reserve. Within the 2022 Plan Reserve, the maximum number of Shares that may be issued under the Plan with respect to Incentive Stock Options granted on or after the Effective Date is 1,400,000 Shares, subject to adjustment as described in Section 4(e) below.
b.The maximum grant date value of Shares subject to Awards granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee directors for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
c.Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that are sufficient to satisfy the requirements of the Plan.
d.If and to the extent stock appreciation rights granted under the Prior Plan, or Options or SARs granted under this Plan terminate, expire, or are canceled, forfeited, surrendered without having been exercised or are settled in cash, and if and to the extent that any award of restricted stock units or performance awards granted under the Prior Plan and payable in Shares, or Restricted Stock, Restricted Stock Units, Stock Awards, Other Stock-Based Awards or Performance Shares granted under this Plan are forfeited or terminated, otherwise are not paid in full or are paid in cash, the Shares underlying such awards under the Prior Plan or such Awards under this Plan shall again be available for purposes of the Plan. Shares surrendered in payment of the exercise price of an Option granted under this Plan shall not be available for re-issuance under the Plan. Shares withheld or surrendered for payment of taxes with respect to any award under the Prior Plan or Award under this Plan shall not be available for re-issuance under this Plan. If SARs are exercised and settled in Shares, the full number of Shares subject to the SARs shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the SARs. To the extent that awards granted under the Prior Plan or Awards granted under this Plan are paid in cash, and not in Shares, the Shares subject thereto shall not count against the 2022 Plan Reserve. For the avoidance of doubt, if Shares are repurchased by the Company on the open market with the proceeds

2022 PROXY STATEMENT ›	95

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.
e.In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined for applicable financial accounting purposes, or otherwise affects the Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (i) the number and type of shares of Stock (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, including whether to make provision for a cash payment to the holder of an outstanding Award for any fractional Shares; (iii) the grant, purchase, or exercise price with respect to any Award; and (iv) other value determinations and terms applicable to outstanding Awards, including Performance Goals, consistent with the terms of the Plan. Any adjustments to outstanding Awards shall be consistent with Section 409A or Section 424 of the Code, to the extent applicable. The Committee’s adjustment shall be effective and binding for all purposes of this Plan.
f.In connection with the acquisition of any business by the Company or its Affiliates, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Substitute Awards under the Plan upon such terms and conditions as the Committee deems appropriate, which may include terms different from those described herein. Such Substitute Awards shall not reduce the 2022 Plan Reserve, consistent with applicable stock exchange requirements.

5.ELIGIBILITY. All Eligible Individuals are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

6.OPTIONS AND SARS. The Committee is hereby authorized to grant Options and SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee determines and sets forth in the Agreement:
a.The exercise price per Share under an Option or SAR will be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or SAR.
b.The term of an Option or SAR shall not exceed ten years from the date of grant. The term of each Option and SAR will be fixed by the Committee and the effect thereon, if any, of the Separation from Service of the Participant will be determined by the Committee and set forth in the applicable Agreement. The Agreement will contain the terms of the Award, including, but not limited to: (i) the number of Shares that may be issued upon exercise of an Option or number of SARs subject to an Award; (ii) the exercise price of each Option or SAR; (iii) the term of the Option or SAR; (iv) such terms and conditions on the vesting and/or exercisability of an Option or SAR as may be determined by the Committee, including whether the Option or SAR will vest based upon the attainment of certain Performance Goals; (v) any restrictions on transfer of the Option or SAR and forfeiture provisions; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee. In no event shall dividend rights or dividend equivalents accrue or be paid with respect to Shares subject to Options or SARs.
c.Subject to the terms of the Plan and the related Agreement, any Option or SAR may be exercised at any time during the period commencing with either the date that Option or SAR is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option or SAR. Unless the Committee determines otherwise, if a vested Option or SAR would terminate at a time when trading in Stock is prohibited by law or by the Company’s insider trading policy, the vested Option or SAR may be exercised until the 30th day after expiration of such prohibition (but not beyond the end of the term of the Option or SAR). A Participant may exercise the Participant’s Option or

2022 PROXY STATEMENT ›	96

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
SAR for all or part of the number of Shares or rights which the Participant is eligible to exercise under terms of the Option or SAR. The Participant may pay the exercise price for an Option in any of the following methods, as permitted by the Committee with respect to the Option: (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iii) by “net exercise,” which is the surrender of Shares for which the Option is exercisable to the Company in exchange for a distribution of Shares equal to the amount by which the then Fair Market Value of the Shares subject to the exercised Option exceeds the applicable exercise price of the Option, or (iv) by such other method as the Committee may approve.
d.The Agreement documenting an Option or SAR Award shall set forth the terms under which an Option or SAR Award may be exercised at or after Separation from Service.
e.The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. No Incentive Stock Option shall be granted to any Eligible Individual who is not an employee of the Company or a Subsidiary. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the date of grant) with respect to such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

7.RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Eligible Individuals.
a.The Awards granted under this Section 7 are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Such Awards will be evidenced by an Agreement containing the terms of the Awards, including, but not limited to: (i) the number of Shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the Shares of Restricted Stock or Restricted Stock Units and the means of payment for the Shares of Restricted Stock or Restricted Stock Units; (iii) the Performance Goals, if any, and level of achievement in relation to the Performance Goals that shall determine the number of Shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee. Notwithstanding anything the contrary herein, any dividend rights or dividend equivalents granted with respect to Shares of Restricted Stock or Restricted Stock Units shall vest and be paid only if and to the extent the underlying Shares of Restricted Stock or Restricted Stock Units vest and are paid.
b.The Agreement documenting a Restricted Stock Award or Restricted Stock Unit Award shall set forth the terms under which Restricted Stock or Restricted Stock Units may vest or become payable at or after Separation from Service.
c.Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate will be registered in the name of the Participant and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.
d.Distributions of Stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A of the Code, including as set forth in Section 14(g) below, or an exception thereto.

2022 PROXY STATEMENT ›	97

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
8.STOCK AWARDS AND OTHER STOCK-BASED AWARDS.
a.Stock Awards. The Committee is hereby authorized to grant Stock Awards to Eligible Individuals. Stock Awards may be issued by the Committee in addition to, or in tandem with, other Awards granted under this Plan, and may be issued in lieu of any cash compensation or fees for services to the Company as the Committee, in its discretion, determines or authorizes. Stock Awards shall be evidenced by an Agreement or in such other manner as the Committee may deem necessary or appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Stock Award, such certificate will be registered in the name of the Participant. Dividends with respect to fully vested Stock Awards shall be paid currently, but dividends with respect to unvested Stock Awards shall vest and be paid only if and to the extent the underlying Stock Awards vest and are paid.
b.Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends or dividend equivalents, as described in Section 10 below) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee will determine the terms and conditions of such Awards and set forth such terms and conditions in an Agreement related to such Award, including whether the Other Stock-Based Awards will vest based upon the attainment of certain Performance Goals. Shares or other securities delivered pursuant to a purchase right granted under this Section 8(b) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee determines, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Notwithstanding anything to the contrary herein, any dividend rights or dividend equivalents granted with respect to Other Stock-Based Awards shall vest and be paid only if and to the extent the underlying Other Stock-Based Awards vest and are paid.

9.PERFORMANCE AWARDS.
a.The Committee is hereby authorized to grant Performance Awards to Eligible Individuals. Performance Awards may be Restricted Stock, Restricted Stock Units, Stock Awards, Other Stock-Based Awards, or awards denominated in cash (including dividend equivalents). Unless otherwise determined by the Committee, such Awards will be evidenced by an Agreement containing the terms of such Awards, including, but not limited to, the Performance Goals and such terms and conditions as may be determined from time to time by the Committee, in each case, not inconsistent with this Plan.
b.The Committee may determine that certain adjustments apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any events that occur during a performance period, including: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year.
c.In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to the Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.
d.Notwithstanding the foregoing, the Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified Performance Goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of

2022 PROXY STATEMENT ›	98

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
this Plan to the contrary, including but not limited to Section 13(b), the Committee, in its sole discretion, may retain the discretion to reduce or increase the amount of any Performance Award if it concludes that such reduction or increase is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant.
e.Performance Awards shall be transferred or paid to the Participant as determined by the Committee in the applicable Agreement, consistent with the requirements of Section 409A of the Code.
10.DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Awards (other than Options or SARs) under such terms and conditions as the Committee deems appropriate. Notwithstanding anything to the contrary herein, dividend equivalents with respect to Awards shall vest and be paid only if and to the extent the underlying Awards vest and are paid. Dividend equivalents may be deferred, consistent with Section 409A of the Code, as determined by the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to Restricted Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Agreement, deferred dividend equivalents will not accrue interest. Dividend equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee in the Agreement.

11.DURATION. No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date. The expiration of the Plan shall not impair the power and authority of the Committee with respect to outstanding Awards, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

12.CONSEQUENCES OF A CHANGE IN CONTROL.
a.Unless otherwise set forth in an Agreement, if a Change in Control occurs and Participants’ Awards remain outstanding after the Change in Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Participant incurs an involuntary Separation from Service by the Company or its Affiliates or successors other than for cause (as defined in the Agreement) during a period specified by the Committee, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) any restrictions and conditions on outstanding Stock Awards and Restricted Stock shall immediately lapse, and (iii) Awards of Restricted Stock Units, Other Stock-Based Awards, or Performance Awards shall become payable. In that event, Awards that are based on Performance Goals shall vest and be payable as determined by the Committee in the Agreement.
b.Unless otherwise set forth in an Agreement, if a Change in Control occurs and Participants’ Awards do not remain outstanding after the Change in Control (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), (i) all outstanding Options and SARs shall immediately vest and become exercisable, (ii) any restrictions on Stock Awards and Restricted Stock shall immediately lapse, and (iii) Restricted Stock Units, Other Stock-Based Awards, or Performance Awards shall become payable as of the date of the Change in Control. In that event, Awards that are based on Performance Goals shall vest and be payable as determined by the Committee in the Agreement.
c.Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change in Control on Awards as the Committee deems appropriate. In addition to other actions, in the event of a Change in Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Awards shall be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation); (ii) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding Stock Awards and Restricted Stock shall immediately lapse; (iii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Awards of Restricted Stock Units, Other Stock-Based

2022 PROXY STATEMENT ›	99

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
Awards, or Performance Awards in such amount and form as may be determined by the Committee; (iv) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and SARs exceeds the exercise price, and (v) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per share exercise price, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

13.AMENDMENT, MODIFICATION AND TERMINATION.
a.Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) shareholder approval if such approval is necessary to comply with any tax, legal or regulatory (including, for this purpose, the rules of any national securities exchange(s) on which the Stock is then listed) requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary: (i) to conform the provisions of the Plan with Section 409A of the Code regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
b.The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, subject to Section 13(f) below; provided, however, that no such action shall impair any material rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan. The Committee may, in its discretion, vest part or all of a Participant’s Award that would otherwise be forfeited, consistent with the requirements of Section 409A of the Code.
c.With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law.
d.The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
e.In addition to the other provisions of Section 12 and this Section 13, in connection with an event described in Section 4(e) or such other events as determined by the Committee and set forth in an Agreement, and subject to Section 13(f) below, the Committee may, in its discretion: (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price, if any, that would have been

2022 PROXY STATEMENT ›	100

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
payable therefore; or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion. Such payment shall be transferred or paid to the Participant as determined by the Committee, consistent with the requirements of Section 409A of the Code.
f.Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the Company may not, without shareholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash, other Awards or other securities.

14.MISCELLANEOUS.
a.Nothing in the Plan or in any Agreement confers upon any Eligible Individual who is a Participant the right to continue in the service or employment of the Company or any Affiliate or affects any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.
b.The Company has the right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to the Award. The Company may require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, provide for withholding of such Taxes through a reduction of the number of Shares delivered to such Participant, or allow the Participant to elect to cover all or any part of such withholding for Taxes, through a reduction of the number of Shares delivered to the Participant or a subsequent return to the Company of Shares held by the Participant, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
c.Awards received by a Participant under this Plan are not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and such arrangements may be generally applicable or applicable only in specific cases.
d.Except as the Committee may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; and provided, further, however, that in no event shall the Committee authorize any assignment, alienation, sale, or other transfer under this paragraph that would provide a Participant or beneficiary with the opportunity to receive consideration from a third party; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case maybe, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

2022 PROXY STATEMENT ›	101

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN
e.This Plan is unfunded and the Company is not required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
f.Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(j) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.
g.This Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, unless the Agreement specifically provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award granted under this Plan that is subject to Section 409A of the Code and that is to be distributed to a “specified employee” (as defined below) upon Separation from Service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s Separation from Service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of specified employees, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the specified employee requirements of Section 409A of the Code.
h.No certificate for Shares distributable pursuant to this Plan will be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of Section 409A of the Code, applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the national securities exchange(s) on which the Stock may, at such time, be listed.
i.All Awards made under this Plan shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of Shares, and other policies that may be implemented by the Board from time to time.
j.In the event that any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
k.No fractional Shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
l.To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of law provisions.

2022 PROXY STATEMENT ›	102

APPENDIX A - GLATFELTER CORPORATION 2022 LONG-TERM INCENTIVE PLAN

Pursuant to authority granted to Eileen L. Beck, Vice President, Global Human Resources & Administration, in resolutions of the Board of Directors dated March 15, 2022, the foregoing 2022 Long-Term Incentive Plan is adopted by the Board on the 15th day of March, 2022, to be effective as of the date this 2022 Long-Term Incentive Plan is approved by the Company’s shareholders, which is expected to occur on May 5, 2022.

GLATFELTER CORPORATION

By: /s/ Eileen L. Beck
Vice President, Global Human Resources & Administration

2022 PROXY STATEMENT ›	103

GLATFELTER

GLATFELTER CORPORATION
HOLLY BRODESSER
4350 CONGRESS STREET, SUITE 600
CHARLOTTE, NC 28209

SCAN TO
VIEW MATERIALS & VOTE

Your vote matters - here's how to vote!

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71858-P68478 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLATFELTER CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 5 and ONE YEAR for Proposal 4.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bruce Brown
02) Kathleen A. Dahlberg
03) Kevin M. Fogarty
04) Marie T. Gallagher
05) Darrel Hackett
06) J. Robert Hall
07) Dante C. Parrini
08) Lee C. Stewart

CUMULATIVE VOTING:

Director Nominees	Number of Votes	Director Nominees	Number of Votes
01 - Bruce Brown	_____ Votes FOR	05 - Darrel Hackett	_____ Votes FOR
02 - Kathleen A. Dahlberg	_____ Votes FOR	06 - J. Robert Hall	_____ Votes FOR
03 - Kevin M. Fogarty	_____ Votes FOR	07 - Dante C. Parrini	_____ Votes FOR
04 - Marie T. Gallagher	_____ Votes FOR	08 - Lee C. Stewart	_____ Votes FOR
		Total Votes Cast	_____

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of holding advisory votes on named executive officer compensation; and	☐	☐	☐	☐

	For	Against	Abstain
5. Proposal to approve the Company's 2022 Long-Term Incentive Plan.	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) above. **Please do not check box unless you want to exercise cumulative voting.** ☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

	Yes	No
Do you plan to attend the 2022 Glatfelter Virtual Annual Shareholder Meeting?	☐	☐

If voting by mail, this section must be completed for your vote to be counted. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Glatfelter Corporation

2022 Annual Shareholder Meeting

www.virtualshareholdermeeting.com/GLT2022

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders to be Held May 5, 2022:
Glatfelter Corporation's Proxy Statement for the 2022 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2021, are available at www.glatfelter.com/investors/financials-and-filings/ and www.proxyvote.com.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

D71859-P68478

Proxy — GLATFELTER CORPORATION

CHARLOTTE, NORTH CAROLINA

The undersigned shareholder of Glatfelter Corporation hereby appoints Marie T. Gallagher and Darrel Hackett and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/GLT2022 on Thursday, May 5, 2022, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion, to the extent permitted by applicable law, rule or regulation, upon such other business as may come before the meeting and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

When properly executed, this proxy will be voted as directed herein. It is agreed that, if no direction is given or directed on the other side of this proxy card, said attorneys and proxies are appointed WITH authority to vote FOR the re-election of each of the directors listed and FOR Proposals 2, 3 and 5 and ONE YEAR for Proposal 4.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

(Continued and to be signed on reverse side)